Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (this “Amendment”) dated as of October 8, 2021 is made by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto as New Vehicle Borrowers (each a “New Vehicle Borrower” and collectively with the Used Vehicle Borrowers (defined below), the “Vehicle Borrowers”), certain Subsidiaries of the Company party hereto as Used Vehicle Borrowers (each a “Used Vehicle Borrower”, and collectively with the Company, the “Used Vehicle Borrowers”), the Guarantors party hereto, the Lenders party hereto and the New Lenders (collectively, the “Consenting Lenders”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer and each of the other Loan Parties signatory hereto.

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiaries of the Company, the Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer and the lenders parties thereto from time to time (collectively, the “Lenders” and individually, a “Lender”) have entered into that certain Fifth Amended, Restated and Consolidated Credit Agreement dated as of April 14, 2021 (as from time to time amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Company a revolving credit facility (including a letter of credit subfacility and a swing line subfacility) and to the Company and certain Subsidiaries of the Company a new vehicle floorplan revolving credit facility (including a swing line subfacility) and a used vehicle floorplan revolving credit facility (including a swing line subfacility).

WHEREAS, the Company and the Borrowers have advised the Administrative Agent and the Lenders of their desire (a) to consummate the acquisition by the Company or one or more of its Subsidiaries to acquire 100% of all the stock of RFJ Auto Partners, Inc., as contemplated by that certain Agreement and Plan of Merger, dated as of September 17, 2021 (the “RFJ Acquisition Agreement” and, together with the documents, agreements, certificates and instruments executed in connection therewith, collectively, the “RFJ Acquisition Documents” and such acquisition, the “RFJ Acquisition”), by and among RFJMS, Inc., a Delaware corporation, RFJ Auto Partners, Inc., a Delaware corporation and The Resolute Fund III, L.P., as Company Equityholder Representative (collectively, the “RFJ Sellers”) and the Company, (b) for the Company or any of its Subsidiaries to incur certain Indebtedness, which may include Indebtedness incurred under (i) the Credit Agreement, as amended hereby or (ii) any senior or senior subordinated notes or other securities issued in a Rule 144A/Regulation S offering (the “Securities”) (such Indebtedness, the “RFJ Acquisition Indebtedness” and the documents, agreements, certificates and instruments executed in connection therewith, collectively, the “RFJ Acquisition Indebtedness Documents”), the proceeds of which will be used to consummate the transactions contemplated by the RFJ Acquisition Documents.

WHEREAS, the Company and the Borrowers have requested (a) an increase in each of the Facilities, so that after giving effect to such increase, (i) the Aggregate Revolving Commitments will be $350,000,000.00, (ii) the Aggregate New Vehicle Floorplan Commitments will be of $1,030,000,000, and (iii) the Aggregate Used Vehicle Floorplan Commitments will be $1,570,000,000 (the increases described in clause (a) hereof are collectively referred to herein as the “Increase”), (b) that the concentration limit on the Used Vehicle Floorplan Facility be removed, and (c) certain other amendments to the Credit Agreement, as more specifically set forth herein.

WHEREAS, the Consenting Lenders are willing to provide the Increase and the Administrative Agent and the Consenting Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

WHEREAS, by this Amendment, the Administrative Agent, the Consenting Lenders, the Company and the Borrowers desire and intend to evidence the amendments set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Amendments to Credit Agreement.

(a) Amendments to Credit Agreement Effective on Amendment No. 1 Effective Date. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended so that, as amended, it shall read as set forth in, and shall have the terms, covenants, conditions and other provisions in the form of Credit Agreement set forth as Exhibit A to this Amendment (the “Consolidated Form Credit Agreement”). The parties hereto acknowledge and agree that each amendment to the Credit Agreement reflected in the Consolidated Form Credit Agreement is and shall be effective as if individually specified in this Amendment (the parties further acknowledging that amending the Credit Agreement by reference to the Consolidated Form Credit Agreement provides a convenience to the parties to permit the amended terms to be read in the context of the full Credit Agreement), and that this Amendment is not a novation of the Credit Agreement or of any credit facility provided thereunder or in respect thereof. The signature pages contained may be left off of the Consolidated Form Credit Agreement. Notwithstanding that the cover page of the Consolidated Form Credit Agreement is dated “as of April 14, 2021”, the changes to the Credit Agreement effected by this Amendment shall be effective as of the satisfaction or waiver to the conditions to effectiveness set forth in Section 2 of this Amendment.

(b) Amendments to Credit Agreement Effective on Commitment Increase Effective Date. The Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments and Aggregate Used Vehicle Floorplan Commitments as in effect on the date hereof are set forth on Exhibit B-1. Simultaneously with the Commitment Increase Effective Date, the parties hereby agree that (a) the Aggregate Revolving Commitments will be increased to an amount of $350,000,000.00, (ii) the Aggregate New Vehicle Floorplan Commitments will be increased to an amount of $1,030,000,000, and (iii) the Aggregate Used Vehicle Floorplan Commitments will be increased to an amount of $1,570,000,000, and (b) in order to effect such increase, Schedule 2.01 to the Credit Agreement shall be deleted and replaced in its entirety by the corresponding Schedule 2.01 attached as Exhibit B-2 hereto.

(c) Joinder of the New Lenders; Assignments and Allocations.

(i) By its execution of this Amendment, each of the Persons identified on the signature pages hereto as a New Lender (each, a “New Lender”) hereby confirms and agrees that, as of the Commitment Increase Effective Date, it shall be and become a party to the Credit Agreement as a Lender (including as a Revolving Lender, New Vehicle Floorplan Lender and Used Vehicle Floorplan Lender) and shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with the Commitment equal to the amounts set forth on Schedule 2.01 attached hereto (and as from time to time adjusted in accordance with the terms of the Credit Agreement). Each New Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to be become a

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Lender under the Credit Agreement, (ii) it meets all requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement, (iii) from and after the Commitment Increase Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the assets of the type present by its Commitment, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Commitment and either it, or the Person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the schedules and exhibits thereto together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment (and to incur the rights and obligations as a Lender under the Credit Agreement), (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment; and (vi) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement or any other document entered into in connection with the Loans thereunder, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and such other documents are required to be performed by it as a Lender. On and after the Commitment Increase Effective Date, all references to “Lenders” in the Credit Agreement shall be deemed to include the New Lenders.

(ii) Simultaneously with the Commitment Increase Effective Date, the parties hereby agree that (A) the Revolving Commitment of each of the Revolving Lenders under the Credit Agreement shall be as set forth in Schedule 2.01 (as amended hereby), the outstanding amount of the Revolving Loans (as defined in and under the Credit Agreement, without giving effect to any Revolving Borrowings of Revolving Loans under the Credit Agreement on the Commitment Increase Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Revolving Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Revolving Lenders and from each Revolving Lender to each other Revolving Lender (including to Revolving Lenders who increase their Revolving Commitments in connection with this Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Credit Agreement) under the Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (B) the New Vehicle Floorplan Commitment of each of the New Vehicle Floorplan Lenders under the Credit Agreement shall be as set forth in Schedule 2.01 (as amended hereby), the outstanding amount of the New Vehicle Floorplan Loans (as defined in and under the Credit Agreement, without giving effect to any New Vehicle Floorplan Borrowings of New Vehicle Floorplan Loans under the Credit Agreement on the Commitment Increase Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such New Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the New Vehicle Floorplan Lenders and from each New Vehicle Floorplan Lender to each other New Vehicle Floorplan Lender (including to New Vehicle Floorplan Lenders who increase their New Vehicle Floorplan Commitments in connection with this Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Credit Agreement) under the Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), and (C) the Used Vehicle

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Floorplan Commitment of each of the Used Vehicle Floorplan Lenders under the Credit Agreement shall be as set forth in Schedule 2.01 (as amended hereby), the outstanding amount of the Used Vehicle Floorplan Loans (as defined in and under the Credit Agreement, without giving effect to any Used Vehicle Floorplan Borrowings of Used Vehicle Floorplan Loans under the Credit Agreement on the Commitment Increase Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Used Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Used Vehicle Floorplan Lenders and from each Used Vehicle Floorplan Lender to each other Used Vehicle Floorplan Lender (including to Used Vehicle Floorplan Lenders who increase their Used Vehicle Floorplan Commitments in connection with this Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Credit Agreement) under the Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived).

(iii) On the Commitment Increase Effective Date, the applicable Lenders shall make full cash settlement with one another, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of the Outstanding Amount of all Loans.

(iv) The increase in Commitments pursuant to this Amendment is not an exercise of Section 2.23 of the Credit Agreement. However, nothing contained herein shall modify or alter such requirement of Section 2.23 of the Credit Agreement in the event the Company requests a separate increase in Commitments pursuant to Section 2.23 of the Credit Agreement at any time after the Commitment Increase Effective Date. For the avoidance of doubt, the increase in Commitments pursuant to this Amendment shall not occur unless the Commitment Increase Effective Date has occurred.

(v) In the event of any assignment of a Commitment by a Lender, any increase in Commitments pursuant to Section 2.23 of the Credit Agreement, any reduction in Commitments pursuant to Section 2.15 of the Credit Agreement, any conversion of Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments to Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, as the case may be, pursuant to Section 2.15 of the Credit Agreement between the Amendment No. 1 Effective Date and the Commitment Increase Effective Date, the Company, each other Loan Party and each Consenting Lender agrees that the Administrative Agent shall modify Schedule 2.01 as appropriate to reflect any such assignments, increases, reductions or conversions, as applicable, and the Company, each other Loan Party and each Consenting Lender authorizes the Administrative Agent to so modify Schedule 2.01 and attach Schedule 2.01 (as so modified) to this Amendment.

2. Effectiveness; Conditions Precedent.

(a) This Amendment (other than the amendments contained in Sections 1(b) and 1(c) of this Amendment) shall become effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of the following condition precedent (the date of such satisfaction or waiver, the “Amendment No. 1 Effective Date”):

(i) the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the other Borrowers, Bank of America, as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, each Guarantor, Lenders constituting Required Lenders, and each Lender increasing any of its Commitments pursuant to this Amendment and any New Lender;

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(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and

(iii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender, L/C Issuers or the Lenders reasonably may require.

(b) The amendments contained in Sections 1(b) and 1(c) of this Amendment shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Commitment Increase Effective Date”) (in addition to the condition set forth in Section 2(a) of this Amendment) and so long as each of the conditions described in this Section 2(b) shall have been satisfied or waived prior to the earlier of (i) the termination of the RFJ Acquisition Agreement and (ii) February 1, 2022 (or such later date as agreed to by the Administrative Agent and Consenting Lenders):

(i) The Administrative Agent’s receipt of all documents, and evidence reasonably satisfactory to the Administrative Agent that all other actions have been taken, in each case required by Sections 2.24, 2.25 and 6.14 of the Credit Agreement with respect to any Subsidiary that (x) did not execute the Credit Agreement on the Closing Date as a New Vehicle Borrower and Used Vehicle Borrower and (y) will acquire assets in connection with the RFJ Acquisition (each a “New Restricted Subsidiary”), each in form and substance satisfactory to the Administrative Agent and each of the Lenders

(ii) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, and, as applicable, properly executed by a Responsible Officer of the signing Loan Party, and unless otherwise specified, each dated the Commitment Increase Effective Date (or, in the case of certificates of governmental officials a recent date before the Commitment Increase Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

A. evidence that all insurance required to be maintained with respect to each New Restricted Subsidiary pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured or lender’s loss payee, as the case may be, on all insurance policies maintained with respect to properties of such New Restricted Subsidiary constituting part of the Collateral;

B. (A) a Revolving Note executed by the Company in favor of each Lender requesting a Revolving Note, (B) a New Vehicle Floorplan Note executed by the New Vehicle Borrowers in favor of each Lender requesting a New Vehicle Floorplan Note, and (C) a Used Vehicle Floorplan Note executed by the Used Vehicle Borrowers in favor of each Lender requesting a Used Vehicle Floorplan Note;

C. such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

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D. such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that such Loan Party is validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization or formation, and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

E. a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and, to the extent requested by the Administrative Agent, in its sole discretion, opinions of local counsel to the Loan Parties, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;

F. a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 2(b)(iii) and (b)(iv) have been satisfied;

G. a Pro Forma Compliance Certificate in form and substance satisfactory to the Administrative Agent demonstrating compliance with the financial covenants as of the last day of the fiscal quarter of the Company most recently ended prior to the date of execution of the RFJ Acquisition Agreement for which financial statements have been delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement, giving pro forma effect to the RFJ Acquisition and the RFJ Acquisition Indebtedness (assuming the entire principal amount thereof is fully funded) signed by a Responsible Officer of the Company;

H. a duly completed Pro Forma Revolving Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent dated as of the Commitment Increase Effective Date certifying as to the Revolving Borrowing Base as of the end of the calendar month most recently ended prior to the RFJ Acquisition, giving pro forma effect to the RFJ Acquisition and the RFJ Acquisition Indebtedness (assuming the entire principal amount thereof is fully funded) signed by a Responsible Officer of the Company;

I. pro forma consolidated balance sheets for the Company and each Subsidiary as of the end of the calendar month most recently ended prior to the RFJ Acquisition, and the related consolidated statements of income or operations, all in reasonable detail prepared by management of the Company, giving pro forma effect to the RFJ Acquisition and the RFJ Acquisition Indebtedness (assuming the entire principal amount thereof is fully funded);

J. forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements for the Company and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Administrative Agent for each of the first five fiscal years following the Commitment Increase Effective Date;

K. UCC search results with respect to the RFJ Sellers and New Restricted Subsidiaries showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements reasonably satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens on or prior to the Commitment Increase Effective Date);

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L. with respect to any Eligible Borrowing Base Real Estate that is reflected in the Revolving Borrowing Base Certificate delivered pursuant to clause (H) above, each of the following, in form and substance reasonably acceptable to the Administrative Agent and to the extent not previously delivered: (1) a FIRREA-conforming appraisal, (2) a Phase I (and, if reasonably requested by the Administrative Agent, a Phase II) environmental report for such property, and (3) such other reports or certifications as related to such Eligible Borrowing Base Real Estate as the Administrative Agent may reasonably request;

M. if any New Restricted Subsidiary has a service loaner program with any Manufacturer or financial affiliate of a Manufacturer, a Service Loaner Intercreditor Agreement with respect to such program;

N. if any New Restricted Subsidiary has Permitted Silo Indebtedness, a Silo Lender Intercreditor Agreement with respect to such Indebtedness or an updated exhibit to an existing Silo Intercreditor Agreement, as applicable;

O. evidence that the RFJ Acquisition has been consummated on or prior to the Commitment Increase Effective Date in accordance with the RFJ Acquisition Documents and all applicable requirements of law, without giving effect to any amendments, consents or waivers by the Company that are materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned; and

P. such other assurances, certificates, documents, consents or opinions as the Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender, L/C Issuers or the Lenders reasonably may require.

(iii) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the Commitment Increase Effective Date, both immediately before and after giving effect to the RFJ Acquisition and the RFJ Acquisition Indebtedness, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall be true and correct as of such earlier date.

(iv) No Default or Event of Default shall have occurred and be continuing as of the Commitment Increase Effective Date, both immediately before and after giving effect to the RFJ Acquisition and the RFJ Acquisition Indebtedness.

(v) There has been no event or circumstance since the date of execution of the RFJ Acquisition Agreement that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the RFJ Acquisition Agreement).

(vi) (i) Upon the reasonable request of any Lender made at least ten (10) Business Days prior to the Commitment Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three (3) Business Days prior to the Commitment Increase Effective Date and (ii) at least three (3) Business Days prior to the Commitment Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

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(vii) Any fees required to be paid on or before the Commitment Increase Effective Date shall have been paid.

(viii) The Company shall have paid all accrued fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Commitment Increase Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(ix) The Total Revolving Outstandings shall not exceed the Revolving Advance Limit (such Total Revolving Outstandings and Revolving Advance Limit being calculated on a pro forma basis as if the RFJ Acquisition has occurred and the RFJ Acquisition Indebtedness has been incurred (assuming the entire principal amount thereof was fully funded) on the date of the most recent Revolving Borrowing Base Certificate delivered pursuant to Section 6.02(a)), as evidenced by a Pro Forma Revolving Borrowing Base Certificate received by the Administrative Agent.

3. Consent of the Loan Parties. Each of the Persons party hereto acknowledge and agree that this Amendment is not intended to be a novation or discharge of, and shall not be a novation or discharge of, any obligation of the Loan Parties under any Loan Document. The Company hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Company Guaranty (including without limitation the continuation of the Company’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Company Guaranty against the Company in accordance with its terms. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guaranty (including without limitation the continuation of such Subsidiary Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms. Each Loan Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects each Security Instrument to which such Loan Party is a party (including without limitation the continuation of the perfection and priority of each Lien thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Security Instrument against such Loan Party in accordance with its terms.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, both before and after giving effect to this Amendment, in each case except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) The Persons appearing as Subsidiary Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Subsidiary Guaranty as a guarantor thereunder;

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(c) This Amendment has been duly authorized, executed and delivered by the Company and each of the other Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5. Entire Agreement. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic delivery (including by ..pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be subject to the provisions of Section 10.14 of the Credit Agreement.

8. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

9. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as further amended, modified, supplemented, restated, or amended and restated from time to time.

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11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, each of the other Loan Parties, the Administrative Agent, the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

12. Loan Document. This Amendment shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement, for all purposes.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

SONIC AUTOMOTIVE, INC.

By:	/s/ Heath R. Byrd

Name:	Heath R. Byrd
Title:	Executive Vice President

NEW VEHICLE BORROWERS:

ARNGAR, INC.
AUTOBAHN, INC.
FAA BEVERLY HILLS, INC.
FAA CONCORD H, INC.
FAA LAS VEGAS H, INC.
FAA POWAY H, INC.
FAA SERRAMONTE H, INC.
FAA SERRAMONTE L, INC.
FRANCISCAN MOTORS, INC.
MARCUS DAVID CORPORATION
ONTARIO L, LLC
PHILPOTT MOTORS, LLC
SAI ATLANTA B, LLC
SAI CHAMBLEE V, LLC
SAI CHATTANOOGA N, LLC
SAI DENVER B, INC.
SAI DENVER M, INC.
SAI FAIRFAX B, LLC
SAI FALLSTON VW, LLC
SAI FORT MYERS B, LLC
SAI FORT MYERS M, LLC
SAI FORT MYERS VW, LLC
SAI GLENWOOD SPRINGS A, INC.
SAI GLENWOOD SPRINGS V, INC.
SAI GRAND JUNCTION S, INC.
SAI GRAND JUNCTION VW, INC.
SAI IRONDALE IMPORTS, LLC
SAI IRONDALE L, LLC
SAI LONG BEACH B, INC.
SAI MCKINNEY M, LLC
SAI MOMENTUM CDJR SEALY, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd

Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

NEW VEHICLE BORROWERS, continued:

SAI MOMENTUM ARM, LLC
SAI MONROVIA B, INC.
SAI MONTGOMERY BCH, LLC
SAI MONTGOMERY CH, LLC
SAI NASHVILLE CSH, LLC
SAI NASHVILLE H, LLC
SAI NASHVILLE M, LLC
SAI NASHVILLE MOTORS, LLC
SAI ORLANDO CS, LLC
SAI PENSACOLA A, LLC
SAI PHILPOTT T, LLC
SAI RIVER OAKS P, LLC
SAI ROARING FORK LR, INC.
SAI ROCKVILLE IMPORTS, LLC
SAI S ATLANTA JLR LLC
SAI SYRACUSE C, INC.
SAI WEST HOUSTON B, LLC
SANTA CLARA IMPORTED CARS, INC.
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC
SONIC – DENVER T, INC.
SONIC – LAS VEGAS C WEST, LLC
SONIC – LS CHEVROLET, LLC
SONIC – LUTE RILEY, LLC
SONIC – SHOTTENKIRK, LLC
SONIC – STEVENS CREEK B, INC.
SONIC ADVANTAGE PA, LLC
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, LLC
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
SONIC AUTOMOTIVE OF NASHVILLE, LLC
SONIC AUTOMOTIVE-9103 E. INDEPENDENCE, NC, LLC
SONIC CALABASAS M, INC.
SONIC HOUSTON JLR, LLC
SONIC HOUSTON LR, LLC
SONIC MOMENTUM B, LLC
SONIC MOMENTUM JVP, LLC
SONIC MOMENTUM VWA, LLC
SONIC SANTA MONICA M, INC.
SONIC WALNUT CREEK M, INC.
SONIC–BUENA PARK H, INC.
SONIC–HARBOR CITY H, INC.

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

USED VEHICLE BORROWERS:

SONIC AUTOMOTIVE, INC.
AUTOMOTIVE, INC.
ARNGAR, INC.
AUTOBAHN, INC.
ECHOPARK AL, LLC
ECHOPARK AZ, LLC
ECHOPARK CA, LLC
ECHOPARK FL, LLC
ECHOPARK GA, LLC
ECHOPARK KY, LLC
ECHOPARK LA, LLC
ECHOPARK MD, LLC
ECHOPARK NC, LLC
ECHOPARK NV, LLC
ECHOPARK NY, LLC
ECHOPARK OH, LLC
ECHOPARK SC, LLC
ECHOPARK TN, LLC
ECHOPARK TX, LLC
ECHOPARK UT, LLC
FAA BEVERLY HILLS, INC.
FAA CONCORD H, INC.
FAA CONCORD T, INC.
FAA LAS VEGAS H, INC.
FAA POWAY H, INC.
FAA SERRAMONTE H, INC.
FAA SERRAMONTE L, INC.
FORT MILL FORD, INC.
FRANCISCAN MOTORS, INC.
MARCUS DAVID CORPORATION
ONTARIO L, LLC
PHILPOTT MOTORS, LLC
SAI ATLANTA B, LLC
SAI CHAMBLEE V, LLC
SAI CHATTANOOGA N, LLC
SAI CLEARWATER T, LLC
SAI DENVER B, INC.
SAI DENVER M, INC.
SAI FAIRFAX B, LLC
SAI FALLSTON VW, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

USED VEHICLE BORROWERS, continued:

SAI FORT MYERS B, LLC
SAI FORT MYERS M, LLC
SAI FORT MYERS VW, LLC
SAI GLENWOOD SPRINGS A, INC.
SAI GLENWOOD SPRINGS V, INC.
SAI GRAND JUNCTION S, INC.
SAI GRAND JUNCTION VW, INC.
SAI IRONDALE IMPORTS, LLC
SAI IRONDALE L, LLC
SAI LONG BEACH B, INC.
SAI MCKINNEY M, LLC
SAI MOMENTUM CDJR SEALY, LLC
SAI MOMENTUM ARM, LLC
SAI MONROVIA B, INC.
SAI MONTGOMERY B, LLC
SAI MONTGOMERY BCH, LLC
SAI MONTGOMERY CH, LLC
SAI NASHVILLE CSH, LLC
SAI NASHVILLE H, LLC
SAI NASHVILLE M, LLC
SAI NASHVILLE MOTORS, LLC
SAI ORLANDO CS, LLC
SAI PENSACOLA A, LLC
SAI PHILPOTT T, LLC
SAI RIVER OAKS P, LLC
SAI ROARING FORK LR, INC.
SAI ROCKVILLE IMPORTS, LLC
SAI S. ATLANTA JLR, LLC
SAI SYRACUSE C, INC.
SAI WEST HOUSTON B, LLC
SANTA CLARA IMPORTED CARS, INC.
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC
SONIC – DENVER T, INC.
SONIC – LAS VEGAS C WEST, LLC
SONIC – LS CHEVROLET, LLC
SONIC – LUTE RILEY, LLC
SONIC – RICHARDSON F, LLC
SONIC – SHOTTENKIRK, LLC
SONIC – STEVENS CREEK B, INC.
SONIC ADVANTAGE PA, LLC
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, LLC
SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

USED VEHICLE BORROWERS, continued:

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
SONIC AUTOMOTIVE OF NASHVILLE, LLC
SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC
SONIC CALABASAS M, INC.
SONIC HOUSTON JLR, LLC
SONIC HOUSTON LR, LLC
SONIC MOMENTUM B, LLC
SONIC MOMENTUM JVP, LLC
SONIC MOMENTUM VWA, LLC
SONIC SANTA MONICA M, INC.
SONIC WALNUT CREEK M, INC.
SONIC – BUENA PARK H, INC.
SONIC – HARBOR CITY H, INC.
TOWN AND COUNTRY FORD, INCORPORATED
TT DENVER, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

ECHOPARK PA, LLC
EP TF CALIFORNIA, LLC
EP TF NORTH CAROLINA, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS:

AM REALTY GA, LLC
ANTREV, LLC
ARNGAR, INC.
AUTOBAHN, INC.
CAR CASH OF NORTH CAROLINA, INC.
ECHOPARK AL, LLC
ECHOPARK AUTOMOTIVE, INC.
ECHOPARK AZ, LLC
ECHOPARK CA, LLC
ECHOPARK DRIVER EDUCATION, LLC
ECHOPARK FL, LLC
ECHOPARK GA, LLC
ECHOPARK KY, LLC
ECHOPARK LA, LLC
ECHOPARK MD, LLC
ECHOPARK NC, LLC
ECHOPARK NV, LLC
ECHOPARK NY, LLC
ECHOPARK OH, LLC
ECHOPARK REALTY CA, LLC
ECHOPARK REALTY TX, LLC
ECHOPARK SC, LLC
ECHOPARK TN, LLC
ECHOPARK TX, LLC
ECHOPARK UT, LLC
EP REALTY AZ, LLC
EP REALTY MD, LLC
EP REALTY NC, LLC
EP REALTY SC, LLC
FAA BEVERLY HILLS, INC.
FAA CONCORD H, INC.
FAA CONCORD T, INC.
FAA HOLDING LLC
FAA LAS VEGAS H, INC.
FAA POWAY H, INC.
FAA SAN BRUNO, INC.
FAA SERRAMONTE H, INC.
FAA SERRAMONTE L, INC.
FIRSTAMERICA AUTOMOTIVE, LLC
FORT MILL FORD, INC.
FRANCISCAN MOTORS, INC.

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS, continued:

L DEALERSHIP GROUP, LLC
MARCUS DAVID CORPORATION
ONTARIO L, LLC
PHILPOTT MOTORS, LLC
SAI AL HC1, INC.
SAI AL HC2, INC.
SAI ATLANTA B, LLC
SAI CHAMBLEE V, LLC
SAI CHATTANOOGA N, LLC
SAI CLEARWATER T, LLC
SAI COLUMBUS T, LLC
SAI DENVER B, INC.
SAI DENVER M, INC.
SAI FAIRFAX B, LLC
SAI FALLSTON VW, LLC
SAI FL HC2, INC.
SAI FL HC3, INC.
SAI FL HC4, INC.
SAI FL HC8, INC.
SAI FL HC9, INC.
SAI FORT MYERS B, LLC
SAI FORT MYERS M, LLC
SAI FORT MYERS VW, LLC
SAI GA HC1, LLC
SAI GLENWOOD SPRINGS A, INC.
SAI GLENWOOD SPRINGS V, INC.
SAI GRAND JUNCTION S, INC.
SAI GRAND JUNCTION VW, INC.
SAI IRONDALE IMPORTS, LLC
SAI IRONDALE L, LLC
SAI LONG BEACH B, INC.
SAI MCKINNEY M, LLC
SAI MD HC1, INC.
SAI MOMENTUM ARM, LLC
SAI MOMENTUM CDJR SEALY, LLC
SAI MONROVIA B, INC.
SAI MONTGOMERY B, LLC
SAI MONTGOMERY BCH, LLC
SAI MONTGOMERY CH, LLC
SAI NASHVILLE CSH, LLC
SAI NASHVILLE H, LLC
SAI NASHVILLE M, LLC
SAI NASHVILLE MOTORS, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS, continued:

SAI ORLANDO CS, LLC
SAI PEACHTREE, LLC
SAI PENSACOLA A, LLC
SAI PHILPOTT T, LLC
SAI RIVER OAKS P, LLC
SAI ROARING FORK LR, INC.
SAI ROCKVILLE IMPORTS, LLC
SAI ROCKVILLE L, LLC
SAI S. ATLANTA JLR, LLC
SAI SIC, INC.
SAI STONE MOUNTAIN T, LLC
SAI SYRACUSE C, INC.
SAI TN HC1, LLC
SAI TN HC2, LLC
SAI TN HC3, LLC
SAI VA HC1, INC.
SAI VEHICLE SUBSCRIPTION, INC.
SAI VS GA, LLC
SAI VS TX, LLC
SAI WEST HOUSTON B, LLC
SANTA CLARA IMPORTED CARS, INC.
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC
SONIC – BUENA PARK H, INC.
SONIC – CLEAR LAKE VOLKSWAGEN, LLC
SONIC – DENVER T, INC.
SONIC – FORT WORTH T, LLC
SONIC – HARBOR CITY H, INC.
SONIC – HOUSTON V, LLC
SONIC – JERSEY VILLAGE VOLKSWAGEN, LLC
SONIC – LAS VEGAS C WEST, LLC
SONIC – LS CHEVROLET, LLC
SONIC – LS, LLC
SONIC – LUTE RILEY, LLC
SONIC – RICHARDSON F, LLC
SONIC – SHOTTENKIRK, LLC
SONIC – STEVENS CREEK B, INC.
SONIC ADVANTAGE PA, LLC
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, LLC
SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, LLC
SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS, continued:

SONIC AUTOMOTIVE AVIATION, LLC
SONIC AUTOMOTIVE F&I, LLC
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
SONIC AUTOMOTIVE OF NASHVILLE, LLC
SONIC AUTOMOTIVE OF NEVADA, INC.
SONIC AUTOMOTIVE OF TEXAS, LLC
SONIC AUTOMOTIVE SUPPORT, LLC
SONIC AUTOMOTIVE WEST, LLC
SONIC CALABASAS M, INC.
SONIC DEVELOPMENT, LLC
SONIC DIVISIONAL OPERATIONS, LLC
SONIC FFC 1, INC.
SONIC FFC 2, INC.
SONIC FFC 3, INC.
SONIC HOUSTON JLR, LLC
SONIC HOUSTON LR, LLC
SONIC MOMENTUM B, LLC
SONIC MOMENTUM JVP, LLC
SONIC MOMENTUM VWA, LLC
SONIC OF TEXAS, INC.
SONIC RESOURCES, INC.
SONIC SANTA MONICA M, INC.
SONIC WALNUT CREEK M, INC.
SONIC-INTEGRITY DODGE LV, LLC
SRE ALABAMA 6, LLC
SRE ALABAMA-2, LLC
SRE ALABAMA-5, LLC
SRE CALIFORNIA – 1, LLC
SRE CALIFORNIA – 2, LLC
SRE CALIFORNIA – 3, LLC
SRE CALIFORNIA – 5, LLC
SRE CALIFORNIA – 6, LLC
SRE CALIFORNIA – 7 SCB, LLC
SRE CALIFORNIA – 8 SCH, LLC
SRE CALIFORNIA – 9 BHB, LLC
SRE CALIFORNIA 10 LBB, LLC
SRE CALIFORNIA 11 PH, LLC
SRE COLORADO – 1, LLC
SRE COLORADO – 2, LLC
SRE COLORADO – 3, LLC
SRE COLORADO – 4 RF, LLC
SRE COLORADO – 5 CC, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS, continued:

SRE FLORIDA – 1, LLC
SRE GEORGIA 4, LLC
SRE GEORGIA 5, LLC
SRE GEORGIA 6, LLC
SRE HOLDING, LLC
SRE MARYLAND – 1, LLC
SRE NEVADA-2, LLC
SRE NORTH CAROLINA -3, LLC
SRE NORTH CAROLINA-2, LLC
SRE OHIO 1, LLC
SRE OHIO 2, LLC
SRE OKLAHOMA-2, LLC
SRE SOUTH CAROLINA – 2, LLC
SRE SOUTH CAROLINA – 3, LLC
SRE SOUTH CAROLINA – 4, LLC
SRE TENNESSEE – 1, LLC
SRE TENNESSEE – 2, LLC
SRE TENNESSEE – 3, LLC
SRE TENNESSEE 6, LLC
SRE TENNESSEE 7, LLC
SRE TENNESSEE 8, LLC
SRE TENNESSEE-4, LLC
SRE TENNESSEE-5, LLC
SRE TEXAS – 1, LLC
SRE TEXAS – 2, LLC
SRE TEXAS – 3, LLC
SRE TEXAS – 4, LLC
SRE TEXAS – 5, LLC
SRE TEXAS – 6, LLC
SRE TEXAS – 7, LLC
SRE TEXAS – 8, LLC
SRE TEXAS 10, LLC
SRE TEXAS 11, LLC
SRE TEXAS 12, LLC
SRE TEXAS 13, LLC
SRE TEXAS 14, LLC
SRE TEXAS 15, LLC
SRE TEXAS 16, LLC
SRE TEXAS 17, LLC
SRE TEXAS 9, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

SUBSIDIARY GUARANTORS, continued:

SRE VIRGINIA—1, LLC
SRE VIRGINIA—2, LLC
TOWN AND COUNTRY FORD, INCORPORATED
TT DENVER, LLC
TTRE CO 1, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

ECHOPARK PA, LLC
EP REALTY PA, LLC
EP STRATEGIC HOLDING, LLC
EP TF CALIFORNIA, LLC
EP TF NORTH CAROLINA, LLC

By:	/s/ Heath R. Byrd

Typed Name:	Heath R. Byrd
Typed Title:	Vice President and Treasurer

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Denise Jones

Typed Name:	Denise Jones
Typed Title:	Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as Revolving Swing Line Lender,
New Vehicle Swing Line Lender, Used Vehicle
Swing Line Lender, L/C Issuer and as a Lender

By:	/s/ David T. Smith

Typed Name:	David T. Smith
Typed Title:	Senior Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

BMW FINANCIAL SERVICES NA, LLC, as a Lender

By:	/s/ Alex Calcasola

Typed Name:	Alex Calcasola
Typed Title:	Credit Manager

By:	/s/ Tom Rumfola

Typed Name:	Tom Rumfola
Typed Title:	General Manager, Credit

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Adam Sigman

Typed Name:	Adam Sigman
Typed Title:	Executive Director

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as a Lender

By:	/s/ Richard A. Beagle

Typed Name:	Richard A. Beagle
Typed Title:	Regional Dealer Credit Manager

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/ Dave Boskey

Typed Name:	Dave Boskey
Typed Title:	National Accounts Manager

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ben Pysch

Typed Name:	Ben Pysch
Typed Title:	SVP

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

VW CREDIT, INC., as a Lender

By:	/s/ Robb Nerdin

Typed Name:	Robb Nerdin
Typed Title:	Senior Manager Commercial Credit

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

AMERICAN HONDA FINANCE CORPORATION, as a Lender

By:	/s/ Matthew Weitzer

Typed Name:	Matthew Weitzer
Typed Title:	Manager, Dealer Financial Services

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Katherine Taylor

Typed Name:	Katherine Taylor
Typed Title:	Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey E. Bullard, Sr.

Typed Name:	Jeffrey E. Bullard, Sr.
Typed Title:	Senior Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

CAPITAL ONE, N.A., as a Lender

By:	/s/ David R. Cahouet

Typed Name:	David R. Cahouet
Typed Title:	Senior Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

MASSMUTUAL ASSET FINANCE LLC, as a Lender

By:	/s/ Donald L. Buttler

Typed Name:	Donald L. Buttler
Typed Title:	Senior Vice President

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Edward A. Palek, Jr.

Typed Name:	Edward A. Palek, Jr.
Typed Title:	Vice President, Market Credit Manager II

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

WORLD OMNI FINANCIAL CORP., as a Lender

By:	/s/ William A. McDaniel IV

Typed Name:	William A. McDaniel IV
Typed Title:	VP – Credit Administration

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

TRUIST BANK, as a New Lender

By:	/s/ Tesha Winslow

Typed Name:	Tesha Winslow
Typed Title:	Director

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

FIRST NATIONAL BANK OF PENNSYLVANIA, as a New Lender

By:	/s/ Krutesh Trivedi

Typed Name:	Krutesh Trivedi
Typed Title:	SVP

AMENDMENT NO. 1 TO FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

(Sonic Automotive, Inc.)

Signature Page

EXHIBIT A

CONSOLIDATED FORM CREDIT AGREEMENT

See attached.

EXHIBIT A

Consolidated Form Credit Agreement

EXHIBIT A

TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

“CONSOLIDATED FORM CREDIT AGREEMENT”

Published CUSIP Numbers

DEAL: 83545FAV6

REVOLVER: 83545FAW4

FLOORPLAN: 83545FAX2

FIFTH AMENDED, RESTATED

AND CONSOLIDATED CREDIT AGREEMENT

Dated as of April 14, 2021, as amended by the that certain

Amendment No. 1, dated as of October 8, 2021

among

SONIC AUTOMOTIVE, INC.,

CERTAIN OF THE COMPANY’S SUBSIDIARIES,

as New Vehicle Borrowers,

CERTAIN OF THE COMPANY’S SUBSIDIARIES,

as Used Vehicle Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender,

Used Vehicle Swing Line Lender and an L/C Issuer,

JPMORGAN CHASE BANK, N.A.,

and

PNC BANK, NATIONAL ASSOCIATION

as Syndication Agents,

THE OTHER LENDERS PARTY HERETO

and

BOFA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

i

v

SCHEDULES

Schedule 1.01A	Silo Subsidiaries
Schedule 1.01B	Dual Subsidiaries
Schedule 1.01C	Certain ERISA Information
Schedule 1.01D	Silo Lenders
Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.01B	Swing Line Commitments
Schedule 2.01C	L/C Commitments
Schedule 2.03	Existing Letters of Credit
Schedule 2A.03(a)	Information Regarding Collateral
Schedule 4.01	Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.05	Material Indebtedness and Other Liabilities
Schedule 5.06	Litigation
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.19	Franchise Agreements and Framework Agreements
Schedule 6.13	Location of Collateral
Schedule 7.01	Existing Liens
Schedule 7.03	Existing Indebtedness
Schedule 7.25	Post-Closing Deliveries
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices; Tax Identification Number

EXHIBITS	Form of:

Exhibit A-1	Revolving Committed Loan Notice
Exhibit A-2	New Vehicle Floorplan Committed Loan Notice
Exhibit A-3	Used Vehicle Floorplan Committed Loan Notice
Exhibit B-1	Revolving Swing Line Loan Notice
Exhibit B-2	New Vehicle Floorplan Swing Line Loan Notice
Exhibit B-3	Used Vehicle Floorplan Swing Line Loan Notice
Exhibit C	Note
Exhibit D	Assignment and Assumption
Exhibit E-1	Fifth Amended and Restated Subsidiary Guaranty
Exhibit E-2	Fourth Amended and Restated Company Guaranty
Exhibit F	Compliance Certificate
Exhibit G	Joinder Agreement
Exhibit H-1	Fifth Amended and Restated Pledge Agreement
Exhibit H-2	Fifth Amended and Restated Escrow and Security Agreement
Exhibit I	Revolving Borrowing Base Certificate
Exhibit J	Fifth Amended and Restated Security Agreement
Exhibit K	Opinion Matters
Exhibit L	Reserved
Exhibit M	Reserved
Exhibit N	Tax Compliance Certificates
Exhibit O	Form of Notice of Loan Prepayment
Exhibit P	Conversion Notice
Exhibit Q-1	New Vehicle Borrower Notice
Exhibit Q-2	Used Vehicle Borrower Notice

FIFTH AMENDED, RESTATED AND

CONSOLIDATED CREDIT AGREEMENT

This FIFTH AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 14, 2021, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company” and a “Used Vehicle Borrower”), certain Subsidiaries of the Company party hereto pursuant to Section 2.24 (each a “New Vehicle Borrower”), certain Subsidiaries of the Company party hereto pursuant to Section 2.25 (each a “Used Vehicle Borrower” and together with the Company and the New Vehicle Borrowers, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender and an L/C Issuer.

The Company, certain of the Lenders (the “Existing Revolving Lenders”) and the Administrative Agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 30, 2016 (as amended, supplemented or otherwise modified prior to (but excluding) the date hereof, the “Existing Revolving Credit Agreement”), pursuant to which certain of the Existing Revolving Lenders agreed to make a revolving credit facility available to the Company in accordance with the terms thereof.

The Company, certain Subsidiaries of the Company party thereto, certain of the Lenders (the “Existing Floorplan Lenders”) and Bank of America, N.A., as floorplan administrative agent entered into that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, supplemented or otherwise modified prior to (but excluding) the date hereof, the “Existing Floorplan Credit Agreement” and, together with the Existing Revolving Credit Agreement, the “Existing Credit Agreements”), pursuant to which certain of the Existing Floorplan Lenders agreed to make a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility available to certain of the Borrowers in accordance with the terms thereof.

The Company has requested that the Lenders amend, restate and consolidate the Existing Revolving Credit Agreement and the Existing Floorplan Credit Agreement in order to continue to provide a revolving credit facility and floorplan credit facility and extend the maturity thereof and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Assignments and Allocations; Amendment, Restatement and Consolidation.

(a) Simultaneously with the Closing Date, the parties hereby agree that (i) the initial Aggregate Commitments are $1,800,000,000, the initial Commitment of each of the Lenders hereunder shall be as set forth in Schedule 2.01, the outstanding amount of the Revolving Loans

(as defined in and under the Existing Revolving Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) and New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans (as defined in and under the Existing Floorplan Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender (including from Lenders who increase or reduce their Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in each of the Existing Credit Agreements) under the Existing Credit Agreements but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (ii) the revolving swing line facility provided pursuant to the Existing Revolving Credit Agreement shall continue as the revolving swing line subfacility hereunder, with the Revolving Swing Line Sublimit set out herein, and the Swing Line Loans (as defined in the Existing Revolving Credit Agreement), if any, shall continue as and deemed to be Revolving Swing Line Borrowings hereunder, (iii) the New Vehicle Floorplan Swing Line (as defined under the Existing Floorplan Credit Agreement) shall continue as the new vehicle floorplan swing line subfacility hereunder, with the New Vehicle Floorplan Swing Line Sublimit set out herein, and the New Vehicle Floorplan Swing Line Loans (as defined in the Existing Floorplan Credit Agreement), if any, shall continue as and deemed to be New Vehicle Floorplan Swing Line Borrowings hereunder, (iv) the Used Vehicle Floorplan Swing Line (as defined under the Existing Floorplan Credit Agreement) shall continue as the used vehicle floorplan swing line subfacility hereunder, with the Used Vehicle Floorplan Swing Line Sublimit set out herein, and the Used Vehicle Floorplan Swing Line Loans (as defined in the Existing Floorplan Credit Agreement), if any, shall continue as and deemed to be Used Vehicle Floorplan Swing Line Borrowings hereunder and (v) the letter of credit subfacility provided in the Existing Revolving Credit Agreement shall continue as the Letter of Credit facility hereunder with the Letter of Credit Sublimit set forth herein.

(b) On the Closing Date, the applicable Lenders shall make full or net cash settlement with one another and with any lender under the Existing Credit Agreements that may not be a Lender under this Agreement, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, (i) each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of (x) the Outstanding Amount of all Loans and (y) the Outstanding Amount of all L/C Obligations, (ii) each Lender’s Applicable Revolving Percentage of the Aggregate Revolving Commitments equals (with customary rounding) its Applicable Revolving Percentage of (x) the Outstanding Amount of all Revolving Loans and (y) the Outstanding Amount of all L/C Obligations, (iii) each Lender’s Applicable New Vehicle Percentage of the Aggregate New Vehicle Floorplan Commitments equals (with customary rounding) its Applicable New Vehicle Percentage of the Outstanding Amount of all New Vehicle Floorplan Loans and (iv) each Lender’s Applicable Used Vehicle Percentage of the Aggregate Used Vehicle Floorplan Commitments equals (with customary rounding) its Applicable Used Vehicle Percentage of the Outstanding Amount of all Used Vehicle Floorplan Loans.

(c) Each of the Administrative Agent, the Lenders and the Loan Parties hereby (x) acknowledge and agree that (A) Comerica Bank shall be repaid on the Closing Date the outstanding amount of all Obligations (as defined in each Existing Credit Agreement) owed to it under the Existing Credit Agreements and the other Loan Documents (as defined in each Existing Credit Agreement) (the “Comerica Payment”), (B) the Commitment (as defined in and under the Existing Revolving Credit Agreement) of Comerica Bank and the Commitment (as defined in and under the Existing Floorplan Credit Agreement, including the New Vehicle Floorplan Commitment and the Used Vehicle Floorplan Commitment) of Comerica Bank shall automatically terminate on the Closing Date without further action; and (y) waive any requirement under Existing Credit Agreements and the other Loan Documents (as defined in the Existing Credit Agreements) (including, without limitation, Sections 2.05, 2.06 and 2.13 of the Existing Revolving Credit Agreement and Sections 2.10, 2.11 and 2.18 of the Existing Floorplan Credit Agreement) that such Comerica Payment be made to the applicable lenders under the Existing Credit Agreements on a pro rata basis or any prior notice thereof.

(d) The Company, each other Borrower, each Subsidiary Guarantor, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreements that in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders, in any of their respective capacities, and any terms, conditions or matters related to any thereof, shall be and hereby are amended, restated and consolidated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreements, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(e) Notwithstanding this amendment, restatement and consolidation of the Existing Credit Agreements, including anything in this Section 1.01, and certain of the related “Loan Documents” as defined in each of the Existing Credit Agreements (the “Prior Loan Documents”), (i) after giving effect to any repayments, commitment reductions and commitment terminations on the date hereof, all of the indebtedness, liabilities and obligations owing by the Company and the other Borrowers under any of the Existing Revolving Credit Agreement, the Existing Floorplan Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, as amended, supplemented or otherwise modified by the terms of this Agreement, (ii) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Company, the other Borrowers (as defined in the Existing Floorplan Credit Agreement) and the Subsidiary Guarantors (as defined in the Existing Revolving Credit Agreement) under the Existing Revolving Credit Agreement, the Existing Floorplan Credit Agreement or any Prior Loan Document and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents, and (iii) certain of the Prior Loan Documents will remain in full force and effect, as set forth in this Agreement or in such Prior Loan Document. Upon the effectiveness of this Agreement, (i) all Committed Loans (as defined in the Existing Revolving Credit Agreement) owing by the Company and outstanding under the Existing Revolving Credit Agreement shall continue as Revolving Committed Loans hereunder subject to the terms hereof, (ii) all Swing Line Loans (as defined in the Existing Revolving Credit Agreement) owing by the Company and outstanding under the Existing Revolving Credit Agreement shall continue as Revolving Swing Line Loans hereunder subject to the terms hereof, (iii) all New Vehicle Floorplan Committed Loans (as defined in the Existing Floorplan Credit Agreement) owing by a New Vehicle Borrower and all Used Vehicle Floorplan Committed Loans (as defined in the Existing Floorplan Credit Agreement) owing by a Used Vehicle Borrower (as defined in the Existing Floorplan Credit Agreement) and outstanding under the Existing Floorplan Credit Agreement shall continue respectively as New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans of such Borrower hereunder subject to the terms hereof and (iv) all New Vehicle Floorplan Swing Line Loans (as defined in the Existing Floorplan Credit Agreement) owing by a New Vehicle Borrower and all Used Vehicle Floorplan Swing Line Loans (as defined in the Existing Floorplan Credit Agreement) owing by a Used Vehicle Borrower (as defined in the Existing Floorplan Credit Agreement) and outstanding under the Existing Floorplan Credit Agreement shall continue respectively as New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans of such Borrower hereunder subject to the terms hereof. Base Rate Loans, as defined and outstanding under either the Existing Revolving Credit Agreement or the Existing Floorplan Credit Agreement on the Closing Date, shall continue to accrue interest at the Base Rate hereunder, and Eurodollar Rate Loans, as defined and outstanding under either the Existing Revolving Credit Agreement or the Existing Floorplan Credit Agreement on the Closing Date, shall continue to accrue interest at the Eurodollar Rate hereunder; provided, that, on and after the Closing Date, the margin applicable to any Loan or Letter of Credit hereunder shall be as set forth in the definition of Applicable Rate below, without regard to any margin applicable thereto under the Existing Revolving Credit Agreement or the Existing Floorplan Credit Agreement prior to the Closing Date. All accrued but unpaid interest and fees owing under the Existing Revolving Credit Agreement or the Existing Floorplan Credit Agreement as of the date hereof shall be repaid on the date hereof at the applicable rates set forth in the Existing Revolving Credit Agreement or the Existing Floorplan Credit Agreement, as applicable.

(f) The Administrative Agent and the Lenders party hereto hereby acknowledge that substantially all of the assets of Windward, Inc., a Hawaii corporation (the “Disposed Dealership Entity”), have been sold prior to the date hereof and agree that as of the date hereof (and until such time, if any, as such Person is required to become a “Guarantor” or “Loan Party” under the Loan Documents pursuant to the terms hereof), such Disposed Dealership Entity shall no longer constitute a “Guarantor” or “Loan Party” under the Loan Documents and the obligations of such Disposed Dealership Entity under any of the Prior Loan Documents are hereby released (except for any obligations or liabilities of such Disposed Dealership Entity thereunder which expressly survive such release) and (iii) the security interests and liens granted by such Disposed Dealership Entity under the Prior Loan Documents to the Administrative Agent, on behalf of the Secured Parties, securing the Obligations (such terms as defined in the Existing Credit Agreements) under the Prior Loan Documents are hereby released, provided that, in no event shall the release described above result in any additional obligations on the Administrative Agent or any Lender under any of the Loan Documents.

1.02 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Debtor” means each Person obligated in any way on or in connection with an Account, chattel paper or general intangibles (including a payment intangible).

“Accounts” means, collectively, all of the following property of the Company or any Grantor, whether now owned or hereafter acquired or arising, all accounts, as defined in the UCC, including any rights to payment for the sale, lease or license of goods or rendition of services, whether or not they have been earned by performance.

“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.

“Acquisition Arrangement” has the meaning specified in Section 7.12.

“Additional Unsecured Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (i) sales of assets (so long as the terms relating thereto are not materially less favorable to the Loan Parties than the comparable terms governing the Indenture and the Indenture Notes), (ii) a change in control, (iii) the exercise of remedies in connection with the occurrence of an event of default and (iv) a special mandatory redemption in the event of the abatement, termination or non-consummation of the RFJ Acquisition (any such special mandatory redemption, a “RFJ Termination Special Mandatory Redemption”), and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) all other requirements set forth in Section 7.03(j) shall have been met.

“Additional Unsecured Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Additional Unsecured Indebtedness, provided, however, that “Additional Unsecured Indebtedness Prepayment” shall not include any amount prepaid (x) with the proceeds of the refinancing of such Additional Unsecured Indebtedness with new or additional Additional Unsecured Indebtedness or (y) as a requirement of an RFJ Termination Special Mandatory Redemption.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Floorplan Facility Commitments” means the combined Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.

“Aggregate New Vehicle Floorplan Commitments” means the New Vehicle Floorplan Commitments of all the New Vehicle Floorplan Lenders.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.

“Aggregate Used Vehicle Floorplan Commitments” means the Used Vehicle Floorplan Commitments of all the Used Vehicle Floorplan Lenders.

“Agreement” means this Fifth Amended, Restated and Consolidated Credit Agreement.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement dated as of the Amendment No. 1 Effective Date among the Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Revolving Swingline Lender, the New Vehicle Swingline Lender, the Used Vehicle Swingline Lender and the Lenders party thereto.

“Amendment No. 1 Effective Date” means October 8, 2021.

“Applicable Facility” means the Revolving Facility, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility, as applicable.

“Applicable New Vehicle Floorplan Percentage” means with respect to any New Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Vehicle Floorplan Commitments represented by such Lender’s New Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.28. If the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans have been terminated pursuant to Section 8.06 or if the Aggregate New Vehicle Floorplan Commitments have expired, then the Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender shall be determined based on the Applicable New Vehicle Floorplan Percentage of such New Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender. The initial Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender is set forth opposite the name of such New Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.28. If the commitment of each Lender under an Applicable Facility to make Loans or (in the case of the Revolving Credit Facility) the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Section 8.04 or Section 8.06 or if the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, as applicable, have expired, then the Applicable Percentage of each Lender shall be determined in accordance with the second sentence of the definition of “Applicable Revolving Percentage”, “Applicable New Vehicle Floorplan Percentage” or “Applicable Used Vehicle Floorplan Percentage”, as the case may. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:

(i) with respect to the New Vehicle Floorplan Facility, the following percentages per annum:

Commitment Fee	Eurodollar Rate Loans	Base Rate Loans
0.15%	1.20%	0.25%

(ii) with respect to the Used Vehicle Floorplan Facility, the following percentages per annum:

Commitment Fee	Eurodollar Rate Loans	Base Rate Loans
0.15%	1.45%	0.50%

(iii) with respect to the Revolving Facility, the following percentages per annum, adjusted from time to time based upon the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)(i):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Commitment Fee	Eurodollar Rate Loans	Letter of Credit Fee	Base Rate Loans
1	Less than 2.50:1.00	0.15%	1.00%	0.875%	0.15%
2	Less than 3.50:1.00 but greater than or equal to 2.50:1.00	0.20%	1.25%	1.125%	0.25%
3	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	0.25%	1.50%	1.375%	0.50%
4	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.30%	1.75%	1.625%	0.75%
5	Greater than or equal to 4.50:1.00	0.40%	2.00%	1.875%	1.00%

Any increase or decrease in the Applicable Rate with respect to the Revolving Facility resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day of the calendar month immediately succeeding the date a Compliance Certificate is delivered pursuant to Section 6.02(a)(i); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) the Applicable Rate with respect to the Revolving Facility in effect from the Closing Date through the first Business Day of the calendar month immediately succeeding the date the Compliance Certificate with respect to the fiscal quarter which contains the Closing Date is delivered pursuant to Section 6.02(a)(i) shall be Pricing Level 2.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate with respect to the Revolving Facility for any period shall be subject to the provisions of Section 2.17(b).

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.

“Applicable Used Vehicle Floorplan Percentage” means with respect to any Used Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Used Vehicle Floorplan Commitments represented by such Lender’s Used Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.28. If the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan

Loans has been terminated pursuant to Section 8.04 or if the Aggregate Used Vehicle Floorplan Commitments have expired, then the Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender shall be determined based on the Applicable Used Vehicle Floorplan Percentage of such Used Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender. The initial Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender is set forth opposite the name of such Used Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auction Agreements” means any written agreement entered into between the Used Vehicle Swing Line Lender and any auction house acceptable to the Used Vehicle Swing Line Lender providing for payment of funds directly by the Used Vehicle Swing Line Lender to the applicable auction house for the purchase of one or more Used Vehicles by one or more Used Vehicle Borrowers, as the same may be amended, restated or otherwise modified from time to time.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b).

“Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.

“Availability Period” means,

(a) in the case of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.15, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02;

(b) in the case of the New Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans pursuant to Section 8.06, and

(c) in the case of the Used Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans pursuant to Section 8.04.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Letter” means the letter agreement, dated March 8, 2021, among the Company, the Administrative Agent and the Arranger.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Revolving Committed Loan, a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require, that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Committed Borrowing, a Revolving Swing Line Borrowing, a New Vehicle Floorplan Committed Borrowing, a Used Vehicle Floorplan Committed Borrowing, a New Vehicle Floorplan Swing Line Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.

“Borrowing Base Real Estate Permitted Liens” means, collectively:

(a) Liens created pursuant to the Loan Documents and securing the Obligations; and

(b) zoning, easements and other restrictions on any real estate which do not materially detract from the value of such real estate or (in the reasonable discretion of the Administrative Agent) the mortgageability of such real estate, and which do not materially impair the use of such real estate.

“Bridge Indebtedness” has the meaning specified in Section 7.03(m).

“Bridge Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Bridge Indebtedness, provided, however, that “Bridge Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Bridge Indebtedness with new or additional Bridge Indebtedness.

“Builder Basket Amount” means, as of any date of determination, with respect to any Restricted Payment, Subordinated Indebtedness Prepayment, Additional Unsecured Indebtedness Prepayment or Bridge Indebtedness Prepayment, the sum of:

(A)	$303,300,000; plus

(B)

50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning January 1, 2021 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such Restricted Payment, Subordinated Indebtedness Prepayment, Additional Unsecured Indebtedness Prepayment or Bridge Indebtedness Prepayment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss; plus

(C)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after December 31, 2020, and on or prior to such date of determination, by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness as set forth below) (and excluding the net cash proceeds and the fair market value of assets other than cash received from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(D)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after December 31, 2020, and on or prior to such date of determination, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the net cash proceeds and the fair market value of assets other than cash received from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(E)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after December 31, 2020, and on or prior to such date of determination, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after December 31,

2020, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of net cash proceeds and the fair market value of assets other than cash received from their original issuance (and excluding the net cash proceeds and the fair market value of assets other than cash received from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(F)

in the case of the disposition or repayment of any Specified Investment made after December 31, 2020, and on or prior to such date of determination, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships, associated dealership real estate or related businesses, or Dispositions of Subsidiaries, by the Company or such Subsidiary to the obligors of such promissory notes.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the date of this Agreement, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the respective L/C Issuer, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Revolving Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Swing Line Loans or Revolving Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Revolving Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Revolving Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Arrangement” means any arrangement or agreement to provide cash management products and services, including treasury products, depository products and services, overdrafts, credit or debit cards, merchant card processing exposure, ACH and other electronic funds transfer products, immediate credit facilities on deposited dealer drafts, check guarantee letters and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Arrangement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Arrangement, in each case in its capacity as a party to such Cash Management Arrangement (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial; (ii) a Smith Family Member; or (iii) any trust, corporation, partnership, estate, limited liability company or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (so long as in the case of clauses (i), (ii) and (iii), a Smith Family Member(s) or a Person(s) comprising all or a portion of the Smith Group retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company representing 49% or more of the combined voting power of such securities on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c) any Person or two or more Persons (excluding Smith Family Members and Family Controlled Entities (so long as Smith Family Member(s), collectively or individually, retain(s) a Controlling influence over the management of such Family Controlled Entities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 49% or more of the combined voting power of such securities; or

(d) the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.

As used in the definition of “Change of Control”: (a) the term “Smith Group” means: (i) O. Bruton Smith (“Smith”) and his guardian, conservator, committee or attorney in fact; (ii) each lineal descendant of Smith (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys in fact; and (iii) each Family Controlled Entity; and (b) the term “Smith Family Member” means, individually and collectively, (i) O. Bruton Smith; (ii) any spouse or immediate family member of O. Bruton Smith (individually, and collectively with O. Bruton Smith); and (c) the term “Family Controlled Entity” means: (i) any not for profit corporation if at least 80% of its Board of Directors is composed of Smith and/or Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by members of the Smith Group; (iii) any partnership if at least 80% of the value of the partnership interests are owned by members of the Smith Group; (iv) any limited liability or similar company if at least 80% of the value of the company is owned by members of the Smith Group; and/or (v) any trust if (A) at least 80% of the current beneficiaries of the trust are members of the Smith Group or (B) members of the Smith Group have sole dispositive power and sole voting power with respect to at least 80% of the shares of Class B Common Stock in the Company held by the trust.

“Closing Date” means April 14, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Commitment” means, as to each Lender, the Revolving Commitment, the New Vehicle Floorplan Commitment and the Used Vehicle Floorplan Commitment, of such Lender.

“Commitment Increase Effective Date” has the meaning specified in Amendment No. 1

“Committed Borrowing” means a Revolving Committed Borrowing, a New Vehicle Committed Borrowing or a Used Vehicle Committed Borrowing, as the context may require.

“Committed Loan” means a Revolving Committed Loan, a New Vehicle Committed Loan or a Used Vehicle Committed Loan, as the context may require.

“Committed Loan Notice” means a Revolving Committed Loan Notice, a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means that certain Fourth Amended and Restated Company Guaranty Agreement executed by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E-2, as supplemented, amended, or modified from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(g)).

“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.

“Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) charges against income for foreign, Federal, state and local income taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (v) non-cash charges, (vi) all extraordinary losses, (vii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (viii) Consolidated Rental Expense, and (ix) non-cash lease termination charges, net of any amortization of such charges, minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Principal Payments for such period, plus (c) Consolidated Rental Expenses for such period, plus (d) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (e) dividends and distributions paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, minus (f) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period. The calculation of “Consolidated Fixed Charges” is further described in Section 1.04(d).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such holder put right, balloon, bullet or final payment which is due within ninety (90) days following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.

“Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full). It is acknowledged that payments permitted under Section 7.15 shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.

“Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period (subject to Section 1.04(b)).

“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Outstanding Indebtedness (excluding (v) Indebtedness under the New Vehicle Floorplan Facility, (w) Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory, (x) Indebtedness under the Used Vehicle Floorplan Facility, (y) Temporary Indebtedness, (z) Permitted Third Party Service Loaner Indebtedness

and (aa) Permitted Powersports Indebtedness for Powersports Inventory) as of such date minus (ii) the aggregate amount as of the date of determination of unrestricted domestic cash held in (x) accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and such cash is not subject to any Lien, (y) accounts established with Silo Lenders or Powersports Lenders, if any, as an offset to floor plan notes payable that are reflected on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof is not prohibited or restricted by law or any contract to which any such Person is a party and is not subject to any Lien and (z) the New Vehicle Floorplan Offset Amount (if any) or the Used Vehicle Floorplan Offset Amount (if any) as of such date; plus (iii) six (6) times Consolidated Rental Expense for the period of four fiscal quarters most recently ended (excluding Consolidated Rental Expense relating to any real property acquired during the period of four fiscal quarters most recently ended but including as Consolidated Rental Expense the “rental payments” for any real property Disposed of and leased back to the Company or its Subsidiaries during the period of four fiscal quarters most recently ended as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the period of four fiscal quarters most recently ended.

“Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Notice” means a notice from the Company delivered pursuant to Section 2.11 requesting that (a) any portion of any Commitments under an Applicable Facility be converted into Commitments under another Applicable Facility, which notice, in each case, shall be substantially in the form of Exhibit P.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) to the extent such Acquisition (or any other Acquisition or proposed Acquisition included in the calculation of any threshold set forth in Section 6.14 or 7.12) includes the purchase or leasing of any real property, the consideration attributable to such real property shall be excluded from the calculation of Cost of Acquisition, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.

“Covered Entity” has the meaning specified in Section 10.21.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Dealership Sale” has the meaning specified in Section 2.16(b)(iii).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Floored” means, (i) with respect to each New Vehicle, the date the initial New Vehicle Floorplan Borrowing is deemed to be made with respect to such New Vehicle by a New Vehicle Floorplan Lender, including the New Vehicle Swing Line Lender, under the New Vehicle Floorplan Facility and (ii) with respect to each Used Vehicle, the date the initial Used Vehicle Floorplan Borrowing is deemed to be made with respect to such Used Vehicle by a Used Vehicle Floorplan Lender, including the Used Vehicle Swing Line Lender, under the Used Vehicle Floorplan Facility.

“Default” means any event or condition that constitutes a Revolving Event of Default, a New Vehicle Event of Default or a Used Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving Event of Default, a New Vehicle Event of Default or a Used Vehicle Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.28(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans hereunder or participations in respect of Letters of Credit, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, in each case within three Business Days of the date required to be funded by it hereunder or thereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations hereunder, thereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, a custodian appointed for it, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.28(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender and each other Lender promptly following such determination.

“Demonstrator” means a New Vehicle that (i) has not been previously titled (other than to a New Vehicle Borrower in accordance with applicable law), (ii) is the then current model year or last model year, (iii) has an odometer reading of less than 7500 miles and (iv) is designated by the applicable New Vehicle Borrower as such.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Deliveries” has the meaning specified in Section 6.02(c).

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Dual Subsidiary” means a Subsidiary which (i) operates more than one franchised vehicle dealership and (ii) has entered into separate floorplan financing arrangements with either (A) more than one Silo Lender or (B) the Floorplan Lenders and at least one Silo Lender. The Dual Subsidiaries as of the Closing Date are set forth on Schedule 1.01B. The Company may designate other Subsidiaries as Dual Subsidiaries from time to time in accordance with Section 2.26 and Section 7.17.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Accounts” means the Accounts, other than contracts-in-transit, of the Company and the Grantors arising from the sale, lease or license of goods or rendition of services in the ordinary course of business of the Company and the Grantors, which the Administrative Agent, in the exercise of its reasonable discretion, determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not (unless otherwise agreed to by the Administrative Agent) include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which the Company or any Grantor has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Company’s or the applicable Subsidiary’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code of the United States; the institution by or against the Account Debtor of any other type of insolvency proceeding (under Debtor Relief Laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) owed by an Account Debtor if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (1) does not maintain its chief executive office in the United States or Canada; (2) is not organized under the laws of the United States, Canada or any state or province thereof; (3) is not, if a natural person, a citizen of the United States or Canada residing therein; or (4) is a Governmental Authority of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof;

(h) owed by an Account Debtor which is an Affiliate, officer, director or employee of the Company or any Grantor;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which the Company or any Grantor is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor (including, without limitation, all Accounts that are subject to any agreement encumbering or limiting in any manner the Company’s or any Grantor access to such Accounts), unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by any Governmental Authority, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Administrative Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;

(l) owed by any Governmental Authority and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Company or any Grantor to seek judicial enforcement in such state of payment of such Account, unless the Company or any Grantor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(p) which arises out of a sale not made in the ordinary course of the Company’s or the applicable Grantor’s business or out of finance or similar charges;

(q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Company or the applicable Grantor’s and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(r) owed by an Account Debtor which is obligated to the Company or the applicable Grantor’s respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Company or the applicable Grantor at such time by all of the Company’s or the applicable Grantor’s Account Debtors, but only to the extent of such excess;

(t) which is not subject to the Administrative Agent’s Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j);

(s) in which the payment thereof has been extended, the Account Debtor has made a partial payment, or such Account arises from a sale on a cash-on-delivery basis; or

(t) which includes a billing for interest, fees or late charges, provided that ineligibility shall be limited to the extent of such billing.

The Company, by including an Account in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Account is not of the type described in any of (a) through (t) above, and if any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded by the Company from the calculation of Eligible Accounts. For the sake of clarity, it is understood that the term “Eligible Account” shall not include a loan, receivable, instrument or chattel paper that has a maturity date or permits any payment more than ninety (90) days after the date of the respective loan or advance.

“Eligible Borrowing Base Real Estate” means any real property of the Company or a Subsidiary Guarantor that satisfies each of the following conditions:

(i) the property is owned in fee simple by the Company or a Subsidiary Guarantor;

(ii) the property has been designated by the Company from time to time as property to be included in the Revolving Borrowing Base, unless the Company has subsequently removed such property from the Revolving Borrowing Base and has not thereafter re-designated it to be included in the Revolving Borrowing Base;

(iii) the property is not subject to any lien or encumbrances (other than Borrowing Base Real Estate Permitted Liens);

(iv) the property (A) is the headquarters of the Company or (B) is utilized by the Company or a Subsidiary Guarantor for a Permitted Borrowing Base Real Estate Use, or (C) is being developed by the Company or a Subsidiary Guarantor for a Permitted Borrowing Base Real Estate Use (provided that, with respect to property described in the immediately preceding clauses (A), (B), or (C), such property is not occupied by any Person other than the Company or a Subsidiary Guarantor;

(v) the address(es), tenant(s), value(s) and date(s) included for the property, and whether or not such property is located in a flood hazard area, are detailed quarterly in a Revolving Borrowing Base Certificate (and, if applicable, the Pro Forma Revolving Borrowing Base Certificate first reflecting such property) delivered to the Administrative Agent;

(vi) the Administrative Agent has received (A) a FIRREA-conforming appraisal for such property of the current value of such property as of a date that is within 12 months before the date of the first Revolving Borrowing Base Certificate that reflects such property, which appraisal shall be delivered by the Administrative Agent to the Lenders upon receipt by the Administrative Agent, (B) a Phase I (or, if necessary, a Phase II) environmental report for such property, and (C) a title report for such property, provided that, for any real property included as Eligible Borrowing Base Real Estate as of the Closing Date, the initial title report relating to such property shall be due as described in clause (viii) below;

(vii) the property is located in a state within the United States or in the District of Columbia; and

(viii) if the property has been deemed Eligible Borrowing Base Real Estate for 36 consecutive months or longer then (including as so deemed under the Existing Credit Agreement), (a) with respect to each third anniversary of the date such property was first deemed Eligible Borrowing Base Real Estate, the Administrative Agent has received (x) a FIRREA-conforming appraisal as of a date within sixty (60) days of such anniversary date, which appraisal shall be delivered by the Administrative Agent to the Lenders upon receipt by the Administrative Agent, (y) if requested by the Administrative Agent in its sole discretion, an updated Phase I (or if necessary, a Phase II) environmental report and (z) if requested by Administrative Agent, a title report for such property, and (b) the Administrative Agent, in its reasonable discretion, deems the property to be acceptable and mortgageable each time a new FIRREA-conforming appraisal is provided, with sufficient closing cost liquidity and market access available to the Company to consummate a mortgage financing and recordation in the open market;

provided that if the Administrative Agent deems such real property not to be acceptable or mortgageable, the Administrative Agent shall notify the Company in writing of such determination (such notice being referred to as a “Real Estate Exclusion Notice”) and such real property shall cease to be Eligible Borrowing Base Real Estate at the time of delivery by the Company of the first Revolving Borrowing Base Certificate after the Administrative Agent has delivered such Real Estate Exclusion Notice. With respect to the FIRREA-conforming appraisal provided in connection with clause (viii)(x) above, (1) if the appraisal shows that the value of the property has decreased in value, the value of the Eligible Borrowing Base Real Estate will be reduced by a corresponding amount and (2) if the appraisal shows that the value of the property has increased in value and the increased value (as set forth in such FIRREA-conforming appraisal) will subsequently be added to the value of the Eligible Borrowing Base Real Estate. Each such FIRREA-conforming appraisal shall be performed by an appraiser engaged by the Administrative Agent. If the Company desires to remove any real property from the Revolving Borrowing Base, the Company shall deliver to the Administrative Agent a Pro Forma Revolving Borrowing Certificate (reflecting the exclusion of such property), and the Revolving Borrowing Base and Revolving Advance Limit shall be adjusted immediately in accordance with such certificate.

“Eligible Equipment” means Equipment of the Company or a Grantor which the Administrative Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Equipment. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Equipment shall not (unless otherwise agreed to by the Administrative Agent) include any Equipment:

(a) that is not legally owned by the Company or a Grantor;

(b) that is not subject to the Administrative Agent’s Liens, which are perfected as to such Equipment, or that are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j), and (without limiting the generality of the foregoing) in no event shall “Eligible Equipment” include any Permitted Real Estate Indebtedness Collateral;

(c) that is not in good working condition for its intended use or for sale;

(d) that is located outside the United States or at a location other than a place of business of the Company or a Grantor; or

(e) that is located in a facility leased by the Company or the applicable Grantor, if the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a Landlord Waiver in form and substance satisfactory to the Administrative Agent.

The Company, by including Equipment in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Equipment is not of the type described in any of (a) through (e) above, and if any Equipment at any time ceases to be Eligible Equipment, then such Equipment shall promptly be excluded by the Company from the calculation of Eligible Equipment.

“Eligible Inventory” means Inventory consisting of parts and accessories which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not (unless otherwise agreed to by the Administrative Agent) include any Inventory:

(a) that is not owned by the Company or a Grantor;

(b) that is not subject to the Administrative Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j), and (without limiting the generality of the foregoing) in no event shall “Eligible Inventory” include any Permitted Real Estate Indebtedness Collateral;

(c) that does not consist of finished goods;

(d) that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Company’s or the applicable Grantor business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Company or the applicable Grantor, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent;

(j) that contains or bears any IP Rights licensed to the Company or the applicable Grantor by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.10 without infringing the rights of the licensor of such IP Rights or violating any contract with such licensor, and, as to which the Company or the applicable Grantor has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested; or

(k) that is Inventory placed on consignment.

The Company, by including Inventory in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Inventory is not of the type described in any of (a) through (k) above, and if any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded by the Company from the calculation of Eligible Inventory.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” means all of the Company’s and the Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, trade fixtures, and other tangible personal property (except Inventory), including computer equipment, embedded software, construction in progress, parts and accessories, motor vehicles (which are not Inventory) with respect to which a certificate of title has been issued, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Company or any Grantor and all of the Company’s and Grantors’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA in excess of (y) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (z) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of any Borrower or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate in excess of (y) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (z) in all other cases, $1,000,000.

“Escrow and Security Agreement” means that certain Fifth Amended and Restated Escrow and Security Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-2 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means,

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on a day other than the first day of the applicable Interest Period and (b) repaid or converted to a different Type of Loan on a day other than the last day of an Interest Period without giving rise to any additional payment for “break funding” losses.

“Eurodollar Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Rate Loan” means a Loan which bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” means any of a Revolving Event of Default, a New Vehicle Event of Default or a Used Vehicle Event of Default, as the context may require.

“Excluded Investment” means (i) any Investment in the Company, any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company owing to a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary owing to another Restricted Subsidiary, or guarantees by a Restricted Subsidiary of Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness; (iii) Investments in any of the Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted by Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness to the extent such Investments are non-cash proceeds; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (ix) Investments in existence on May 9, 2013; (x) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the net cash proceeds received by the Company after the date of this Agreement from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 10 days of the receipt thereof; (xii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xiii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; (xiv) items described in clause (c) of the definition of “Investment”; and (xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed the greater of (a) $25.0 million and (b) 1% of the Company’s consolidated tangible assets in the aggregate at any one time outstanding.

“Excluded Real Estate Collateral” shall mean Eligible Borrowing Base Real Estate and any related contracts, real property rights, fixtures, or proceeds thereof located at, attached to, or relating to any Eligible Borrowing Base Real Estate.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreements” has the meaning specified in the recitals hereto.

“Existing Floorplan Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those Letters of Credit described on Schedule 2.03.

“Existing Revolving Credit Agreement” has the meaning specified in the recitals hereto.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the applicable L/C Issuer and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), that have, in each case, been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and such L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; and (c) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective Obligations and liabilities arising under the Loan Documents (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Company or any Loan Party that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of this Agreement or any other Loan Document).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fleet Vehicle” means one of a large group of New Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) Vehicles per purchase contract for commercial use.

“Flood Hazard Property” means any real property with respect to which the Administrative Agent requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lenders: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such real property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lenders and naming the Administrative Agent as loss payee on behalf of the Lenders; and (c) property level information sufficient for the Lenders to determine the adequacy of flood insurance.

“Floorplan Event of Default” means a New Vehicle Floorplan Event of Default or a Used Vehicle Floorplan Event of Default.

“Floorplan Facility” means, collectively or individually, as the context may require, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility.

“Floorplan Lenders” means, collectively, the New Vehicle Floorplan Lenders and the Used Vehicle Floorplan Lenders.

“Floorplan Loan” means any New Vehicle Floorplan Loan or any Used Vehicle Floorplan Loan.

“Floorplan Offset Account” has the meaning assigned thereto in the definition of “New Vehicle Floorplan Offset Agreement”.

“Floorplan On-line System” has the meaning set forth in Section 2.09.

“Foreign Lender” means (a) with respect to any Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to any Borrower that is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Person” means any Person that is organized under the laws of any jurisdiction other than the District of Columbia or any of the states of the United States.

“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.

“Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.28(a)(iv), or (ii) Cash Collateral or other credit support acceptable to such L/C Issuer shall have been provided in accordance with Section 2.03, (b) with respect to the Revolving Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Revolving Swing Line Loans other than Revolving Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.28(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the Revolving Swing Line Lender shall have been provided in accordance with Section 2.04, (c) with respect to the New Vehicle Swing Line Lender, such Defaulting Lender’s Applicable New Vehicle Floorplan Percentage of New Vehicle Floorplan Swing Line Loans other than New Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.28(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the New Vehicle Swing Line Lender shall have been provided in accordance with Section 2.27, and (d) with respect to the Used Vehicle Swing Line Lender, such Defaulting Lender’s Applicable Used Vehicle Floorplan Percentage of Used Vehicle Floorplan Swing Line Loans other than Used Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.28(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the Used Vehicle Swing Line Lender shall have been provided in accordance with Section 2.27.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 2A.03.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.

“Guarantors” means, collectively, (a) the Company and (b) the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Related Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge

Bank only through the stated termination date (without extension or renewal) of such Related Swap Contract.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Increase Effective Date” has the meaning specified in Section 2.23(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture” means that certain 6.125% Senior Subordinated Notes due 2027 Indenture, dated as of March 10, 2017, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

“Indenture Notes” means the notes issued pursuant to the Indenture.

“Individual Facility Commitments” has the meaning specified in Section 2.15(c).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means the Automatic Debit Date of each calendar month.

“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given such term in Section 9-102 of the UCC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the respective L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit G, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.

“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Committed Borrowing.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01C, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a L/C Commitment after the Closing Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Company, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means Bank of America, as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or all L/C Issuers, as the context may require. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Revolving Lender shall remain in full force and effect until the L/C Issuers and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date then in effect (or, if such date is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(j).

“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Revolving Loan, a New Vehicle Floorplan Loan or a Used Vehicle Floorplan Loan, as the context may require.

“Loan Documents” means, collectively, this Agreement, each Note, each Payment Commitment, each Payoff Letter Commitment, each Auction Agreement, each Issuer Document, the Security Agreement, the Escrow and Security Agreement, the Pledge Agreement, each Joinder Agreement, each other Security Instrument, each Guaranty, the Bank of America Letter, any New Vehicle Floorplan Offset Agreement, any Used Vehicle Floorplan Offset Agreement, any Revolving Autoborrow Agreement and any agreement creating or perfecting rights in Cash Collateral or other credit support pursuant to the provisions of Section 2.27 of this Agreement.

“Loan Parties” means, collectively, the Company, each other Borrower, each Subsidiary Guarantor, and each Person (other than the Administrative Agent, any Lender, any Silo Lender, any Powersports Lender or any landlord executing a Landlord Waiver) executing a Security Instrument.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of July 8, 2011 among the Administrative Agent, the silo lenders party thereto and acknowledged by the Company on behalf of itself and its Subsidiaries, and the exhibits thereto, as supplemented by joinder agreements thereto and revised exhibits, and as otherwise supplemented, amended or modified prior to the date hereof.

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrowers, the Subsidiary Guarantors and the other Loan Parties, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party (unless such Borrower, Subsidiary Guarantor or other Loan Party has repaid in full all of its respective Obligations and is no longer a Loan Party in accordance with the terms of this Agreement and the other Loan Documents) or (b) an adverse effect on the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

“Maturity Date” means the later of (a) April 14, 2025 and (b) if maturity is extended pursuant to Section 2.29, such extended maturity date as determined pursuant to Section 2.29; provided that, in each case, if any date determined to be a “Maturity Date” is not a Business Day, such Maturity Date shall be the next preceding Business Day.

“Mileaged Final Curtailment Payment” has the meaning specified in Section 2.16(a).

“Mileaged Monthly Curtailment Payment” has the meaning specified in Section 2.16(a).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Book Value” means, (i) for any Eligible Account, the gross amount of such Eligible Account less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Account, (ii) for any Eligible Inventory, the lower of cost (on a first-in, first-out basis) or market, (iii) for any Eligible Equipment, the then-current book value of such Eligible

Equipment (giving effect to any adjustments to such book value on or prior to the date of measurement thereof) less all accumulated depreciation and amortization of such Equipment through the date of measurement, (iv) for any contract-in-transit, the net book value of such contract-in-transit as reflected on the books of the Company in accordance with GAAP and (v) for any Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP, after netting out (without limitation) (a) the cost of payoff of any Lien (including any consumer Lien) on such Vehicle excluding the Lien of the Administrative Agent under the Loan Documents and (b) reserves maintained in accordance with the Company’s internal accounting policies; provided that, in no event shall “Net Book Value” of any asset described herein exceed the value of such asset reflected on the books of the Company and its Subsidiaries.

“Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of:

(i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over

(ii) the sum of

(A) (1) any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (including any new or used vehicle floorplan loans or any Permitted Real Estate Indebtedness required to be repaid in connection therewith) and (2) any net obligations of such Person under any Swap Contract that relates to such Indebtedness and is also required by the terms of such Swap Contract to be repaid,

(B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and

(C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.

“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (c) of the definition of “Vehicle”) includes Rental Vehicles, Demonstrators and Service Loaner Vehicles, in each case whether or not held for sale.

“New Vehicle Borrower” has the meaning specified in the introductory paragraph hereto; provided that, subject to Section 2.26, in no event shall a Foreign Person, an Unrestricted Subsidiary, a Silo Subsidiary or a Powersports Subsidiary be a “New Vehicle Borrower”.

“New Vehicle Borrower Notice” has the meaning specified in Section 2.24(b).

“New Vehicle Borrowers’ Liabilities” has the meaning specified in Section 2.24(c).

“New Vehicle Event of Default” has the meaning specified in Section 8.06.

“New Vehicle Floorplan Borrowing” means a New Vehicle Floorplan Committed Borrowing or a New Vehicle Floorplan Swing Line Borrowing, as the context may require.

“New Vehicle Floorplan Commitment” means, as to each New Vehicle Floorplan Lender, its obligation to (a) make New Vehicle Floorplan Committed Loans to the New Vehicle Borrowers pursuant to Section 2.05, and (b) purchase participations in New Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such New Vehicle Floorplan Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“New Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous New Vehicle Floorplan Committed Loans of the same Type made by each of the New Vehicle Floorplan Lenders pursuant to Section 2.05.

“New Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.05.

“New Vehicle Floorplan Committed Loan Notice” means a notice of (a) a New Vehicle Floorplan Committed Borrowing, or (b) a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.05, which shall be substantially in the form of Exhibit A-2 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Sections 2.05 through 2.08 providing for New Vehicle Floorplan Loans to the New Vehicle Borrowers by the New Vehicle Floorplan Lenders.

“New Vehicle Floorplan Lender” means each Lender that has a New Vehicle Floorplan Commitment or, following termination of the New Vehicle Floorplan Commitments, has New Vehicle Floorplan Loans outstanding.

“New Vehicle Floorplan Loan” means an extension of credit by a New Vehicle Floorplan Lender to a New Vehicle Borrower under Article II in the form of a New Vehicle Floorplan Committed Loan or a New Vehicle Floorplan Swing Line Loan.

“New Vehicle Floorplan Offset Amount” has the meaning assigned thereto in the definition of “New Vehicle Floorplan Offset Agreement.”

“New Vehicle Floorplan Offset Agreement” means, an offset agreement in form and substance reasonably satisfactory to the Administrative Agent and the New Vehicle Swing Line Lender, (i) providing for the crediting of monies of the Company or any of its Subsidiaries to a general ledger account maintained with Bank of America (a “Floorplan Offset Account”), and the withdrawal of monies from such account, and (ii) providing that interest accrued on New

Vehicle Floorplan Swing Line Loans will be offset by an amount equal to (A) the amount that is credited to the Floorplan Offset Account from time to time (a “New Vehicle Floorplan Offset Amount”), multiplied by (B) the interest rate applicable to New Vehicle Floorplan Swing Line Loans from time to time; provided, however, that the New Vehicle Floorplan Offset Amount shall not exceed 20% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time.

“New Vehicle Floorplan Offset Arrangement” means the offset arrangement described in the definition of “New Vehicle Floorplan Offset Agreement.”

“New Vehicle Floorplan Operations Group” means the group at Bank of America that operates and administers the New Vehicle Floorplan Facility.

“New Vehicle Floorplan Overdraft” has the meaning specified in Section 2.08.

“New Vehicle Floorplan Swing Line” means the revolving credit facility made available by the New Vehicle Swing Line Lender pursuant to Section 2.07.

“New Vehicle Floorplan Swing Line Borrowing” means a borrowing of a New Vehicle Floorplan Swing Line Loan pursuant to Section 2.07.

“New Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.07(a).

“New Vehicle Floorplan Swing Line Loan Notice” means a notice of a New Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.07(b), which shall be substantially in the form of Exhibit B-2 in the case of a New Vehicle Floorplan Swing Line Borrowing and Exhibit B-2 in the case of a conversion of any New Vehicle Floorplan Swing Line Loan from one Type to the other or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“New Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $85,000,000 plus the New Vehicle Floorplan Offset Amount and (b) the Aggregate New Vehicle Floorplan Commitments. The New Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate New Vehicle Floorplan Commitments.

“New Vehicle Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Floorplan Swing Line Loans, or any successor new vehicle swing line lender hereunder.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Note” means a promissory note made by a Borrower or Borrowers, in favor of a Lender evidencing Loans made by such Lender to such Borrower or Borrowers, as applicable, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Arrangement or any Related Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Out of Balance” means, with respect to (i) a New Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.16(b)(iii) and (ii) a Used Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.16(c)(iii).

“Outstanding Amount” means (i) with respect to Revolving Committed Loans and Revolving Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Committed Loans and Revolving Swing Line Loans, as the case may be, occurring on such date, (ii) with respect to New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date, (iii) with respect to Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of repayments of Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date, and (iv) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Payment Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender, in the case of New Vehicles, or the Used Vehicle Swing Line Lender, in the case of Used Vehicles, and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower), providing for advances of the proceeds of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, as applicable, directly by the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, to such manufacturer or distributor in payment for the purchase of New Vehicles by the applicable New Vehicle Borrower or Used Vehicles by the applicable Used Vehicle Borrower, respectively.

“Payoff Letter Commitment” means a written agreement entered into between the Administrative Agent or the New Vehicle Swing Line Lender, in the case of New Vehicles, or the Used Vehicle Swing Line Lender, in the case of Used Vehicles, and a financial institution (and if required pursuant to the terms of the Payoff Letter Commitment, the applicable Borrower), which agreement is delivered in connection with the payoff of floorplan financing provided by such financial institution and provides for advances of the proceeds of New Vehicle Floorplan Loans or Used Vehicle Floorplan Loans, as applicable, directly by the Administrative Agent on behalf of the applicable Lenders, the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, to such financial institution in order to pay for or refinance the purchase of New Vehicles by the applicable New Vehicle Borrower or Used Vehicles by the applicable Used Vehicle Borrower, respectively.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” shall mean the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition permitted by Section 7.12.

“Permitted Borrowing Base Real Estate Use” means, with respect to any property, that such property is used by the Company or a Subsidiary Guarantor as a motor vehicle dealership or as a facility for the sale, repair, service or storage of motor vehicles or the provision of related goods or services.

“Permitted Disposition” means any Disposition permitted by Section 7.05.

“Permitted Powersports Guaranty” means, with respect to any Permitted Powersports Indebtedness provided by any Powersports Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which Powersports Inventory floorplan financing is provided by such Powersports Lender.

“Permitted Powersports Indebtedness” means Indebtedness (including Permitted Powersports Guaranties but excluding Indebtedness provided pursuant hereto) incurred from time to time by the Company or any of the Company’s current or future Subsidiaries consisting of financing for Powersports Inventory, which financing is provided by manufacturers, manufacturer affiliated finance companies or other Persons to the Company or such Subsidiary (“Powersports Lenders”) so long as (i) such Indebtedness is secured solely by a Lien on said Powersports Inventory so financed by the respective Powersports Lenders and the proceeds of such Powersports Inventory; and (ii) the Company has obtained and delivered to the Administrative Agent an intercreditor agreement (a “Powersports Intercreditor Agreement”) executed by such applicable Powersports Lender, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent and (y) acknowledges that such Indebtedness is secured solely by a Lien on said Powersports Inventory so financed and the proceeds thereof; provided that, Permitted Powersports Indebtedness provided by a Powersports Lender may be cross-collateralized with other Permitted Powersports Indebtedness provided by such Powersports Lender.

“Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Administrative Agent and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Administrative Agent upon its request.

“Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof; provided that Permitted Real Estate Indebtedness Collateral shall not include Excluded Real Estate Collateral.

“Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.

“Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties but excluding Indebtedness provided pursuant hereto) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer-affiliated finance companies set forth on Schedule 1.01D (“Silo Lenders”) to such Subsidiaries, provided that (i) such indebtedness is secured solely by New Vehicles so financed by the respective Silo Lender and the proceeds of such Vehicles, and (iii) the Company has obtained and delivered to the Administrative Agent an intercreditor agreement (a “Silo Lender Intercreditor Agreement”) executed by such applicable Silo Lender, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent and (y) acknowledges that such Indebtedness is secured solely by a Lien on said Vehicles so financed and the proceeds thereof; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.

“Permitted Third Party Service Loaner Indebtedness” means Indebtedness incurred from time to time by any of the Company’s current or future Subsidiaries consisting of financing for Service Loaner Vehicles, which financing is provided by manufacturers, manufacturer affiliated finance companies or other Persons to the Company or such Subsidiary (“Service Loaner Lenders”) so long as (i) such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles, (ii) such Indebtedness is on terms (including pricing terms) that, taken as a whole, are more favorable to the Company and its Subsidiaries than the terms hereof, and (iii) the Company has obtained and delivered to the Administrative Agent an intercreditor agreement (a “Service Loaner Intercreditor Agreement”) executed by such applicable Service Loaner Lender, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent and (y) acknowledges that such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed and the proceeds thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means that certain Fifth Amended and Restated Securities Pledge Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-1 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

“Powersports Intercreditor Agreement” has the meaning specified in the definition of “Permitted Powersports Indebtedness”.

“Powersports Inventory” means Inventory of the Company or any of its Subsidiaries consisting of motorcycles, all-terrain vehicles (ATVs) and personal watercraft, and parts and accessories relating thereto. For purposes of clarification, Powersports Inventory shall not constitute “Vehicles” financed by the Lenders pursuant to the Loan Documents.

“Powersports Lenders” has the meaning specified in the definition of “Permitted Powersports Indebtedness.”

“Powersports Subsidiaries” means, those Subsidiaries from time to time obligated pursuant to Permitted Powersports Indebtedness as permitted pursuant to the terms of this Agreement. The Company may designate other Subsidiaries as Powersports Subsidiaries from time to time in accordance with Section 7.26. As of the Amendment No. 1 Effective Date, there are no Powersports Subsidiaries.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Pro Forma Compliance” means that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 and the Revolving Borrowing Base, as applicable, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant and Revolving Borrowing Base would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.04(d).

“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.

“Pro Forma Revolving Borrowing Base Certificate” means, with respect to any event, a duly completed Revolving Borrowing Base Certificate demonstrating Pro Forma Compliance for such event.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Exclusion Notice” has the meaning specified in the definition of Eligible Borrowing Base Real Estate.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date (other than upon a change of control of or sale of assets by the Company in circumstances where a holder of any Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.

“Related Acquisition or Related Proposed Acquisition” means, with respect to any specified Acquisition (a “Specified Acquisition”), any other Acquisition, or any proposed Acquisition subject to an Acquisition Arrangement, that in each case (a) is part of a related series of Acquisitions or proposed Acquisitions that includes the Specified Acquisition, (b) involves any seller or transferor that is a seller or transferor (or an Affiliate of a seller or transferor) involved in the Specified Acquisition and (c) occurs or is reasonably expected to occur within six (6) months before or after the date of the Specified Acquisition.

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Agreements” has the meaning specified in Section 2.24(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Related Swap Contract” means all Swap Contracts that are entered into or maintained with a Hedge Bank that are not prohibited by the express terms of the Loan Documents.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Removed Franchise” has the meaning specified in Section 2.26(a).

“Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, or conversion of Revolving Committed Loans, a Revolving Committed Loan Notice, (b) with respect to a New Vehicle Floorplan Committed Borrowing, or conversion of New Vehicle Floorplan Committed Loans, a New Vehicle Floorplan Committed Loan Notice, (c) with respect to a Used Vehicle Floorplan Committed Borrowing, or conversion of Used Vehicle Floorplan Committed Loans, a Used Vehicle Floorplan Committed Loan Notice, (d) with respect to a Revolving Swing Line Loan, or conversion of Revolving Swing Line Loans, a Revolving Swing Line Loan Notice , (e) with respect to a New Vehicle Floorplan Swing Line Loan, or conversion of New Vehicle Floorplan Swing Line Loans, a New Vehicle Floorplan Swing Line Loan Notice, (f) with respect to a Used Vehicle Floorplan Swing Line Loan, or conversion of Used Vehicle Floorplan Swing Line Loans, a Used Vehicle Floorplan Swing Line Loan Notice and (g) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.

“Required Lenders” means, as of any date of determination, Lenders whose Applicable Percentages aggregate more than 50% of the Aggregate Commitments, provided that, if the commitment of each Lender under an Applicable Facility to make Loans or the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, 8.04 or 8.06, the Commitments under such Applicable Facility shall be calculated based on the Total Revolving Outstandings, Total New Vehicle Floorplan Outstandings, or Total Used Vehicle Floorplan Outstandings (as the case may be) with respect to such Applicable Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that (i) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (ii) in the event that at the time of such determination any New Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total New Vehicle Floorplan Outstandings, and (y) the Commitment of or Total New Vehicle Floorplan Outstandings held by the New Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding New Vehicle Floorplan Overdraft and (iii) in the event that at the time of such determination any Used Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total Used Vehicle Floorplan Outstandings, and (y) the Commitment of or Total Used Vehicle Floorplan Outstandings held by the Used Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding Used Vehicle Floorplan Overdraft.

“Required New Vehicle Floorplan Lenders” means, as of any date of determination, at least three (3) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate New Vehicle Floorplan Commitments, provided that, (i) if there are three (3) New Vehicle Floorplan Lenders on such date of determination, “Required New Vehicle Floorplan Lenders” shall mean at least two (2) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate New Vehicle Floorplan Commitments, (ii) if there is one (1) New Vehicle Floorplan Lender on such date of determination, “Required New Vehicle Floorplan Lenders” shall mean such Lender, and (iii) if the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans has been terminated pursuant to Section 8.06, the New Vehicle Floorplan Commitments shall be calculated based on the Total New Vehicle Floorplan Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided further that the New Vehicle Floorplan Commitment of, and the portion of the Total New Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required New Vehicle Floorplan Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Revolving Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Used Vehicle Floorplan Lenders” means, as of any date of determination, at least three (3) Used Vehicle Floorplan Lenders whose Applicable Used Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate Used Vehicle Floorplan Commitments, provided that, (i) if there are three (3) Used Vehicle Floorplan Lenders on such date of determination, “Required Used Vehicle Floorplan Lenders” shall mean at least two (2) Used Vehicle Floorplan Lenders whose Applicable Used Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate Used Vehicle Floorplan Commitments, (ii) if there is one (1) Used Vehicle Floorplan Lender on such date of determination, “Required Used Vehicle Floorplan Lenders” shall mean such Lender, and (iii) if the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.04, the Used Vehicle Floorplan Commitments shall be calculated based on the Total Used Vehicle Floorplan Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Used Vehicle Floorplan Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided further that the Used Vehicle Floorplan Commitment of, and the portion of the Total Used Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Used Vehicle Floorplan Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.21(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificate pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and, solely for the purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.

“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $10,000 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $10,000 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” (i) shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries” and (ii) shall not include any Special Purpose Insurance Captive.

“Revolving Advance Limit” means, as of any date of a Revolving Borrowing or other date of determination, calculated as of the most recent date for which a Revolving Borrowing Base Certificate has been delivered pursuant to the terms hereof, an amount equal to the lesser of (i) the Aggregate Revolving Commitments and (ii) the Revolving Borrowing Base.

“Revolving Autoborrow Advance” shall have the meaning specified in Section 2.04(b).

“Revolving Autoborrow Agreement” shall have the meaning specified in Section 2.04(b).

“Revolving Borrowing” means a Revolving Committed Borrowing or a Revolving Swing Line Borrowing, as the context may require.

“Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) the Aggregate Revolving Commitments and (2) the sum of:

(A) the sum of (i) 80% of the Net Book Value of Eligible Accounts which constitute factory receivables, net of holdback, (ii) 80% of the Net Book Value of Eligible Accounts which constitute current finance receivables, provided that in no event shall Buyer Notes or the rights or obligations thereunder be considered finance receivables or otherwise be included in the calculation of the Revolving Borrowing Base, (iii) 80% of the Net Book Value of Eligible Accounts which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services), (iv) 65% of the Net Book Value of Eligible Inventory which constitutes parts and accessories, and (v) 40% of the Net Book Value of Eligible Equipment (the portion of the Revolving Borrowing Base described in this clause (A) being referred to as the “Personal Property Portion”);

plus (B) 75% of the appraised value of the Eligible Borrowing Base Real Estate (as reflected in the most recent FIRREA-conforming appraisal that the Administrative Agent has received with respect to such property); provided that if the most recent limited updated appraisal received by the Administrative Agent shows a lower value for any real estate than the value reflected in the most recent FIRREA-conforming appraisal thereof, then such lower value shall be deemed to be the value of such real estate, and provided, further that amounts added to the Revolving Borrowing Base pursuant to this clause (B) shall not at any time exceed 25% of the aggregate amount of the Personal Property Portion of the Revolving Borrowing Base.

“Revolving Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit I (or another form acceptable to the Administrative Agent) setting forth the calculation of the Revolving Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Revolving Borrowing Base in connection with the preparation of any Revolving Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Revolving Commitment” means (a) make Revolving Committed Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Revolving Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Committed Borrowing” means a borrowing consisting of simultaneous Revolving Committed Loans of the same Type made by each of the Revolving Lenders pursuant to Section 2.01.

“Revolving Committed Loan” has the meaning specified in Section 2.01.

“Revolving Committed Loan Notice” means a notice of (a) a Revolving Borrowing or (b) a conversion of Revolving Committed Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Committed Loans and such Revolving Lender’s participation in L/C Obligations and Revolving Swing Line Loans at such time.

“Revolving Default” means any event or condition that constitutes a Revolving Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving Event of Default.

“Revolving Event of Default” has the meaning specified in Section 8.01.

“Revolving Facility” means the revolving credit facility described in Sections 2.01 through 2.04 providing for Revolving Loans to the Company by the Revolving Lenders.

“Revolving Facility Liquidity Amount” means, as of any date of determination, the lesser of:

(a) the difference of the Revolving Advance Limit minus Total Revolving Outstandings, and

(b) the largest principal amount of Revolving Loans that may then be borrowed hereunder without resulting in a Revolving Event of Default under Section 7.11(c) (on a pro forma basis as of the last day of the most recent fiscal quarter for which a Compliance Certificate was delivered or required to be delivered), after giving pro forma effect to such Revolving Loans.

“Revolving Lender” means each Lender that has a Revolving Commitment or, following termination of the Revolving Commitments, has Revolving Loans outstanding.

“Revolving Loan” means an extension of credit by a Revolving Lender to the Company under Article II in the form of a Revolving Committed Loan or a Revolving Swing Line Loan.

“Revolving Swing Line Borrowing” means a borrowing of a Revolving Swing Line Loan pursuant to Section 2.04.

“Revolving Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Revolving Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Revolving Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.06(c).

“Revolving Swing Line Lender” means Bank of America in its capacity as provider of Revolving Swing Line Loans, or any successor revolving swing line lender hereunder.

“Revolving Swing Line Loan” has the meaning specified in Section 2.04(a).

“Revolving Swing Line Loan Notice” means a notice of a Revolving Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B-1 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Revolving Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate Revolving Commitments. The Revolving Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“RFJ Acquisition” means the acquisition by the Company or one or more of its Subsidiaries of 100% of the Equity Interests of RFJ Auto Partners, Inc., as contemplated by that certain Agreement and Plan of Merger, dated as of September 17, 2021, by and among RFJMS, Inc., a Delaware corporation, RFJ Auto Partners, Inc., a Delaware corporation and The Resolute Fund III, L.P., as Company Equityholder Representative, and the Company

“RFJ Termination Special Mandatory Redemption” has the meaning specified in the definition of “Additional Unsecured Indebtedness”

“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Arrangement” means any Cash Management Arrangement that is entered into by and between any Loan Party and any Cash Management Bank, in each case, in such Cash Management Bank’s sole discretion.

“Secured Parties” means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain Fifth Amended, Restated and Consolidated Security Agreement dated as of the Closing Date among the Company, each other Loan Party, the Administrative Agent, substantially in the form of Exhibit J attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement, any Joinder Agreement, any Silo Lender Intercreditor Agreement, any Powersports Intercreditor Agreement, any Service Loaner Intercreditor Agreement, any Landlord Waiver, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Swap Contract.

“Service Loaner Intercreditor Agreement” has the meaning specified in the definition of “Permitted Third Party Service Loaner Indebtedness.”

“Service Loaner Lenders” has the meaning specified in the definition of “Permitted Third Party Service Loaner Indebtedness.”

“Service Loaner Vehicles” means vehicles which are provided as service loaner vehicles for customers of a Subsidiary that are having their vehicles serviced by such Subsidiary.

“Silo Financing Commencement Date” has the meaning specified in Section 2.16(b)(iii).

“Silo Lender Intercreditor Agreement” has the meaning specified in the definition of “Permitted Silo Indebtedness.”

“Silo Lenders” has the meaning specified in the definition of “Permitted Silo Indebtedness.”

“Silo Subsidiaries” means, those Subsidiaries (other than Dual Subsidiaries) from time to time obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, which such Subsidiaries as of the Closing Date are set forth on Schedule 1.01A. The Company may designate other Subsidiaries as Silo Subsidiaries from time to time in accordance with Section 7.16.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and

(b) it is then able and expects to be able to pay its debts as they mature; and

(c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.

“Special Purpose Insurance Captive” means a Person which (a) at all times shall remain a wholly-owned Subsidiary of a Borrower or a Subsidiary Guarantor, (b) shall not engage in any business other than the provision of dealer physical damage insurance for new vehicle inventory, workers compensation insurance or healthcare insurance to the Company and its Subsidiaries, (c) if organized in North Carolina (or, in any other jurisdiction, to the extent otherwise permitted by Law) has its Equity Interests pledged pursuant to the Pledge Agreement and (d) has not and shall not (i) transfer any funds to any Person other than (x) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Company and its Subsidiaries, (y) payment of its own business expenses in the ordinary course of business and on customary market terms, and (z) distributions to any Borrower or any Subsidiary Guarantor; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in the Company’s reasonable business judgment) in any Person, (iii) incur any Indebtedness (other than Indebtedness from time to time owed to the Company or any Subsidiary Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to the Company or any Subsidiary Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above. The parties hereto acknowledge that as of the date hereof, SRM Assurance, Ltd. is a Special Purpose Insurance Captive. A Special Purpose Insurance Captive shall not be permitted to have, acquire or form any direct or indirect Subsidiary.

“Specified Investment” means any Investment in any Person other than an Excluded Investment.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19).

“Subordinated Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured, subordinated basis); provided that, (i) such Indebtedness is not secured by any property of the Company or any Subsidiary and at the time of issuance, (A) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (i) sales of assets (so long as the terms relating thereto are not materially less favorable to the Loan Parties than the comparable terms governing the Indenture and the Indenture Notes), (ii) a change in control and (iii) the exercise of remedies in connection with the occurrence of an event of default), (B) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, (C) is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the Indenture and (D) has customary standstill and blockage provisions with regard to payments and enforcement actions and (ii) after giving effect to the issuance of such Indebtedness, (a) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (b) all other requirements set forth in Section 7.03(i) shall have been met. For purposes of clarification, the parties hereto acknowledge that Indebtedness under the Indenture and Indenture Notes as in effect as of the Amendment No. 1 Effective Date constitutes “Subordinated Indebtedness”.

“Subordinated Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Subordinated Indebtedness, provided, however, that “Subordinated Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Subordinated Indebtedness with new or additional Subordinated Indebtedness or Additional Unsecured Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.

“Subsidiary Guarantors” means, collectively, all Restricted Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement.

“Subsidiary Guaranty” means the Fifth Amended and Restated Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E-1 as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender, as the context may require.

“Swing Line Loan Notice” means a Revolving Swing Line Loan Notice, a New Vehicle Floorplan Swing Line Loan Notice and a Used Vehicle Floorplan Swing Line Loan Notice, as the context may require.

“Swing Line Loans” means any Revolving Swing Line Loans, the New Vehicle Floorplan Swing Line Loans and the Used Vehicle Floorplan Swing Line Loans, as the context may require.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investments” means (a) cash or (b) Investments held in the form of cash equivalents and short-term marketable securities.

“Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Subordinated Indebtedness permitted by Section 7.03(i) or Additional Unsecured Indebtedness permitted by Section 7.03(j), which cash (as set forth in a notice delivered by the Company to the Administrative Agent within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of other Subordinated Indebtedness or Additional Unsecured Indebtedness, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within six (6) months of receipt thereof.

“Temporary Indebtedness” means Subordinated Indebtedness or Additional Unsecured Indebtedness the Company intends to repay (whether by open market purchase or pursuant to a tender offer) using cash proceeds received by the Company from the issuance of other Subordinated Indebtedness permitted by Section 7.03(i) or Additional Unsecured Indebtedness permitted by Section 7.03(j); provided that, such applicable Subordinated Indebtedness or Additional Unsecured Indebtedness shall only qualify as “Temporary Indebtedness” for so long as such cash proceeds qualify as “Temporary Excess Cash”.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Threshold Amount” means $20,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and the Total Outstandings of such Lender at such time.

“Total New Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all New Vehicle Floorplan Loans.

“Total Outstandings” means the aggregate Total New Vehicle Floorplan Outstandings, the Total Revolving Outstandings and Total Used Vehicle Floorplan Outstandings.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Total Used Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code then in effect in the state of North Carolina or, if the context so indicates, another applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements; provided, however, that notwithstanding the foregoing, the assets and revenues of Special Purpose Insurance Captives shall not be taken into account for the purposes of determining the Company’s compliance with, and its covenants relating to, the thresholds described in this definition.

“Used Vehicle” means a Vehicle other than a New Vehicle; provided that model year of such Vehicle may not be more than 6 years old and mileage may not exceed 80,000 miles, unless in either case of age or mileage otherwise approved by the Administrative Agent or the Used Vehicle Swing Line Lender, as applicable, in its sole discretion.

“Used Vehicle Borrower” has the meaning specified in the introductory paragraph hereto; provided that, subject to Section 2.25, in no event shall a Foreign Person, an Unrestricted Subsidiary, a Silo Subsidiary or a Powersports Subsidiary be a “Used Vehicle Borrower”.

“Used Vehicle Borrower Notice” has the meaning specified in Section 2.25(b).

“Used Vehicle Borrowers’ Liabilities” has the meaning specified in Section 2.25(c).

“Used Vehicle Event of Default” has the meaning specified in Section 8.04.

“Used Vehicle Floorplan Borrowing” means a Used Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.

“Used Vehicle Floorplan Commitment” means, as to each Used Vehicle Floorplan Lender, its obligation to (a) make Used Vehicle Floorplan Committed Loans to the Used Vehicle Borrowers pursuant to Section 2.10, and (b) purchase participations in Used Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Used Vehicle Floorplan Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Used Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous Used Vehicle Floorplan Committed Loans of the same Type made by each of the Used Vehicle Floorplan Lenders pursuant to Section 2.10.

“Used Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.06.

“Used Vehicle Floorplan Committed Loan Notice” means a notice of (a) a Used Vehicle Floorplan Committed Borrowing, or (b) a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.11(a), which shall be substantially in the form of Exhibit A-3 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.10 through 2.13 providing for Used Vehicle Floorplan Loans to the Used Vehicle Floorplan Borrowers by the Used Vehicle Floorplan Lenders.

“Used Vehicle Floorplan Lender” means each Lender that has a Used Vehicle Floorplan Commitment or, following termination of the Used Vehicle Floorplan Commitments, has Used Vehicle Floorplan Loans outstanding..

“Used Vehicle Floorplan Loan” means an extension of credit by a Used Vehicle Floorplan Lender to the Used Vehicle Borrowers under Article II in the form of a Used Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Swing Line Loan.

“Used Vehicle Floorplan Offset Agreement” means, an offset agreement in form and substance reasonably satisfactory to the Administrative Agent and the Used Vehicle Swing Line Lender, (i) providing for the crediting of monies of the Company or any of its Subsidiaries to a Floorplan Offset Account, and the withdrawal of monies from such account, and (ii) providing that interest accrued on Used Vehicle Floorplan Swing Line Loans will be offset by an amount equal to (A) the amount that is credited to the Floorplan Offset Account from time to time (a

“Used Vehicle Floorplan Offset Amount”), multiplied by (B) the interest rate applicable to Used Vehicle Floorplan Swing Line Loans from time to time; provided, however, that the Used Vehicle Floorplan Offset Amount shall not exceed 20% of the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans at any time.

“Used Vehicle Floorplan Offset Amount” has the meaning assigned thereto in the definition of “Used Vehicle Floorplan Offset Agreement.”

“Used Vehicle Floorplan Offset Arrangement” means the offset arrangement described in the definition of “Used Vehicle Floorplan Offset Agreement.”

“Used Vehicle Floorplan Operations Group” means the group at Bank of America that operates and administers the Used Vehicle Floorplan Facility.

“Used Vehicle Floorplan Overdraft” has the meaning specified in Section 2.13.

“Used Vehicle Floorplan Swing Line” means the revolving credit facility made available by the Used Vehicle Swing Line Lender pursuant to Section 2.12.

“Used Vehicle Floorplan Swing Line Borrowing” means a borrowing of a Used Vehicle Floorplan Swing Line Loan pursuant to Section 2.12.

“Used Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.12(a).

“Used Vehicle Floorplan Swing Line Loan Notice” means a notice of a Used Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.12(b), which shall be substantially in the form of Exhibit B-3 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and if applicable for such form, appropriately completed and signed by a Responsible Officer of the Company.

“Used Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $85,000,000 plus the Used Vehicle Floorplan Offset Amount and (b) the Aggregate Used Vehicle Floorplan Commitments. The Used Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate Used Vehicle Floorplan Commitments.

“Used Vehicle Swing Line Lender” means Bank of America in its capacity as provider of Used Vehicle Floorplan Swing Line Loans, or any successor used vehicle swing line lender hereunder.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements: (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except (i) the security interest in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) the security interests subject to a Silo Lender Intercreditor Agreement, (iii) the security interests subject to a Service Loaner Intercreditor Agreement and (iv) other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.13, the vehicle is located at one of the locations identified in Schedule 6.13; (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality and (d) the vehicle is not a commercial truck designated as Class 4 or above by the U.S. Department of Transportation, Federal Highway Administration.

“Vehicle Title Documentation” has the meaning specified in Section 6.05.

“Within Line Limitation” means,

(a) with respect to any Borrower, any dealer location and any specific vehicle manufacturer, distributor or auction house, as applicable, limitations on the amount of New Vehicle Floorplan Loans or Used Vehicle Floorplan Loans, as applicable, that may be advanced to such manufacturer, distributor or auction house with respect to New Vehicles or Used Vehicles, as applicable, purchased or to be purchased by such Borrower for such dealer location, or

(b) with respect to any Borrower, any dealer location and any specific vehicle manufacturer, distributor or auction house, as applicable, and Demonstrators, Rental Vehicles and Fleet Vehicles, limitations on the amount of New Vehicle Floorplan Loans or Used Vehicle Floorplan Loans, as applicable, that may be advanced to such manufacturer, distributor or auction house with respect to Demonstrators, Rental Vehicles and Fleet Vehicles purchased or to be purchased by such Borrower for such dealer location, which limitations (in each case) are agreed to from time to time by the New Vehicle Swing Line Lender, in the case of New Vehicles, and the Used Vehicle Swing Line Lender, in the case of Used Vehicles, and such distributor, manufacturer or auction house from time to time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), provided that, any reference to a defined term in any such agreement, instrument or other document which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity.

1.04 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 on financial liabilities shall be disregarded. In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB ASC 825 described in this Agreement.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, for purposes of determining compliance with Section 7.11, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d) Calculation of Consolidated EBITDAR, Consolidated Fixed Charges and Consolidated Rental Expense. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), and (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (A) the supporting calculations for such adjustment and (B) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations. For purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions described above during such period may, at the option of the Company and subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), be excluded therefrom.

1.05 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Committed Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, and (iii) the aggregate Outstanding Revolving Amount of the Revolving Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Revolving Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Revolving Amount of all Revolving Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.14, and reborrow under this Section 2.01. Revolving Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Revolving Committed Loans.

(a) Each Revolving Committed Borrowing and each conversion of Revolving Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Revolving Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Committed Loan Notice. Each such Revolving Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Revolving Committed Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Revolving Committed Loans to Base Rate Revolving Committed Loans or of any conversion of Base Rate Revolving Committed Loans to Eurodollar Rate Revolving Committed Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Revolving Committed Loans. Each Revolving Committed Borrowing of, conversion to or continuation of Eurodollar Rate Revolving Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Committed Borrowing of or conversion to Base Rate Revolving Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Committed Loan Notice shall specify (i) whether the Company is requesting a Revolving Committed Borrowing, a conversion of Revolving Committed Loans from one Type to the other, (ii) the requested date of the Revolving Committed Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Committed Loans to be borrowed or converted, and (iv) the Type of Revolving Committed Loans to be borrowed or to which existing Revolving Committed Loans are to be converted. If the Company fails to provide a timely Revolving Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Committed Loan in a Revolving Committed Loan Notice, then the applicable Revolving Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a Revolving Committed Loan Notice, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable Revolving Committed Loans) notify each Revolving Lender of the amount of its Applicable Revolving Percentage of the applicable Revolving Committed Loans. Each Revolving Lender shall make the amount of its Revolving Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Revolving Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Committed Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds; provided, however, that if, on the date the Revolving Committed Loan Notice with respect to such Revolving Committed Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.

(c) The Administrative Agent shall promptly notify the Company and the Revolving Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Revolving Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Revolving Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Committed Loans provided for in Section 2.01, the Company may request any L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

(b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Company shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Company also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Company to, or entered into by the Company with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the Company so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Company and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (iii) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Commitment, (iv) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (v) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit.

(i) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D) any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.28(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the Letter of Credit Expiration Date.

(e) Participations.

(i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Revolving Lenders, such L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

(ii) In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable L/C Issuer, such Revolving Lender’s Applicable Revolving Percentage of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause (e) to reimburse such L/C Issuer, then to such Revolving Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such L/C Disbursement.

(iii) Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is amended pursuant to the operation of Section 2.14, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.

(iv) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Committed Loan included in the relevant Revolving Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.

(f) Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Company receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Revolving Committed Loans or Revolving Swing Line Loan in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Revolving Committed Loans or Revolving Swing Line Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Company in respect thereof (the “Unreimbursed Amount”) and such Revolving Lender’s Applicable Revolving Committed Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Committed Borrowing of Base Rate Revolving Committed Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Revolving Committed Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g) Obligations Absolute. The Company’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(iii) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(iv) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(v) any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(vi) waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;

(vii) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(viii) any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(ix) payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Revolving Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable Law) suffered by the Company that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i) an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii) an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii) an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv) this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Revolving Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Company’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.

(h) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(j) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or other credit support arrangements satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.28(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears, (ii) due and payable on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (iii) automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such Letter of Credit Fees, then the Company shall pay such fees in cash when due). If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Revolving Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(k) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified (in the case of Bank of America) in the Bank of America Letter, in each case computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee (i) shall be due and payable on the Automatic Debit Date after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) in the case of fronting fees owing to Bank of America, may be automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such fronting fees, then the Company shall pay such fees in cash when due). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l) Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Company in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such L/C Issuer and the Revolving Lenders with respect to any such L/C Disbursement.

(m) Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Company shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date the Company reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Revolving Committed Loans; provided that if the Company fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.17(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Revolving Lender to the extent of such payment.

(n) Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o) Cash Collateralization. If any Revolving Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (o), the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Revolving Event of Default with respect to the Company described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Company shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the L/C Obligations at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Revolving Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Revolving Events of Default have been cured or waived.

(p) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(v) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(vi) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(vii) on any Business Day on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(viii) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(ix) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(q) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such

Letter of Credit had been issues solely for the account of the Company. The Company irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(r) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Revolving Swing Line Loans.

(a) The Revolving Swing Line. Subject to the terms and conditions set forth herein and in any Revolving Autoborrow Agreement, if any, the Revolving Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, make loans (each such loan, a “Revolving Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Swing Line Sublimit, notwithstanding the fact that such Revolving Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Revolving Outstanding Revolving Amount of Revolving Committed Loans and L/C Obligations of the Revolving Lender acting as Revolving Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit and (iii) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that the Company shall not use the proceeds of any Revolving Swing Line Loan to refinance any outstanding Revolving Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.04, prepay under Section 2.14, and reborrow under this Section 2.04. Each Revolving Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Revolving Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Revolving Swing Line Lender a risk participation in such Revolving Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Revolving Swing Line Loan.

(b) Borrowing Procedures. At any time a Revolving Autoborrow Agreement under the revolving credit facility provided herein is not in effect, each Revolving Swing Line Borrowing and each conversion of Revolving Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Revolving Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Revolving Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Revolving Swing Line Lender and the Administrative Agent of a Revolving Swing Line

Loan Notice. Each such Revolving Swing Line Loan Notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Revolving Swing Line Loan to be borrowed or to which existing Revolving Swing Line Loans are to be converted. Promptly after receipt by the Revolving Swing Line Lender of any Revolving Swing Line Loan Notice, the Revolving Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Revolving Swing Line Loan Notice and, if not, the Revolving Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Revolving Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Revolving Swing Line Borrowing (A) directing the Revolving Swing Line Lender not to make such Revolving Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Revolving Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Revolving Swing Line Loan Notice, make the amount of its Revolving Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Revolving Swing Line Lender in immediately available funds. If the Company fails to provide a timely Revolving Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Swing Line Loan in a Revolving Swing Line Loan Notice, then the applicable Revolving Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

In order to facilitate the borrowing of Revolving Swing Line Loans, the Revolving Swing Line Lender may, in its sole discretion, agree with the Company to, (and the Revolving Swing Line Lender and the Company are hereby authorized to) enter into an autoborrow agreement in form and substance satisfactory to the Administrative Agent and the Revolving Swing Line Lender (the “Revolving Autoborrow Agreement”) providing for the automatic advance by the Revolving Swing Line Lender of Revolving Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, an “Revolving Autoborrow Advance”). At any time such a Revolving Autoborrow Agreement is in effect, the requirements for Revolving Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Revolving Swing Line Borrowings shall be made in accordance with the Revolving Autoborrow Agreement, until the right to such Revolving Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Revolving Autoborrow Agreement. For purposes of determining the Outstanding Amount at any time during which a Revolving Autoborrow Agreement is in effect, the Outstanding Amount of all Revolving Swing Line Loans shall be deemed to be the amount of the Revolving Swing Line Sublimit. For purposes of any Revolving Swing Line Borrowing pursuant to a Revolving Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Revolving Swing Line Lender hereunder.

(c) Refinancing of Revolving Swing Line Loans.

(i) The Revolving Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Revolving Swing Line Lender to so request on its behalf), that each Revolving Lender make a Eurodollar Rate Revolving Committed Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Revolving Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Revolving Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Revolving Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Revolving Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Revolving Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Revolving Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Revolving Swing Line Lender.

(ii) If for any reason any Revolving Swing Line Loan cannot be refinanced by such a Revolving Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Revolving Committed Loans submitted by the Revolving Swing Line Lender as set forth herein shall be deemed to be a request by the Revolving Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Revolving Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Revolving Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Revolving Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Revolving Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Revolving Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Revolving Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Revolving Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (and such Revolving Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such Revolving Lender’s Revolving Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Revolving Swing Line Loan, as the case may be. A certificate of the Revolving Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Committed Loans or to purchase and fund risk participations in Revolving Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Revolving Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Revolving Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Revolving Swing Line Loan, if the Revolving Swing Line Lender receives any payment on account of such Revolving Swing Line Loan, the Revolving Swing Line Lender will distribute to such Revolving Lender its Applicable Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Revolving Swing Line Lender.

(ii) If any payment received by the Revolving Swing Line Lender in respect of principal or interest on any Revolving Swing Line Loan is required to be returned by the Revolving Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Revolving Swing Line Lender in its discretion), each Revolving Lender shall pay to the Revolving Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Revolving Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Revolving Swing Line Lender. The Revolving Swing Line Lender shall be responsible for invoicing the Company for interest on the Revolving Swing Line Loans. Until each Revolving Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Revolving Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Revolving Swing Line Lender.

(f) Payments Directly to Revolving Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Revolving Swing Line Loans directly to the Revolving Swing Line Lender.

2.05 New Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each New Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “New Vehicle Floorplan Committed Loan”) to the New Vehicle Borrowers, jointly and severally, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) on a per New Vehicle basis, such Loan shall not exceed 100% of the original invoice price (including freight charges) of each New Vehicle financed, provided, further, that the proceeds of New Vehicle Floorplan Committed Loans shall only be used to pay the purchase price of New Vehicles, including the refinancing of New Vehicle Floorplan Swing Line Loans or other New Vehicle Floorplan Loans utilized for such purpose. Within the limits of each New Vehicle Floorplan Lender’s New Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.05, prepay under Section 2.14, and reborrow under this Section 2.05. New Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.06 Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.

(a) Each New Vehicle Floorplan Committed Borrowing and each conversion of New Vehicle Floorplan Committed Loans from one Type to the other shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a New Vehicle Floorplan Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a New Vehicle Floorplan Committed Loan Notice. Each such New Vehicle Floorplan Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any New Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each New Vehicle Floorplan Committed Loan Notice shall specify (i) whether the Company is requesting a New Vehicle Floorplan Committed Borrowing or a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of New Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of New Vehicle Floorplan Committed Loans to be borrowed or to which existing New Vehicle Floorplan Committed Loans are to be converted, (v) the applicable New Vehicle Borrower, and (vi) (in the case of a Committed Borrowing that is not used to pay down a New Vehicle Floorplan Swing Line Loan) the make, model, and vehicle identification number of each New Vehicle to be financed thereby. If the Company fails to provide a timely New Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Committed Loan in a New Vehicle Floorplan Committed Loan Notice then the applicable New Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a New Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable New Vehicle Floorplan Committed Loans) notify each New Vehicle Floorplan Lender of the amount of its Applicable New Vehicle Floorplan Percentage of the applicable New Vehicle Floorplan Committed Loans. Each such Lender shall make the amount of its New Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable New Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable New Vehicle Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.

(c) The Administrative Agent shall promptly notify the Company and the New Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the New Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its New Vehicle Floorplan Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.07 New Vehicle Floorplan Swing Line Loan.

(a) The New Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the New Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other New Vehicle Floorplan Lenders set forth in this Section 2.07, make loans (each such loan, a “New Vehicle Floorplan Swing Line Loan”) to the New Vehicle

Borrowers, jointly and severally, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such New Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of New Vehicle Floorplan Committed Loans of the Lender acting as New Vehicle Swing Line Lender, may exceed the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Swing Line Loan, (i) subject to Section 2.08, the Total Outstandings shall not exceed the Aggregate Commitments, (ii) subject to Section 2.08, the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) subject to Section 2.08, the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the New Vehicle Swing Line Lender in its sole discretion; and provided, further, that the proceeds of New Vehicle Floorplan Swing Line Loans shall only be used (x) to honor New Vehicle Floorplan drafts presented by the applicable vehicle manufacturer or distributor to the New Vehicle Swing Line Lender pursuant to Payment Commitments, (y) to honor New Vehicle Floorplan drafts presented by the applicable financial institution to the New Vehicle Swing Line Lender pursuant to Payoff Letter Commitments or (z) otherwise to pay the purchase price of New Vehicles. Within the foregoing limits, and subject to the other terms and conditions hereof, the New Vehicle Borrowers, may borrow under this Section 2.07, prepay under Section 2.14, and reborrow under this Section 2.07. Each New Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Except as otherwise provided with respect to New Vehicle Floorplan Overdrafts, immediately upon the making of a New Vehicle Floorplan Swing Line Loan, each New Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Swing Line Lender a risk participation in such New Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable New Vehicle Floorplan Percentage times the amount of such New Vehicle Floorplan Swing Line Loan.

(b) Payment Commitments and Payoff Letter Commitments.

(i) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Swing Line Lender and each such manufacturer or distributor, and without any further notice as otherwise required in this Section. Each New Vehicle Floorplan Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.

(ii) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual financial institutions that financed New Vehicles for the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the New Vehicle Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section. Each New Vehicle Floorplan Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.

(c) Borrowing Procedures. Each New Vehicle Floorplan Swing Line Borrowing and each conversion of New Vehicle Floorplan Swing Line Loans from one Type to the other shall be made pursuant to (i) a Payment Commitment, (ii) a Payoff Letter Commitment, (iii) upon the Company’s irrevocable notice to the New Vehicle Swing Line Lender by delivery of a written New Vehicle Floorplan Swing Line Loan Notice, or (iv) in the case of a dealer trade, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the New Vehicle Swing Line Lender and the applicable New Vehicle Borrower. Each such notice from the Company must be received by the New Vehicle Swing Line Lender not later than 1:00 p.m. on the Business Day of the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of New Vehicle Floorplan Swing Line Loan to be borrowed or to which existing New Vehicle Floorplan Swing Line Loans are to be converted, (iv) the applicable New Vehicle Borrower and (v) the applicable New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)). The New Vehicle Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such New Vehicle Floorplan Swing Line Loan Notice, make the amount of its New Vehicle Floorplan Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment, to the financial institution pursuant to a Payoff Letter Commitment or to the applicable New Vehicle Borrower at the New Vehicle Swing Line Lender’s office by crediting the account of such Borrower on the books of the New Vehicle Swing Line Lender. If the Company fails to provide a timely New Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Swing Line Loan in a New Vehicle Floorplan Swing Line Loan Notice or if a Payment Commitment or Payoff Letter Commitment fails to specify a Type of New Vehicle Floorplan Swing Line Loan, then the applicable New Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

(d) Authorization. Each New Vehicle Borrower authorizes the New Vehicle Swing Line Lender (and each New Vehicle Floorplan Lender consents to such authorization) to enter into, modify or terminate Payment Commitments and Payoff Letter Commitments (in each case, in the New Vehicle Swing Line Lender’s discretion) and to advise each manufacturer or distributor or financial institution, as the case may be, that provides New Vehicles to such New Vehicle Borrower of any change or termination which may occur with respect to the New Vehicle Floorplan Swing Line. The New Vehicle Swing Line Lender will promptly notify the Company of any such modification or termination.

(e) Refinancing of New Vehicle Floorplan Swing Line Loans.

(i) The New Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the New Vehicle Borrowers (which hereby irrevocably authorizes the New Vehicle Swing Line Lender to so request on its behalf), that each New Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable New Vehicle Floorplan Percentage of the amount of New Vehicle Floorplan Swing Line Loans then outstanding (including, subject to Section 2.08(b)(iv), any New Vehicle Floorplan Overdrafts, but excluding New Vehicle Floorplan Swing Line Loans in the amount of the New Vehicle Floorplan Offset Amount); provided that the New Vehicle Swing Line Lender intends to request each New Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a New Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.06, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate New Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The New Vehicle Swing Line Lender shall furnish the Company, upon request from the Company, with a copy of the applicable New Vehicle Floorplan Committed Loan Notice. Each New Vehicle Floorplan Lender shall make an amount equal to its Applicable New Vehicle Floorplan Percentage of the amount specified in such New Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable New Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the New Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such New Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.07(b)(ii), each New Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the New Vehicle Swing Line Lender.

(ii) If for any reason any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) cannot be refinanced by such a New Vehicle Floorplan Committed Borrowing in accordance with Section 2.07(e)(i), the request for Eurodollar Rate New Vehicle Floorplan Committed Loans submitted by the New Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Swing Line Lender that each of the New Vehicle Floorplan Lenders fund its risk participation in the relevant New Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Swing Line Lender pursuant to Section 2.07(e)(i) shall be deemed payment in respect of such participation.

(iii) If any New Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the New Vehicle Swing Line Lender any amount required to be paid by such New Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.07(e) by the time specified in Section 2.07(e)(i), the New Vehicle Swing Line Lender shall be entitled to recover from such New Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the New Vehicle Swing Line Lender in connection with the foregoing. If such New Vehicle Floorplan Lender pays such amount (and such New Vehicle Floorplan Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such New Vehicle Floorplan Lender’s Loan included in the relevant Committed Borrowing or funded participation in the relevant New Vehicle Floorplan Swing Line Loan, as the case may be. A certificate of the New Vehicle Swing Line Lender submitted to any New Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans or to purchase and fund risk participations in New Vehicle Floorplan Swing Line Loans pursuant to this Section 2.07(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such New Vehicle Floorplan Lender may have against the New Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans pursuant to this Section 2.07(e) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the New Vehicle Borrowers (jointly and severally) to repay New Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(f) Repayment of Participations.

(i) At any time after any New Vehicle Floorplan Lender has purchased and funded a risk participation in a New Vehicle Floorplan Swing Line Loan, if the New Vehicle Swing Line Lender receives any payment on account of such New Vehicle Floorplan Swing Line Loan, the New Vehicle Swing Line Lender will distribute to such Lender its Applicable New Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Swing Line Lender.

(ii) If any payment received by the New Vehicle Swing Line Lender in respect of principal or interest on any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) is required to be returned by the New Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Swing Line Lender in its discretion), each New Vehicle Floorplan Lender shall pay to the New Vehicle Swing Line Lender its Applicable New Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the New Vehicle Swing Line Lender. The obligations of the New Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(g) Interest for Account of New Vehicle Swing Line Lender. The New Vehicle Swing Line Lender shall be responsible for invoicing the New Vehicle Borrowers for interest on the New Vehicle Floorplan Swing Line Loans. Until each New Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.07 to refinance such Lender’s Applicable New Vehicle Floorplan Percentage of any New Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable New Vehicle Floorplan Percentage shall be solely for the account of the New Vehicle Swing Line Lender.

(h) Payments Directly to New Vehicle Swing Line Lender. Each New Vehicle Borrower shall make all payments of principal and interest in respect of the New Vehicle Floorplan Swing Line Loans directly to the New Vehicle Swing Line Lender.

2.08 New Vehicle Floorplan Overdrafts. Notwithstanding the foregoing provisions of Sections 2.05, 2.06 and 2.07,

(a) if the New Vehicle Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments and/or Payoff Letter Commitments and such Payment Commitments and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the New Vehicle Swing Line Lender shall not fund any draft with respect to such Payment Commitments and/or Payoff Letter Commitments;

(b) if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all New Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Borrowings of New Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate New Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit, then, in such event:

(i) the Company or any New Vehicle Borrower may either immediately reduce any pending Requests for Borrowing (if any) of a New Vehicle Floorplan Committed Loan or make a payment of principal on New Vehicle Floorplan Committed Loans and/or New Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate New Vehicle Floorplan Commitments; or

(ii) the Company may request an increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.23, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or

(iii) regardless of whether the conditions of Section 4.03 have otherwise been met, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the New Vehicle Swing Line Lender, the “New Vehicle Floorplan Overdraft”). Nothing in this Agreement shall be construed as a commitment by or as requiring the New Vehicle Swing Line Lender to fund any such New Vehicle Floorplan Overdraft. The New Vehicle Floorplan Lenders shall not be obligated to purchase any portion of or any participation in any such New Vehicle Floorplan Overdraft; or

(iv) if such New Vehicle Floorplan Swing Line Loan would not cause the aggregate amounts described in (A), (B) and (C) above to exceed the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part, notwithstanding that such Loan would cause the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit (and the amount of any such funding made by the New Vehicle Swing Line Lender shall not be deemed to be a New Vehicle Floorplan Overdraft); provided that, within five (5) Business Days after funding such payment, the New Vehicle Swing Line Lender shall make a demand upon the Company that the Borrowers immediately repay such New Vehicle Floorplan Swing Line Loans to the extent that the Outstanding Amount of New Vehicle Floorplan Swing Line Loans exceeds the New Vehicle Floorplan Swing Line Sublimit.

2.09 Electronic Processing. Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, in their respective sole discretion, the Borrowers must request Loans electronically by access to the Administrative Agent’s web based floorplan on-line system (“Floorplan On-line System”) in accordance with and subject to the terms and conditions established between the Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Floor Plan Lender and the Company from time to time. Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, in their respective sole discretion, in connection with the New Vehicle Floorplan Facility or the Used Vehicle

Floorplan Facility, as applicable, (i) interest due pursuant to Section 2.17 shall be automatically debited on the Automatic Debit Date of each month from the applicable Borrower’s account with Bank of America pursuant to on-line procedures established and agreed to from time to time between such Borrower, the Administrative Agent and the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, (“On-Line Procedures”), (ii) curtailments and other payments due pursuant to Section 2.16(b) and (c) must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, (iii) fees due pursuant to Section 2.18 must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures and (iv) any other amounts otherwise due in respect of each Vehicle must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, including without limitation, automatic debits to cure Out of Balance conditions pursuant to Section 8.04 or Section 8.06; provided that, such payments due as a result of a Dealership Sale, a Removed Franchise, or a termination of Commitments in accordance with Section 2.15, may be made via wire transfer of immediately available funds. The Borrowers have requested access to the Floorplan On-line System to retrieve monthly bills, to permit the Borrowers to access certain account information relating to the Loans and to facilitate the making of any payments on the Loans by authorizing the Administrative Agent and the New Vehicle Swing Line Lender, in the case of New Vehicle Floor Plan Loans, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Floor Plan Loans, to debit any one or more of the applicable Borrowers’ deposit accounts with the Administrative Agent or the New Vehicle Swing Line Lender, in the case of New Vehicle Borrowers, or the Used Vehicle Swing Line Lender, in the case of Used Vehicle Borrowers. In consideration for the Administrative Agent’s, the New Vehicle Swing Line Lender’s and the Used Vehicle Swing Line Lender’s granting to the Borrowers access to the Floorplan On-line System to view loan account information and make payments, the Borrowers acknowledge responsibility for the security of such Borrowers’ passwords and other information necessary for access to Floorplan On-line System, and the Company and each Borrower fully, finally, and forever releases and discharges the Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any Borrower may now or hereafter have, in any way relating to the Company or any Borrower’s access to, or use of, the Floorplan On-line System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender.

2.10 Used Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each Used Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “Used Vehicle Floorplan Committed Loan”) to the Used Vehicle Borrowers, jointly and severally, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the Aggregate Used Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle

Floorplan Commitment, and (iv) on a per Used Vehicle basis, such Loan shall not exceed (A) 100% of the acquisition cost if purchased at an auction facility satisfactory to the Used Vehicle Swing Line Lender or (B) the lesser of (x) 100% of the acquisition cost or (y) 100% of wholesale value as determined by the Administrative Agent, in each case, of each Used Vehicle financed, provided, further, that the proceeds of Used Vehicle Floorplan Committed Loans shall only be used to pay the purchase price of Used Vehicles, including the refinancing of Used Vehicle Floorplan Swing Line Loans or other Used Vehicle Floorplan Loans utilized for such purpose. Within the limits of each Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the Used Vehicle Borrowers may borrow under this Section 2.10, prepay under Section 2.14, and reborrow under this Section 2.10. Used Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.11 Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.

(a) Each Used Vehicle Floorplan Committed Borrowing and each conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Used Vehicle Floorplan Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Used Vehicle Floorplan Committed Loan Notice. Each such Used Vehicle Floorplan Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Used Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each Used Vehicle Floorplan Committed Loan Notice shall specify (i) whether the Company is requesting a Used Vehicle Floorplan Committed Borrowing or a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Used Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of Used Vehicle Floorplan Committed Loans to be borrowed or to which existing Used Vehicle Floorplan Committed Loans are to be converted, (v) the applicable Used Vehicle Borrower, and (vi) (in the case of a Committed Borrowing that is not used to pay down a Used Vehicle Floorplan Swing Line Loan) the make, model, and vehicle identification number of each Used Vehicle to be financed thereby. If the Company fails to provide a timely Used Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Committed Loan in a Used Vehicle Floorplan Committed Loan Notice, then the applicable Used Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a Used Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable Used Vehicle Floorplan Committed Loans) notify each Used Vehicle Floorplan Lender of the amount of its Applicable Used Vehicle Floorplan

Percentage of the applicable Used Vehicle Floorplan Committed Loans. Each Lender shall make the amount of its Used Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Used Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Used Vehicle Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.

(c) The Administrative Agent shall promptly notify the Company and the Used Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Used Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Used Vehicle Floorplan Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.12 Used Vehicle Floorplan Swing Line Loans.

(a) The Used Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the Used Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Used Vehicle Floorplan Lenders set forth in this Section 2.12, make loans (each such loan, a “Used Vehicle Floorplan Swing Line Loan”) to the Used Vehicle Borrowers, jointly and severally, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Used Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such Used Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lender acting as Used Vehicle Swing Line Lender, may exceed the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Swing Line Loan (i) subject to Section 2.13, the Total Outstandings shall not exceed the Aggregate Commitments, (ii) subject to Section 2.13, the Total Used Vehicle Floorplan Outstandings shall not exceed the Aggregate Used Vehicle Floorplan Commitments, (iii) subject to Section 2.13, the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment, and (iv) such Loan, together with the aggregate Outstanding Amount of all other Used Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the Used Vehicle Swing Line Lender in its sole discretion; and provided, further, that the proceeds of Used Vehicle

Floorplan Swing Line Loans shall only be used (x) to honor Used Vehicle Floorplan drafts presented by the applicable vehicle manufacturer, distributor or auction house to the Used Vehicle Swing Line Lender pursuant to Payment Commitments or Auction Agreements, as applicable, (y) to honor Used Vehicle Floorplan drafts presented by the applicable financial institution to the Used Vehicle Swing Line Lender pursuant to Payoff Letter Commitments or (z) otherwise to pay the purchase price of Used Vehicles. Within the foregoing limits, and subject to the other terms and conditions hereof, the Used Vehicle Borrowers, may borrow under this Section 2.12, prepay under Section 2.14, and reborrow under this Section 2.12. Each Used Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Except as otherwise provided with respect to Used Vehicle Floorplan Overdrafts, immediately upon the making of a Used Vehicle Floorplan Swing Line Loan, each Used Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Used Vehicle Swing Line Lender a risk participation in such Used Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable Used Vehicle Floorplan Percentage times the amount of such Used Vehicle Floorplan Swing Line Loan.

(b) Payment Commitments; Auction Agreements and Payoff Letter Commitments.

(i) The Used Vehicle Swing Line Lender is authorized to make Used Vehicle Floorplan Swing Line Loans for the account of the Used Vehicle Borrowers directly to certain individual manufacturers, distributors or auction houses that provide Used Vehicles to the Used Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment or Auction Agreement, as the case may be, agreed to between the Used Vehicle Swing Line Lender and each such manufacturer, distributor or auction house, and without any further notice as otherwise required in this Section. Each Used Vehicle Floorplan Swing Line Loan made pursuant to a Payment Commitment or Auction Agreement shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The Used Vehicle Borrowers shall be and remain jointly and severally liable to the Used Vehicle Swing Line Lender, or the Used Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer, distributor or auction house pursuant to a Payment Commitment or Auction Agreement.

(ii) The Used Vehicle Swing Line Lender is authorized to make Used Vehicle Floorplan Swing Line Loans for the account of the Used Vehicle Borrowers directly to certain individual financial institutions that financed Used Vehicles for the Used Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the Used Vehicle Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section. Each Used Vehicle Floorplan Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The Used Vehicle Borrowers shall be and remain jointly and severally liable to the Used Vehicle Swing Line Lender, or the Used Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.

(c) Borrowing Procedures. Each Used Vehicle Floorplan Swing Line Borrowing and each conversion of Used Vehicle Floorplan Swing Line Loans from one Type to the other shall be made pursuant to (i) a Payment Commitment, (ii) an Auction Agreement or (iii) a Payoff Letter Commitment, (iv) upon the Company’s irrevocable notice to the Used Vehicle Swing Line Lender by delivery of a written Used Vehicle Floorplan Swing Line Loan Notice, or (v) in the case of a dealer trade, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the Used Vehicle Swing Line Lender and the applicable Used Vehicle Borrower. Each such notice from the Company must be received by the Used Vehicle Swing Line Lender not later than 1:00 p.m. on the Business Day of the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of Used Vehicle Floorplan Swing Line Loan to be borrowed or to which existing Used Vehicle Floorplan Swing Line Loans are to be converted, (iv) the applicable Used Vehicle Borrower and (v) the applicable Used Vehicle(s) (including the make, model and vehicle identification number of such Used Vehicle(s)). The Used Vehicle Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such Used Vehicle Floorplan Swing Line Loan Notice, make the amount of its Used Vehicle Floorplan Swing Line Loan available directly to the manufacturer, distributor or auction house pursuant to a Payment Commitment or Auction Agreement, as applicable, to the financial institution pursuant to a Payoff Letter Commitment or to the applicable Used Vehicle Borrower at the Used Vehicle Swing Line Lender’s office by crediting the account of such Borrower on the books of the Used Vehicle Swing Line Lender. If the Company fails to provide a timely Used Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Swing Line Loan in a Used Vehicle Floorplan Swing Line Loan Notice or if a Payment Commitment, Auction Agreement or Payoff Letter Commitment fails to specify a Type of Used Vehicle Floorplan Swing Line Loan, then the applicable Used Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

(d) Authorization. Each Used Vehicle Borrower authorizes the Used Vehicle Swing Line Lender (and each Used Vehicle Floorplan Lender consents to such authorization) to enter into, modify or terminate Payment Commitments, Auction Agreements and Payoff Letter Commitments (in each case, in the Used Vehicle Swing Line Lender’s discretion) and to advise each manufacturer, distributor, financial institution or auction house, as the case may be, that provides Used Vehicles to such Used Vehicle Borrower of any change or termination which may occur with respect to the Used Vehicle Floorplan Swing Line. Each Borrower authorizes the Used Vehicle Swing Line Lender to furnish each auction house covered by an Auction Agreement information reflecting the Used Vehicle Floorplan Facility provided by this Agreement. The Used Vehicle Swing Line Lender is further authorized to advise any applicable auction house of any change or termination which may occur with respect to the Used Vehicle Floorplan Facility. The Used Vehicle Swing Line Lender may rely on written or telefax instructions for Borrowings under an Auction Agreement given by any Borrower, or if authorized under the Auction Agreement, by the auction house.

(e) Refinancing of Used Vehicle Floorplan Swing Line Loans.

(i) The Used Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the Used Vehicle Borrowers (which hereby irrevocably authorizes the Used Vehicle Swing Line Lender to so request on its behalf), that each Used Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of the amount of Used Vehicle Floorplan Swing Line Loans then outstanding (including, subject to Section 2.13, any Used Vehicle Floorplan Overdrafts, but excluding Used Vehicle Floorplan Swing Line Loans in the amount of the Used Vehicle Floorplan Offset Amount); provided that the Used Vehicle Swing Line Lender intends to request each Used Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a Used Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.11, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Used Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The Used Vehicle Swing Line Lender shall furnish the Company, upon request by the Company, with a copy of the applicable Used Vehicle Floorplan Committed Loan Notice. Each Used Vehicle Floorplan Lender shall make an amount equal to its Applicable Used Vehicle Floorplan Percentage of the amount specified in such Used Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Used Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Used Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Used Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.12(e)(ii), each Used Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Used Vehicle Swing Line Lender.

(ii) If for any reason any Used Vehicle Floorplan Swing Line Loan (other than a Used Vehicle Floorplan Overdraft) cannot be refinanced by such a Used Vehicle Floorplan Committed Borrowing in accordance with Section 2.12(e)(i), the request for Eurodollar Rate Used Vehicle Floorplan Committed Loans submitted by the Used Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the Used Vehicle Swing Line Lender that each of the Used Vehicle Floorplan Lenders fund its risk participation in the relevant Used Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Used Vehicle Swing Line Lender pursuant to Section 2.12(e)(i) shall be deemed payment in respect of such participation.

(iii) If any Used Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the Used Vehicle Swing Line Lender any amount required to be paid by such Used Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.12(e) by the time specified in Section 2.12(e)(i), the Used Vehicle Swing Line Lender shall be entitled to recover from such Used Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Used Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Used Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Used Vehicle Swing Line Lender in connection with the foregoing. If such Used Vehicle Floorplan Lender pays such amount (and such Used Vehicle Floorplan Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such Used Vehicle Floorplan Lender’s Loan included in the relevant Committed Borrowing or funded participation in the relevant Used Vehicle Floorplan Swing Line Loan, as the case may be. A certificate of the Used Vehicle Swing Line Lender submitted to any Used Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans or to purchase and fund risk participations in Used Vehicle Floorplan Swing Line Loans pursuant to this Section 2.12(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Used Vehicle Floorplan Lender may have against the Used Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans pursuant to this Section 2.12(e) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Used Vehicle Borrowers (jointly and severally) to repay Used Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(f) Repayment of Participations.

(i) At any time after any Used Vehicle Floorplan Lender has purchased and funded a risk participation in a Used Vehicle Floorplan Swing Line Loan, if the Used Vehicle Swing Line Lender receives any payment on account of such Used Vehicle Floorplan Swing Line Loan, the Used Vehicle Swing Line Lender will distribute to such Used Vehicle Floorplan Lender its Applicable Used Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Used Vehicle Floorplan Lender’s risk participation was funded) in the same funds as those received by the Used Vehicle Swing Line Lender.

(ii) If any payment received by the Used Vehicle Swing Line Lender in respect of principal or interest on any Used Vehicle Floorplan Swing Line Loan (other than a Used Vehicle Floorplan Overdraft) is required to be returned by the Used Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Used Vehicle Swing Line Lender in its discretion), each Used Vehicle Floorplan Lender shall pay to the Used Vehicle Swing Line Lender its Applicable Used Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Used Vehicle Swing Line Lender. The obligations of the Used Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(g) Interest for Account of Used Vehicle Swing Line Lender. The Used Vehicle Swing Line Lender shall be responsible for invoicing the Used Vehicle Borrowers for interest on the Used Vehicle Floorplan Swing Line Loans. Until each Used Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.12 to refinance such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of any Used Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable Used Vehicle Floorplan Percentage shall be solely for the account of the Used Vehicle Swing Line Lender.

(h) Payments Directly to Used Vehicle Swing Line Lender. Each Used Vehicle Borrower shall make all payments of principal and interest in respect of the Used Vehicle Floorplan Swing Line Loans directly to the Used Vehicle Swing Line Lender.

2.13 Used Vehicle Floorplan Overdrafts. Notwithstanding the foregoing provisions of Sections 2.10, 2.11 and 2.12,

(a) if the Used Vehicle Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments, Auction Agreements and/or Payoff Letter Commitments and such Payment Commitments, Auction Agreements and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the Used Vehicle Swing Line Lender shall not fund any draft with respect to such Payment Commitments, Auction Agreements and/or Payoff Letter Commitments;

(b) if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment, Auction Agreement or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all Used Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Borrowings of Used Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate Used Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of Used Vehicle Floorplan Swing Line Loans to exceed the Used Vehicle Floorplan Swing Line Sublimit, then, in such event:

(i) the Company or any Used Vehicle Borrower may either immediately reduce any pending Requests for Borrowing (if any) of a Used Vehicle Floorplan Committed Loan or make a payment of principal on Used Vehicle Floorplan Committed Loans and/or Used Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate Used Vehicle Floorplan Commitments; or

(ii) the Company may request an increase in the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.23, and such Payment Commitment, Auction Agreement or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or

(iii) regardless of whether the conditions of Section 4.03 have otherwise been met, the Used Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment, Auction Agreement or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the Used Vehicle Swing Line Lender, the “Used Vehicle Floorplan Overdraft”). Nothing in this Agreement shall be construed as a commitment by or as requiring the Used Vehicle Swing Line Lender to fund any such Used Vehicle Floorplan Overdraft. The Used Vehicle Floorplan Lenders shall not be obligated to purchase any portion of or any participation in any such Used Vehicle Floorplan Overdraft; or

(iv) if such Used Vehicle Floorplan Swing Line Loan would not cause the aggregate amounts described in (A), (B) and (C) above to exceed the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment, Auction Agreement or Payoff Letter Commitment in whole or in part, notwithstanding that such Loan would cause the Outstanding Amount of Used Vehicle Floorplan Swing Line Loans to exceed the Used Vehicle Floorplan Swing Line Sublimit (and the amount of any such funding made by the Used Vehicle Swing Line Lender shall not be deemed to be a Used Vehicle Floorplan Overdraft); provided that, within five (5) Business Days after funding such payment, the Used Vehicle Swing Line Lender shall make a demand upon the Company that the Borrowers immediately repay such Used Vehicle Floorplan Swing Line Loans to the extent that the Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds the Used Vehicle Floorplan Swing Line Sublimit.

2.14 Prepayments.

(a) The Company may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Loans; and (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment is applicable to the Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and the Type(s) of Loans to be

prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.28, each such prepayment of Committed Loans of the Lenders shall be applied in accordance with their respective Applicable Percentages, Applicable Revolving Percentages, Applicable New Vehicle Floorplan Percentages and Applicable Used Vehicle Floorplan Percentages, as the case may be.

(b) At any time during which a Revolving Autoborrow Agreement is not in effect, the Company may, upon notice to the Revolving Swing Line Lender pursuant to delivery to the Revolving Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Revolving Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) The Company may, upon notice to the New Vehicle Swing Line Lender pursuant to delivery to the New Vehicle Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay New Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the New Vehicle Swing Line Lender not later than 2:00 p.m. on the date of the prepayment (or 6:00 p.m. if such prepayment is accomplished through the Floorplan On-line System). Each such notice shall specify the date and amount of such prepayment and the New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d) The Company may, upon notice to the Used Vehicle Swing Line Lender pursuant to delivery to the Used Vehicle Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Used Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment (or 6:00 p.m. if such prepayment is accomplished through the Floorplan On-line System). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.

(e) If for any reason the Total Revolving Outstandings at any time exceed the Revolving Advance Limit then in effect (including the Revolving Borrowing Base in effect after giving pro forma effect to any Disposition required to be reported pursuant to Sections 6.02(c) and 6.03(g)), the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.14(e) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Revolving Advance Limit then in effect.

(f) If for any reason the Total New Vehicle Floorplan Outstandings at any time exceed the Aggregate New Vehicle Floorplan Commitments then in effect, the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(g) If for any reason the Total Used Vehicle Floorplan Outstandings at any time exceed the Aggregate Used Vehicle Floorplan Commitments then in effect, the Borrowers shall immediately prepay Used Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(h) If for any reason the aggregate Outstanding Amount of Revolving Swing Line Loans exceeds the Revolving Swing Line Sublimit, the Company shall immediately prepay Revolving Swing Line Loans in an aggregate amount at least equal to such excess.

(i) If for any reason the Outstanding Amount of any New Vehicle Floorplan Swing Line Loans exceeds either any applicable Within Line Limitation (unless otherwise agreed to by the New Vehicle Swing Line Lender) or the New Vehicle Floorplan Swing Line Sublimit, the Borrowers (jointly and severally) shall immediately prepay such New Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(j) If for any reason the aggregate Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds either any applicable Within Line Limitation (unless otherwise agreed to by the Used Vehicle Swing Line Lender) or the Used Vehicle Floorplan Swing Line Sublimit, the Borrowers (jointly and severally) shall immediately prepay Used Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(k) Prepayments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.

(l) Prepayments made in respect of any Used Vehicle Floorplan Loan must specify the applicable Used Vehicle Borrower and Used Vehicle(s) (including the make, model and vehicle identification number of such Used Vehicle(s)) attributable to such prepayment.

2.15 Termination, Reduction or Conversion of Commitments.

(a) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of

$10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Advance Limit and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Revolving Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the applicable Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender in accordance with (x) its respective Applicable Revolving Percentage. All fees and interest accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

(b) The Company may, upon notice to the Administrative Agent and the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, terminate the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, or from time to time permanently reduce the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments; provided that (i) any such notice shall be received by the Administrative Agent and the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, not later than 11:00 a.m. 30 days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) if, after giving effect to any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate New Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess and (iv) if, after giving effect to any reduction of the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate Used Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess. In connection with any reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, in its discretion may suspend and/or terminate all or a portion of the then outstanding Payment Commitments, Auction Agreements or Payoff Letter Commitments which shall be promptly selected by the Company, in an amount that corresponds to the size of said reduction. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments. Any reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable New Vehicle Floorplan Percentage and (y) its respective Applicable Used Vehicle Floorplan Percentage, as the case may be. All fees and interest accrued under the New Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate New Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the New Vehicle Swing Line Lender (in such capacity) shall be due and payable pursuant to terms acceptable to the New Vehicle Swing Line Lender in its sole discretion. All fees and interest accrued under the Used Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate Used

Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the Used Vehicle Swing Line Lender (in such capacity), shall be due and payable pursuant to terms acceptable to the Used Vehicle Swing Line Lender in its sole discretion.

(c) At any time there exists any unused portion of Aggregate Revolving Commitments, Aggregate Used Vehicle Floorplan Commitments or Aggregate New Vehicle Floorplan Commitments (each, “Individual Facility Commitments”), and provided that, unless otherwise approved by the Administrative Agent in its sole discretion, no Default shall have occurred and be continuing, the Company may, by delivering to the Administrative Agent, the New Vehicle Floorplan Operations Group and the Used Vehicle Floorplan Operations Group a Conversion Notice in substantially the form of Exhibit P not less than three days prior to the date of such conversion, request the Administrative Agent and the Lenders to convert all or a part of such unused portion of such applicable Individual Facility Commitments into one (or both) of the other Individual Facility Commitments, provided, further that, (i) any such conversion shall be allocated on a pro rata basis among the Lenders holding Commitments in the Applicable Individual Facility Commitments being converted, (ii) in the case of a conversion from Aggregate Revolving Commitments to one or both of the other Individual Facility Commitments, after giving effect to any such conversion, the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, as evidenced by a Pro Forma Revolving Borrowing Base Certificate giving pro forma effect to such conversion which has been delivered to the Administrative Agent in connection with any such conversion; (iii) the Aggregate Revolving Commitments must be at least $50,000,000 but no more than $300,000,000 (prior to the Commitment Increase Effective Date) or $400,000,000 (on and after the Commitment Increase Effective Date), and (iv) any Aggregate Revolving Commitments converted to Aggregate Used Vehicle Floorplan Commitments or Aggregate New Vehicle Floorplan Commitments will be assessed a commitment fee for the applicable Floorplan Facility. Following such notice from the Company to the Administrative Agent, the New Vehicle Floorplan Operations Group and the Used Vehicle Floorplan Operations Group and subject to the foregoing, the Individual Facility Commitments, shall upon such request, be increased and decreased, as the case may be, by the amount so requested by the Company.

2.16 Repayment of Loans.

(a) Repayment of Revolving Loans.

(i) The Company shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Revolving Committed Loans outstanding on such date.

(ii) The Company shall repay each Revolving Swing Line Loan (x) at any time on demand by the Revolving Swing Line Lender and (y) on the Maturity Date.

(b) Repayment of New Vehicle Floorplan Loans.

(i) The New Vehicle Borrowers (jointly and severally) shall repay the New Vehicle Floorplan Committed Loans on the Maturity Date.

(ii) The New Vehicle Borrowers (jointly and severally) shall repay each New Vehicle Floorplan Swing Line Loan (x) at any time on demand by the New Vehicle Swing Line Lender and (y) on the Maturity Date.

(iii) (A) The New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the New Vehicle Floorplan Loan with respect to any New Vehicle (including without limitation, any New Vehicles that are dealer trades, Rental Vehicles, Demonstrators, and Service Loaner Vehicles) that has been sold or leased (other than the ordinary course lease of a Rental Vehicle) by any New Vehicle Borrower: (1) with respect to New Vehicles (other than Fleet Vehicles), the earliest to occur of (x) fifteen (15) days after such sale or lease thereof or (y) with respect any New Vehicle for which cash has been received upon such sale or lease thereof, within five (5) days of the receipt of such cash, and (2) with respect to Fleet Vehicles, upon the earliest to occur of (aa) thirty (30) days after the date of such sale or lease (other than the ordinary course lease of a Rental Vehicle) and (bb) two (2) Business Days following receipt of proceeds from such sale or lease thereof. With respect to each New Vehicle that has not been sold, the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to (i) in the case of any such New Vehicle held as Inventory, beginning 12 months after the date such New Vehicle is Deemed Floored, monthly payments of 10% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 15 months after the date such New Vehicle is Deemed Floored, and (ii) in the case of each Demonstrator, Rental Vehicle, Service Loaner Vehicle and other mileaged Vehicle, beginning the date such New Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle (each such required payment, a “Mileaged Monthly Curtailment Payment”), with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 24 months after the date such New Vehicle is Deemed Floored (each such required payment, a “Mileaged Final Curtailment Payment”). Upon the funding thereof, any New Vehicle Floorplan Overdraft shall be due and payable in full by the New Vehicle Borrowers on the next following Business Day.

(B) If any Loan Party sells all or substantially all of the assets of a dealership or franchise to a Person other than a New Vehicle Borrower or Used Vehicle Borrower (each such sale being referred to as a “Dealership Sale”), then the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the outstanding New Vehicle Floorplan Loan, if any, with respect to each New Vehicle that had been owned by (or identified as an asset on the books or records of) such dealership or franchise immediately prior to such Dealership Sale, which payment shall be made no later than five (5) Business Days following the receipt of proceeds from such Dealership Sale (whether or not such New Vehicle was sold in connection with such Dealership Sale).

(C) If the Company terminates the designation of a Subsidiary as a “New Vehicle Borrower” with respect to any Removed Franchise in accordance with Section 2.26, then the New Vehicle Borrowers (jointly and severally) shall (1) repay each New Vehicle Floorplan Committed Loan and each New Vehicle Floorplan Swing Line Loan with respect to any New Vehicle that is subsequently financed by Permitted Silo Indebtedness at such Removed Franchise immediately upon the applicable date (each such date, a “Silo Financing Commencement Date”) such Subsidiary begins to finance New Vehicles through Permitted Silo Indebtedness as permitted by Section 2.26, and (2) repay (within five (5) Business Days after the applicable Silo Financing Commencement Date) any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan with respect to any other Vehicle that is owned by any respective Removed Franchise on or after the applicable Silo Financing Commencement Date.

(iv) Payments required to be made by any New Vehicle Borrower as set forth in Section 2.16(b)(i) and (ii) shall be applied in the following order: (1) first, to the outstanding principal balance and then to accrued interest on any New Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of New Vehicle Floorplan Swing Line Loans, and (3) finally, to the remaining outstanding principal balance of the New Vehicle Floor Plan Committed Loans. Payments required to be made by any New Vehicle Borrower as set forth in Section 2.16(b)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the New Vehicle Floorplan Loan with respect to such New Vehicle, and then in the order set forth in the sentence above.

(v) In the event of any disputed or duplicate New Vehicle Floorplan Loan (each a “Disputed Existing New Vehicle Loan”) being refinanced or paid down by any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan in reliance on information provided by the Company, any Subsidiary or any existing lender pursuant to any audit completed under Section 4.01(a)(xviii), the Borrowers will (jointly and severally) upon demand, repay any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan related to such Disputed Existing New Vehicle Loan, including accrued interest with respect to such New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan, regardless of whether such Disputed Existing New Vehicle Loan has been resolved with the prior lender.

(vi) Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.16(b) or Section 2.18(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable New Vehicle Borrower with Bank of America pursuant to the Floorplan On-line System (provided that if there are not sufficient funds in such account to pay such amounts, then the New Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due). Without limiting any other rights or obligations hereunder, commitment fees with respect to the New Vehicle Floorplan Facility that are then due pursuant to Section 2.18(a) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such amounts, then the New Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due).

(vii) Payments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such payment.

(c) Repayment of Used Vehicle Floorplan Loans.

(i) The Used Vehicle Borrowers (jointly and severally) shall repay each Used Vehicle Floorplan Committed Loan on the Maturity Date.

(ii) The Used Vehicle Borrowers (jointly and severally) shall repay each Used Vehicle Floorplan Swing Line Loan (y) at any time on demand by the Used Vehicle Swing Line Lender and (z) on the Maturity Date.

(iii) (A) The Used Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the Used Vehicle Floorplan Loan with respect to any Used Vehicle (including without limitation, any Used Vehicles that are dealer trades) that has been sold or leased by any Used Vehicle Borrower: upon the earliest to occur of (x) fifteen (15) days after such sale or lease thereof or (y) with respect any Used Vehicle for which cash has been received upon such sale or lease thereof, within five (5) days of the receipt of such cash. With respect to each Used Vehicle that has not been sold, the Used Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to, beginning 3 months after the date such Used Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the Used Vehicle Floorplan Loan relating to such Used Vehicle, with the final payment for all amounts then outstanding under such Used Vehicle Floorplan Loan due 6 months after the date such Used Vehicle is Deemed Floored. Upon the funding thereof, any Used Vehicle Floorplan Overdraft shall be due and payable in full by the Used Vehicle Borrowers on the next following Business Day.

(B) If any Loan Party sells all or substantially all of the assets pursuant to a Dealership Sale, then the Used Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the outstanding Used Vehicle Floorplan Loan, if any, with respect to each Used Vehicle that had been owned by (or identified as an asset on the books or records of) such dealership or franchise immediately prior to such Dealership Sale, which payment shall be made no later than five (5) Business Days following the receipt of proceeds from such Dealership Sale (whether or not such Used Vehicle was sold in connection with such Dealership Sale).

(C) If the Company terminates the designation of a Subsidiary as a “Used Vehicle Borrower” with respect to any Removed Franchise in accordance with Section 2.26, then the Used Vehicle Borrowers (jointly and severally) shall repay each Used Vehicle Floorplan Committed Loan and each Used Vehicle Floorplan Swing Line Loan at such Removed Franchise immediately upon such termination.

(iv) Payments required to be made by any Used Vehicle Borrower as set forth in Section 2.16(c)(i) and (ii) shall be applied in the following order: (1) first, to the outstanding principal balance and then to accrued interest on any Used Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of Used Vehicle Floorplan Swing Line Loans, and (3) finally, to the remaining outstanding principal balance of the

Used Vehicle Floor Plan Committed Loans. Payments required to be made by any Used Vehicle Borrower as set forth in Section 2.16(c)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the Used Vehicle Floorplan Loan with respect to such Used Vehicle, and then in the order set forth in the sentence above.

(v) Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.16(c) or Section 2.18(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable Used Vehicle Borrower with Bank of America pursuant to the Floorplan On-line System (provided that if there are not sufficient funds in such account to pay such amounts, then the Used Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due). Without limiting any other rights or obligations hereunder, commitment fees with respect to the Used Vehicle Floorplan Facility that are then due pursuant to Section 2.18(a) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such amounts, then the Used Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due).

(vi) Payments made in respect of any Used Vehicle Floorplan Loan must specify the applicable Used Vehicle Borrower and Used Vehicle(s) (including the make, model and vehicle identification number of such Used Vehicle(s)) attributable to such payment.

2.17 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), each Borrower, jointly and severally, shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder (i) shall be automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such interest, then the Borrowers shall pay such interest when due), and (ii) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Notwithstanding anything herein to the contrary, (A) all New Vehicle Floorplan Loans (including New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans) outstanding at any time shall bear interest at the same rate and (B) all Used Vehicle Floorplan Loans (including Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans) outstanding at any time shall bear interest at the same rate.

(e) Bank of America may enter into a New Vehicle Floorplan Offset Agreement with the Company, any New Vehicle Borrowers or any other Subsidiary from time to time, and while such an agreement is in effect and any New Vehicle Floorplan Offset Amount is credited to the respective Floorplan Offset Account, the parties hereto agree that interest which would otherwise be owing in respect of New Vehicle Floorplan Loans in an aggregate outstanding principal amount equal to the New Vehicle Floorplan Offset Amount will be offset; provided that, (x) the New Vehicle Floorplan Offset Amount shall not exceed 20% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time (y) in no event shall the Company be entitled to enter into a New Vehicle Floorplan Offset Arrangement at any time a Used Vehicle Floorplan Offset Arrangement is in place and (z) the Company may alternate between a New Vehicle Floorplan Offset Arrangement and a Used Vehicle Floorplan Offset Arrangement no more than twice per calendar year. Bank of America shall provide the Administrative Agent with information regarding the New Vehicle Floorplan Offset Amount, as requested by the Administrative Agent.

(f) Bank of America may enter into a Used Vehicle Floorplan Offset Agreement with the Company, any Used Vehicle Borrowers or any other Subsidiary from time to time, and while such an agreement is in effect and any Used Vehicle Floorplan Offset Amount is credited to the respective Floorplan Offset Account, the parties hereto agree that interest which would otherwise be owing in respect of Used Vehicle Floorplan Loans in an aggregate outstanding principal amount equal to the Used Vehicle Floorplan Offset Amount will be offset; provided that, (x) the Used Vehicle Floorplan Offset Amount shall not exceed 20% of the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans at any time, (y) in no event shall the Company be entitled to enter into a Used Vehicle Floorplan Offset Arrangement at any time a New Vehicle Floorplan Offset Arrangement is in place and (z) the Company may alternate between a New Vehicle Floorplan Offset Arrangement and a Used Vehicle Floorplan Offset Arrangement no more than twice per calendar year. Bank of America shall provide the Administrative Agent with information regarding the Used Vehicle Floorplan Offset Amount, as requested by the Administrative Agent.

2.18 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.28. The New Vehicle Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each New Vehicle Floorplan Lender in accordance with its Applicable New Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans. The Used Vehicle Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each Used Vehicle Floorplan Lender in accordance with its Applicable Used Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Used Vehicle Floorplan Commitments exceed the Outstanding Amount of Used Vehicle Floorplan Committed Loans. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Swing Line Loans, amounts in any Floorplan Offset Account shall not be included in calculating the Outstanding Amount of Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans used in determining the commitment fees set forth above.

(b) Other Fees. The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.19 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.21, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Revolving Lenders determine that (i)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Revolving Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in lower pricing for such period, the Applicable Rate shall be adjusted as of the date of receipt by the Administrative Agent of a Compliance Certificate reflecting such proper calculation. This paragraph shall not limit the rights of the Administrative Agent, any Revolving Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii) or 2.03(i) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

2.20 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.21 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage, Applicable Used Vehicle Floorplan Percentage or Applicable Percentage (or other applicable share as provided herein), as applicable, of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02, Section 2.06 or Section 2.11, as the case may be, and may (but shall be under no obligation to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of a Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due.

With Respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.22 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (for cash at face value) participations in the applicable Committed Loans and (if applicable) subparticipations in L/C Obligations or applicable Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral in respect of obligations relating to Letters of Credit or Swing Line Loans provided for in Section 2.27, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans, as the case may be, to any assignee or participant, other than an assignment, participation or subparticipation to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.23 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, and in the case of an increase in the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, no New Vehicle Event of Default or Used Vehicle Event of Default exists, upon notice to the Administrative Agent (which shall promptly notify the applicable Lenders), the Company may from time to time, request an increase in (i) the Aggregate Revolving Commitments by an amount for all such requests, not exceeding $50,000,000 in the aggregate and (ii) the Aggregate New Vehicle Floorplan Commitments and Aggregate Used Vehicle Floorplan Commitments by an amount for all such requests, not exceeding $250,000,000 in the aggregate; provided that the Company may make a maximum of five (5) such requests and (x) upon the reasonable request of any Lender with a Commitment in the Facility being increased made at least ten (10) Business Days prior to the Increase Effective Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) Business Days prior to the Increase Effective Date and (y) at least ten (10) Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. Such increase shall be allocated between the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments as requested by the Company and specified in its notice, provided that, (i) any increase in the Commitments of any Lender shall be allocated on a pro rata basis among its Individual Facility Commitments (consistent with the pro rata allocation of the entire increase on such occasion between the Aggregate Commitments), and (ii) after giving effect to any such increase to the Aggregate Revolving Commitments, the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, as evidenced by a Pro Forma Revolving Borrowing Base Certificate giving pro forma effect to such increase which has been delivered to the Administrative Agent in connection with any such increase. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage, Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as the case may be, of such requested increase, which such decision shall be made in the sole discretion of such Lender. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuers (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.23, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (B) no Default exists, and in the case of an increase in the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, no New Vehicle Event of Default or Used Vehicle Event of Default exists and (iii) in the case of an increase to Aggregate Revolving Commitments, a Pro Forma Revolving Borrowing Base Certificate. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages, Applicable Revolving Percentages, Applicable New Vehicle Floorplan Percentages or Applicable Used Vehicle Floorplan Percentages, as the case may be, arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.22 or 10.01 to the contrary.

2.24 New Vehicle Borrowers.

(a) Effective as of the date hereof, each Subsidiary that has executed this Agreement as a “New Vehicle Borrower” shall be a “New Vehicle Borrower” hereunder and may receive New Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.

(b) If any Subsidiary engages in the sale or leasing of New Vehicles and the Company wishes to designate such Subsidiary as a New Vehicle Borrower, the Company shall deliver to the Administrative Agent, pursuant to Section 6.15 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a New Vehicle Borrower; provided that a New Vehicle Borrower shall not be required to execute a Joinder Agreement if such New Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Sections 2.05 through 2.08 the Administrative Agent, the New Vehicle Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.15. If the Administrative Agent and the New Vehicle Swing Line Lender agree that such Subsidiary shall be entitled to receive New Vehicle Floorplan Loans hereunder, then promptly following receipt of all such documents required by Section 6.15, the Administrative Agent shall send a notice in substantially the form of Exhibit Q-1 (a “New Vehicle Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a New Vehicle Borrower for purposes hereof, whereupon each of the New Vehicle Floorplan Lenders agrees to permit such New Vehicle Borrower to receive New Vehicle Floorplan Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such New Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(c) Notwithstanding any other provision of this Agreement, each New Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the New Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the New Vehicle Swing Line Lender and the New Vehicle Floorplan Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “New Vehicle Borrowers’ Liabilities”).

(d) Each New Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the New Vehicle Borrowers’ Liabilities or New Vehicle Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the New Vehicle Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the New Vehicle Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan

Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the New Vehicle Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the New Vehicle Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such New Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such New Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the New Vehicle Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each New Vehicle Borrower for the New Vehicle Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each New Vehicle Borrower with respect to its New Vehicle Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.

(e) Each Subsidiary that is or becomes a “New Vehicle Borrower” pursuant to this Section 2.24 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New Vehicle Floorplan Loans made by the Lenders to any such New Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each New Vehicle Borrower.

2.25 Used Vehicle Borrowers.

(a) Effective as of the Closing Date, the Company and each Subsidiary that has executed the Agreement as a “Used Vehicle Borrower” shall be a “Used Vehicle Borrower” hereunder and may receive Used Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.

(b) If any Subsidiary engages in the sale or leasing of Used Vehicles and the Company wishes to designate such Subsidiary as a Used Vehicle Borrower, the Company shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a Used Vehicle Borrower; provided that a Used Vehicle Borrower shall not be required to execute a Joinder Agreement if such Used Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Sections 2.10 through 2.13 the Administrative Agent, the Used Vehicle Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.15. If the Administrative Agent and the Used Vehicle Swing Line Lender agree that such Subsidiary shall be entitled to receive Used Vehicle Floorplan Loans hereunder, then promptly following receipt of all such documents required by Section 6.15, the Administrative Agent shall send a notice in substantially the form of Exhibit Q-2 (a “Used Vehicle Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a Used Vehicle Borrower for purposes hereof, whereupon each of the Used Vehicle Floorplan Lenders agrees to permit such Used Vehicle Borrower to receive Used Vehicle Floorplan Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Used Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(c) Notwithstanding any other provision of this Agreement, each Used Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the Used Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the Used Vehicle Swing Line Lender and the Used Vehicle Floorplan Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “Used Vehicle Borrowers’ Liabilities”).

(d) Each Used Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other Related Agreements; (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the Used Vehicle Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Used Vehicle Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Used Vehicle Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan

Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Used Vehicle Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such Used Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such Used Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Used Vehicle Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each Used Vehicle Borrower for the Used Vehicle Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each Used Vehicle Borrower with respect to its Used Vehicle Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.

(e) Each Subsidiary that is or becomes a “Used Vehicle Borrower” pursuant to this Section 2.25 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Used Vehicle Floorplan Loans made by the Lenders to any such Used Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each Used Vehicle Borrower.

2.26 Removed Franchises.

(a) The Company shall be permitted to terminate the designation of a Subsidiary as a “New Vehicle Borrower” and/or a “Used Vehicle Borrower” with respect to any particular franchise (any such franchise, a “Removed Franchise”) and redesignate such Subsidiary as a “Dual Subsidiary” or a “Silo Subsidiary”, as applicable, in order to finance New Vehicles through Permitted Silo Indebtedness so long as (i) the Company has (x) delivered notice of such request to the Administrative Agent, (y) in the case of a Dual Subsidiary, executed and delivered acknowledgements (in form and substance reasonably acceptable to the Administrative Agent) of such Subsidiary’s continuing Obligations under the Loan Documents (including pursuant to the Subsidiary Guaranty) as requested by the Administrative Agent and (z) prepaid all outstanding Loans with respect to such redesignation as required by Section 2.16(b)(iii), Section 2.16(c)(iii) and otherwise complied with Section 7.17, (ii) such Subsidiary otherwise qualifies as a “Silo Subsidiary” or a “Dual Subsidiary”, as applicable, entitled to incur Permitted Silo Indebtedness pursuant to the terms of the Agreement at the time of such redesignation, and (iii) no Default or Event of Default then exists or will result therefrom. Following any such redesignation, such Subsidiary shall no longer be entitled to utilize the credit facilities provided for in Sections 2.05 through 2.08 or Sections 2.10 through 2.13 with respect to any Removed Franchise.

2.27 Cash Collateral and Other Credit Support.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or an L/C Issuer, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of (A) the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or the applicable Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.28(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lenders), a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.27(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than that required to eliminate the applicable Fronting Exposure, the Borrowers (jointly and severally) or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate the applicable Fronting Exposure. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.27 or Sections 2.03, 2.04, 2.07, 2.12, 2.28, 8.02, 8.04 or 8.06 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans or obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, interest accrued on such obligation) for which the Cash Collateral or other credit support was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral provided pursuant to any of the Sections referred to in Section 2.27(c) shall be released from the Lien granted under Section 2.27(b) (but without prejudice to any other Liens granted in such property under any other Loan Document) (except (i) as may be agreed to among the parties posting, and the applicable L/C Issuer or Swing Line Lender benefitting from, such Cash Collateral and (ii) Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default) promptly following (x) the payment, satisfaction or (as to Letters of Credit) expiration of the obligations giving rise to delivery of such Cash Collateral or (y) as to Cash Collateral provided pursuant to Sections 2.03, 2.04, 2.07 or 2.12, such earlier date as (A) the status of the applicable Lender as a Defaulting Lender shall be terminated or (B) the Administrative Agent shall determine in good faith that there remain outstanding no actual or potential Defaulting Lender funding obligations as to which the benefitted L/C Issuer or Swing Line Lender desires to maintain Cash Collateral.

2.28 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required New Vehicle Floorplan Lenders” and “Required Used Vehicle Floorplan Lenders” and Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows; first, as to any payment made in respect of principal of Loans, ratably to the principal amount of Committed Loans of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of Committed Loans of each Lender shall equal its pro rata share thereof based on its Applicable Percentage (without giving effect to Section 2.28(a)(iv)); second, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the Administrative Agent; third, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to an L/C Issuer or Swing Line Lender (to the extent the Administrative Agent has received notice thereof), ratably to the Persons entitled thereto, fourth, to the posting of Cash Collateral (or funding of participations, as applicable) in respect of its Applicable Percentage (without giving effect to Section 2.28(a)(iv)) of L/C Obligations and Swing Line Loans, (x) ratably to all L/C Issuers and Swing Line Lenders in accordance with their respective applicable Fronting Exposures and (y) thereafter, to reduce ratably any reallocation of Applicable Percentages of other Lenders previously effected under Section 2.28(a)(iv); and fifth, to the Defaulting Lender or otherwise as required by applicable Law. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.28(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.18(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender as to which an L/C Issuer or Swing Line Lender (as applicable) has not received Cash Collateral pursuant to Sections 2.03, 2.04, 2.07 or 2.12, then upon the request of an L/C Issuer or Swing Line Lender (as applicable) to the Administrative Agent, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03, 2.04, 2.07, 2.12 or 2.28, the “Applicable Percentage”, “Applicable Revolving Percentage”, “Applicable New Vehicle Floorplan Percentage” and “Applicable Used Vehicle Floorplan Percentage”, as the case may be, of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; and (ii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, between (1) the Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other L/C Obligations (prior to giving effect to such reallocation), plus such Lender’s Applicable Percentage of the Outstanding Amount of all other Swing Line Loans (prior to giving effect to such reallocation), in each case, with respect to the applicable Facility.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lenders and the L/C Issuer agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, Applicable Revolving Percentages, Applicable New Vehicle Floorplan Percentages and Applicable Used Vehicle Floorplan Percentages, as the case may be, (without giving effect to Section 2.28(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender (and the Applicable Percentages, Applicable Revolving Percentages, Applicable New Vehicle Floorplan Percentages and Applicable Used Vehicle Floorplan Percentages, as the case may be, of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.29 Extension of Maturity Date.

(a) Requests for Extension. The Company may, by notice to the Administrative Agent not later than 180 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that each Lender extend such Lender’s Maturity Date for an additional year from the Existing Maturity Date. The Administrative Agent shall promptly notify the Lenders of any such request (such date of notice, the “AA Notice of Extension Request Date”)).

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than 30 days after the AA Notice of Extension Request Date (the “Lender Response Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”), which such Lender shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Response Date) and any Lender that does not so advise the Administrative Agent on or before the Lender Response Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall become irrevocable. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date 10 Business Days after the Lender Response Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Company shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 10.13; provided that each such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Revolving Commitment, a New Vehicle Floorplan Commitment or a Used Vehicle Floorplan Commitment, as the case may be (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment, a New Vehicle Floorplan Commitment or a New Vehicle Floorplan Commitment, as the case may be, shall be in addition to such Lender’s Revolving Commitment, New Vehicle Floorplan Commitment or Used Vehicle Floorplan Commitment, as the case may be, hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) (i) the total of the Revolving Commitments of the Lenders that have agreed to extend their Maturity Date (each, an “Extending Revolving Lender”) and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Existing Maturity Date, (ii) the total of the New Vehicle Floorplan Commitments of the Lenders that have agreed to extend their Maturity Date (each, an “Extending New Vehicle Lender”) and the additional New Vehicle Floorplan Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the New Vehicle Floorplan Commitments in effect immediately prior to the Existing Maturity Date and (iii) the total of the Used Vehicle Floorplan Commitments of the Lenders that have agreed to extend their Maturity Date (each, an “Extending Used Vehicle Lender”; and collectively with the Extending Revolving Lenders and the Extending New Vehicle Lenders, the “Extending Lenders”) and the additional Used Vehicle Floorplan Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Used Vehicle Floorplan Commitments in effect immediately prior to the Existing Maturity Date, then, effective as of the Existing Maturity Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one (1) year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and a “Revolving Lender”, a “New Vehicle Floorplan Lender” or a “Used Vehicle Floorplan Lender”, as the case may be.

(f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Maturity Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of each Loan Party, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.29, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default, New Vehicle Event of Default or Used Vehicle Event of Default exists or would result therefrom. In addition, on the Maturity Date of each Non-Extending Lender, the Borrowers shall prepay any Committed Loans outstanding on such date to the extent necessary to keep outstanding Committed Revolving Loans ratable with any revised Applicable Revolving Percentages, Committed New Vehicle Floorplan Loans ratable with any revised Applicable New Vehicle Floorplan Percentages and Committed Used Vehicle Floorplan Loans ratable with any revised Applicable Used Vehicle Floorplan Percentages of the respective Lenders effective as of such date.

(g) Amendment; Sharing of Payments. In connection with any extension of the Maturity Date, the Company, the Administrative Agent and each extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section 2.29 shall supersede any provisions in Section 2.22 or 10.01 to the contrary.

ARTICLE IIA

SECURITY

2A.01 Security. As security for the full and timely payment and performance of all Obligations, each Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the

Secured Parties a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. Without limiting the foregoing, each Borrower shall deliver, and shall cause each other applicable Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement and, if applicable, any Silo Lender Intercreditor Agreement, Powersports Intercreditor Agreement or Service Loaner Intercreditor Agreement and (b) UCC financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral. In addition, and without limiting the foregoing, each Borrower shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.

2A.02 Further Assurances. At the request of the Administrative Agent from time to time, each Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of any Borrower or any Loan Party appearing thereon, all UCC financing statements reflecting any Borrower or any other Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

2A.03 Information Regarding Collateral. Each Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) (as to each Grantor) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person. Each Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) Each Borrower (jointly and severally) shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each Borrower (jointly and severally) shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by any Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by a Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company or such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company or such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner of the applicable interest in any Credit Extension or Commitment, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BEN-E or W-8BEN, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Agreement, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans hereunder and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, or continue Eurodollar Rate Loans, or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B)(x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x) Term SOFR plus the Related Adjustment; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Company and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Company of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0.00%, the LIBOR Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e) If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, each Borrower (jointly and severally) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time each Borrower (jointly and severally) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. Each Borrower (jointly and severally) shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or such L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that none of the Borrowers shall be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. Each Borrower (jointly and severally) shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar

Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. Each Borrower (jointly and severally) hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Company may replace such Lender in accordance with Section 10.13.

3.06 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO AMENDMENT, RESTATEMENT AND

CONSOLIDATION

4.01 Amendment, Restatement and Consolidation. The effectiveness of this Agreement and the amendment, restatement and consolidation of the Existing Credit Agreements is subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Pledge Agreement, (D) the Escrow and Security Agreement, (E) the Company Guaranty and (F) the Subsidiary Guaranty, in each case, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) subject to delivery as referenced on Schedule 7.25, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit K (which shall include matters of Delaware, North Carolina, South Carolina and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a favorable opinion of local counsel to the Loan Parties in Florida, Texas, California, Alabama, and Tennessee, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;

(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix) a certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;

(x) a duly completed preliminary Compliance Certificate as of the last day of the fiscal quarter of the Company ended on December 31, 2020, signed by a Responsible Officer of the Company;

(xi) a duly completed preliminary Revolving Borrowing Base Certificate dated as of the Closing Date certifying as to the Revolving Borrowing Base as of December 31, 2020, signed by a Responsible Officer of the Company;

(xii) with respect to any Eligible Borrowing Base Real Estate that the Company desires to be included in the Revolving Borrowing Base on the Closing Date (and which is not already included as Eligible Borrowing Base Real Estate under the Existing Revolving Credit Agreement), FIRREA-conforming appraisals, Phase I (or if necessary, Phase II environmental reports) and such other reports or certifications related to such Eligible Borrowing Base Real Estate as the Administrative Agent may reasonably request; provided that the addition of any such real property to the Revolving Borrowing Base shall be subject to any other applicable requirements set forth in this Agreement, including any requirements set forth in the definition of “Eligible Borrowing Base Real Estate,” and the Administrative Agent (and its internal or external consultants) must have sufficient time to analyze any documents delivered pursuant to this paragraph; provided however (but without limitation to deliver title reports after the Closing Date pursuant to the definition of “Eligible Borrowing Base Real Estate”), no title reports shall be required for any Eligible Borrowing Base Real Estate on the Closing Date;

(xiii) to the extent not otherwise delivered prior to the date hereof, a copy of (A) each standard form of Franchise Agreement for each vehicle manufacturer or distributor and (B) each executed Framework Agreement;

(xiv) duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;

(xv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;

(xvi) consolidating balance sheets for the Company and each Subsidiary as at the end of December 31, 2020, and the related consolidating statements of income or operations, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for (a) each Subsidiary, (b) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (c) all Used Vehicle Borrowers and (d) all Silo Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations;

(xvii) forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent for each of the first five years following the Closing Date;

(xviii) if required by the Administrative Agent in its sole discretion, satisfactory results of audits of the Collateral, provided that, whether or not any such audit is performed, the Administrative Agent, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender shall be entitled to rely on information provided by any existing lender of the Company or its Subsidiaries as to any Vehicles and existing new vehicle facilities being refinanced or paid down on the Closing Date;

(xix) to the extent not otherwise delivered prior to the date hereof, (x) delivery by the Company and each applicable Loan Party owning any Equity Interests required to be pledged pursuant to this Agreement or the Pledge Agreement of all stock certificates evidencing such pledged Equity Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto and (y) delivery by the Company and each other applicable Loan Party owning any Equity Interests required to be delivered in escrow pursuant to the Escrow and Security Agreement of all stock certificates evidencing such Equity Interests;

(xx) UCC financing statements or amendments to previously filed UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien (with the priority described therein) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien in and to such other Collateral as the Administrative Agent may require;

(xxi) UCC search results with respect to the Company and the Loan Parties showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date);

(xxii) a certificate signed by a Responsible Officer of the Company certifying as to the status of the Unrestricted Subsidiaries;

(xxiii) acknowledgement by the silo lenders party to the Master Intercreditor Agreement that the Master Intercreditor Agreement is no longer binding upon such parties and no longer inures to the benefit of such parties upon payment to such parties of amounts outstanding under the respective floorplan facilities provided by such parties (which such outstanding amounts are intended to be repaid as soon as commercially practicable after the Closing Date), or in the case of any Permitted Silo Indebtedness with a silo lender in effect as of the Closing Date, a copy of an executed Silo Lender Intercreditor Agreement with respect of such Permitted Silo Indebtedness;

(xxiv) an exiting lender letter executed by Comerica Bank pursuant to which Comerica Bank acknowledges the termination of its Commitment (as defined in each Existing Credit Agreement) and waives any requirement in the Existing Credit Agreements to provide prior notice of payments made to it under the Existing Credit Agreements and any right to consent to this Agreement, in form and substance acceptable to the Administrative Agent; and

(xxv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Required Lenders reasonably may require.

(b) (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Closing Date and (ii) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(c) Any upfront fees or other fees required to be paid to the “collateral agent” under the Loan Documents, the Administrative Agent, the Arranger, or any Lender on or before the Closing Date pursuant to any Loan Document or the Existing Credit Agreements shall have been paid.

(d) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to a (x) Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, (y) a Payment Commitment or an Auction Agreement, or (z) a Payoff Letter Commitment) is subject to the following conditions precedent:

(a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) (i) in the case of Revolving Borrowings, no Revolving Default or Revolving Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof, (ii) in the case of Used Vehicle Floorplan Borrowings, (A) no Used Vehicle Event of Default shall exist, or would result from such proposed Borrowing or the application of the proceeds thereof, with respect to the Used Vehicle Borrower that is requesting the Borrowing, (B) no Used Vehicle Event of Default under Section 8.03(e), (f) or (m) shall exist, (C) no Used Vehicle Event of Default under Section 8.03(h) or (i) shall exist with respect to the Company and (D) no Used Vehicle Event of Default under any other subsection of Section 8.03 has continued for thirty (30) days or more, and (iii) in the case of New Vehicle Floorplan Borrowings, (A) no New Vehicle Event of Default shall exist, or would result from such proposed Borrowing or the application of the proceeds thereof, with respect to the New Vehicle Borrower that is requesting the Borrowing, (B) no New Vehicle Event of Default under Section 8.05(e), (f) or (m) shall exist, (C) no New Vehicle Event of Default under Section 8.05(h) or (i) shall exist with respect to the Company and (D) no New Vehicle Event of Default under any other subsection of Section 8.05 has continued for thirty (30) days or more.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; provided that, with respect to Revolving Swing Line Borrowings, for purposes of this Section 4.02(c) and the last sentence of Section 4.02, while a Revolving Autoborrow Agreement is in effect, the Company shall be deemed to have given a Revolving Swing Line Loan Notice (and reaffirmed the representations and warranties described herein and satisfied all other conditions to funding hereunder) as of each day on which a Revolving Autoborrow Advance is made.

(d) If the applicable Borrower is a New Vehicle Borrower, then the conditions of Section 2.24 to the designation of such Borrower as a New Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) If the applicable Borrower is a Used Vehicle Borrower, then the conditions of Section 2.25 to the designation of such Borrower as a Used Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.

(f) In the case of Revolving Borrowing, the Total Revolving Outstandings after giving effect to such Request for Credit Extension shall not exceed the Revolving Advance Limit on such date.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to all Floorplan Borrowings pursuant to a Payment Commitment, Auction Agreement or a Payoff Letter Commitment. The obligation of the New Vehicle Swing Line Lender to honor any request for a New Vehicle Floorplan Borrowing and the Used Vehicle Swing Line Lender to honor any request for a Used Vehicle Floorplan Borrowing pursuant to a Payment Commitment, Auction Agreement or a Payoff Letter Commitment is subject to the following conditions precedent:

(a) To the extent required pursuant to the terms of such Payment Commitment, Auction Agreement or Payoff Letter Commitment, as the case may be, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment, Auction Agreement or Payoff Letter Commitment, identifying the Vehicles delivered or to be delivered to the applicable Borrower; and

(b) any other conditions precedent set forth in such Payment Commitment, Auction Agreement or Payoff Letter Commitment.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. As of the Closing Date, Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) To the Company’s best knowledge, no Internal Control Event, exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of the Security Instruments.

5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code (i) has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service or (ii) uses a prototype or volume submitter document that has been duly adopted and the form of which is the subject of an IRS opinion or advisory letter received by the sponsor of the prototype or volume submitter document. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d) The Company and each Borrower represents and warrants as of the Closing Date that it is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

5.14 Margin Regulations; Investment Company Act.

(a) None of the Borrowers is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

5.19 Franchise Agreements and Framework Agreements. The Company has provided to the Administrative Agent true, correct and complete copies of (a) a standard form of Franchise Agreement for each vehicle manufacturer or distributor and (b) each Framework Agreement, in each case in effect as of the Closing Date. Except as set forth on Schedule 5.19 or with respect to any Franchise Agreement entered into after the Closing Date and delivered to the Administrative Agent and each Lender pursuant to Section 6.03(f), there is no material deviation in any Franchise Agreement from the standard form of Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date. Each Franchise Agreement and, on the date of this Agreement, Framework Agreement is, other than as disclosed in writing to the Administrative Agent and the Lenders, in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms. To the knowledge of the Company, (a) no party to any Franchise Agreement is in material breach of, or has failed to perform in any material respect or is in material default under, such Franchise Agreement and (b) no party to any Franchise Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement or Framework Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)). In the event of any default or non-compliance under any Framework Agreement, the principal remedy available to any manufacturer or distributor party thereto is to prohibit the applicable Subsidiary from acquiring additional franchised vehicle dealerships from such manufacturer or distributor (and not in any event to terminate the operations at any existing vehicle dealership).

5.20 Collateral.

(a) The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.

5.21 Solvency. On the Closing Date and both before and after giving effect to each Loan hereunder, each Loan Party is Solvent.

5.22 Labor Matters. As of the Closing Date, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.

5.23 Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Required Lenders and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Secured Parties from such Acquisition), as the case may be.

5.24 Real Estate Indebtedness. The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent Member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Administrative Agent upon its request).

5.25 Service Loaner Vehicles; Powersports Inventory. Any Service Loaner Vehicles that are financed by, or constitute collateral for, any Permitted Third Party Service Loaner Indebtedness are designated as Service Loaner Vehicles in the books of record and account of the Company and its Subsidiaries. Any Powersports Inventory that is financed by, or constitute collateral for, any Permitted Powersports Indebtedness is designated as Powersports Inventory in the books of record and account of the Company and its Subsidiaries.

5.26 Permitted Third Party Service Loaner Indebtedness; Permitted Silo Indebtedness; Permitted Powersports Indebtedness. All Indebtedness for the financing of Service Loaner Vehicles provided by Service Loaner Lenders is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles. All Indebtedness for the financing of Vehicles provided by Silo Lenders is secured solely by a Lien on said Vehicles so financed by the respective Silo Lenders and the proceeds of such Vehicles. All Indebtedness for the financing of Powersports Inventory provided by Powersports Lenders is secured solely by a Lien on said Powersports Inventory so financed by the respective Powersports Inventory Lenders and the proceeds of such Powersports Inventory.

5.27 OFAC. Neither the Company, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company and its Subsidiaries, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction, or (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.28 Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in all material respects with applicable anti-corruption laws in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.29 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.30 Taxpayer Identification Number. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.31 Covered Entities. No Loan Party is a Covered Entity.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, with subtotals for (w) each Subsidiary, (x) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (y) all Used Vehicle Borrowers, (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii) the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv) the related consolidating statements of income or operations for such fiscal year with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v) the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (y) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the

Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, with subtotals for (w) each Subsidiary, (x) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (y) all Used Vehicle Borrowers, (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii) the related unaudited consolidated statement of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv) the related consolidating statements of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) with subtotals for (w) each Subsidiary, (x) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (y) all Used Vehicle Borrowers, (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) if requested by the Administrative Agent, as soon as available, but in any event within thirty (30) days after the end of each calendar month (including December, but excluding the last month of the fiscal quarter periods described in Section 6.01(b)) of each fiscal year of the Company (or if earlier than such 30th day, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such calendar month, with subtotals for (w) each Subsidiary, (x) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (y) all Used Vehicle Borrowers, (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii) the related unaudited consolidated statement of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv) the related consolidating statements of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) with subtotals for (w) each Subsidiary, (x) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), (y) all Used Vehicle Borrowers, (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender and (aa) Powersports Subsidiaries grouped by each Powersports Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated and consolidating financial statements described in this Section 6.01(c) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(d) as requested by Administrative Agent, financial statements for any Special Purpose Insurance Captives.

As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a), (b), (c) or (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a), (b), (c) and (d) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)	Concurrently with:

(i) the delivery of the financial statements referred to in Section 6.01(a) and (b) and (if such monthly financial statements are requested by the Administrative Agent) Section 6.01(c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount;

(ii) the delivery of the financial statements referred to in Section 6.01(c) (with respect to each January, February, April, May, July, August, October and November), if requested by the Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);

(iii) the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Administrative Agent; and

(iv) any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)) or Pro Forma Revolving Borrowing Base Certificate, as applicable, signed by a Responsible Officer of the Company;

(b) concurrently with (and in no event later than the time required for) the delivery of the financial statements referred to in Sections 6.01(a) and (b), and if requested by the Administrative Agent, Section 6.01(c)), a duly completed Revolving Borrowing Base Certificate as of the end of the respective fiscal year, fiscal quarter or calendar month, signed by a Responsible Officer of the Company; provided that, if any Revolving Event of Default shall have occurred and be continuing, the Company shall deliver such Revolving Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;

(c) in the event of any Disposition resulting in Net Cash Proceeds in an amount (A) greater than $15,000,000 (excluding the value of New Vehicles, Used Vehicles and real property sold in such Disposition and reasonable costs associated with the closing of such Disposition), the Company shall concurrently deliver a notice of Disposition, as required pursuant to Section 6.03(g), and (B) causing a reduction in the Revolving Borrowing Base of greater than 10%, the Company shall deliver to the Administrative Agent a duly completed Pro Forma Revolving Borrowing Base Certificate giving pro forma effect to such Disposition, based on the prior quarter or month’s Revolving Borrowing Base Certificate, as applicable, and subtracting sold assets but reflecting prepayments of Loans required pursuant to Section 2.14(e) in connection with such Disposition and delivery of such certificates (such notices and Pro Forma Revolving Borrowing Base Certificates described in the immediately preceding clauses (A) and (B), the “Disposition Deliveries”) and the Revolving Borrowing Base will immediately be adjusted to reflect such Disposition;

(d) in the event of any Acquisition, the certificates and information required by Section 7.12;

(e) upon removal of any real property from the Revolving Borrowing Base, a revised Pro Forma Borrowing Base Certificate reflecting such removal;

(f) within a reasonable period of time after any request by the Administrative Agent, (i) detailed information regarding assets in the Revolving Borrowing Base, including without limitation receivables aging reports, inventory and equipment listings, in each case in form and substance and containing such details as may be reasonably requested by the Administrative Agent and (ii) Vehicle Title Documentation and manufacturer/dealer statements;

(g) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(h) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(i) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(j) promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;

(k) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(l) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a

substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

(e) of the Registered Public Accounting Firm’s determination (in connection with its preparation of any report under Section 6.01(a)(ii)) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;

(f) of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered on or prior to the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement which has expired as described in Section 8.01(l), Section 8.03(k) or Section 8.05(k) and has not been renewed within 30 days, (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Subsidiary and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement;

(g) of the occurrence of any Disposition of property or assets resulting in Net Cash Proceeds greater than $15,000,000 (such amount to exclude the value of New Vehicles, Used Vehicles and real property sold in such Disposition and reasonable costs associated with the closing of such Disposition), such notice pursuant to this clause (g) to be given on the date of such Disposition and to include (i) a statement of the date of the Disposition and the property or assets Disposed of, and (ii) an itemized calculation of the Net Cash Proceeds from such Disposition (including showing as a separate line item each category of payments, expenses or taxes that are deducted as part of such calculation; and

(h) of the occurrence of any Silo Financing Commencement Date occurring during any month with respect to any Removed Franchise of a Subsidiary not later than the last Business Day of such month, stating (i) such Silo Financing Commencement Date, (ii) each applicable Removed Franchise, and (iii) the mandatory prepayments of New Vehicle Floorplan Committed Loans, New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans required in connection therewith by Section 2.16(b)(iii) or Section 2.16(c)(iii);

(i) of the establishment of any program providing for Permitted Third Party Service Loaner Indebtedness or Permitted Powersports Indebtedness of the Company or any Subsidiary, including notice of the name of each manufacturer or finance company providing such Indebtedness and of each Person (including the Company or any Subsidiary) able to incur Indebtedness under such program.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles.

6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (c) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Administrative Agent as an additional insured, and each such policy of casualty insurance shall list the Administrative Agent as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent.

6.08 Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company (except for access required in connection with a floorplan audit pursuant to Section 6.12, which will be permitted at any time during regular business hours (or at other times consistent with standard industry practice) and without advance notice); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions:

(a) in the case of the Revolving Facility, (i) for acquisitions, working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or any Loan Document and (ii) to refinance indebtedness outstanding under the existing revolving credit facility of the Company, provided pursuant to the Existing Revolving Credit Agreement, in each case not in contravention of any Law or any Loan Document;

(b) in the case of the New Vehicle Floorplan Facility (i) to finance the acquisition by the New Vehicle Borrowers of New Vehicle Inventory (including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles) pursuant to New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Payment Commitments or Payoff Letter Commitments, and (ii) to refinance indebtedness outstanding under existing new vehicle floorplan facilities of the New Vehicle Borrowers, provided pursuant to the Existing Floorplan Credit Agreement, in each case not in contravention of any Law or any Loan Document (for purposes of clarification, proceeds of the New Vehicle Floorplan Facility shall not be used to finance Powersports Inventory); and

(c) in the case of the Used Vehicle Floorplan Facility (i) to finance the acquisition by the Used Vehicle Borrowers of Used Vehicle Inventory (including dealer trade) pursuant to Used Vehicle Floorplan Committed Loan Notices, Used Vehicle Floorplan Swing Line Loan Notices, Payment Commitments, Auction Agreements or Payoff Letter Commitments, and (ii) to refinance indebtedness outstanding under the used vehicle floorplan facility of the Company provided pursuant to the Existing Floorplan Credit Agreement, in each case not in contravention of any Law or of any Loan Document (for purposes of clarification, proceeds of the Used Vehicle Floorplan Facility shall not be used to finance Powersports Inventory);

provided that no proceeds of any Credit Extension shall be paid to any Unrestricted Subsidiary.

6.12 Floorplan Audits.

(a) Entry on Premises. Each New Vehicle Borrower and Used Vehicle Borrower shall permit a duly authorized representative of the New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, to enter upon such New Vehicle Borrower’s or Used Vehicle Borrower’s premises during regular business hours (or at other times consistent with standard industry practice) to perform audits of Vehicles constituting Collateral in a manner reasonably satisfactory to the New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, on a quarterly basis or at other intervals as requested by the New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, from time to time, but no less frequently than three times in any twelve (12) month period. Each New Vehicle Borrower and Used Vehicle Borrower shall assist the New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, and their respective representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein.

(b) Delivery of Audits. Within thirty (30) days after the end of each calendar month of the Company, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender shall deliver to the Administrative Agent a summary of the audits of each of the New Vehicle Borrowers or Used Vehicle Borrowers, as applicable, performed by the New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, during the calendar month just ended, setting forth therein a spread sheet reflecting, for each New Vehicle Borrower or Used Vehicle Borrower, as applicable, a summary of the results of each floorplan audit during the calendar month. The Administrative Agent shall promptly deliver a copy of such report to each Lender.

6.13 Location of Collateral. Keep the Collateral only at the locations set forth on Schedule 6.13, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, (a) be temporarily in transit to or between such locations or (b) be temporarily removed from such locations (i) for repair or (ii) when being test driven by potential customers.

6.14 Additional Subsidiaries. As soon as practicable but in any event within thirty (30) days following the acquisition, creation or designation of any Restricted Subsidiary (or the date a Subsidiary otherwise qualifies as a Restricted Subsidiary) cause to be delivered to the Administrative Agent each of the following:

(i) a Joinder Agreement duly executed by such Restricted Subsidiary with all schedules and information thereto appropriately completed (including appropriate indications if such Restricted Subsidiary is a Dual Subsidiary, a Silo Subsidiary or a Powersports Subsidiary);

(ii) a Joinder Agreement (or an amendment to a Joinder Agreement or a supplement to the Pledge Agreement or Escrow and Security Agreement, as applicable) by the direct owner of the Equity Interests in such Restricted Subsidiary, which Joinder Agreement (or amendment or supplement) effects the pledge of the Equity Interests of such Restricted Subsidiary pursuant to the Pledge Agreement or the escrow of the Equity Interests of such Restricted Subsidiary pursuant to the Escrow and Security Agreement, as the case may be;

(iii) UCC financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;

(iv) unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, in the case of any single Acquisition or any related series of Acquisitions with an aggregate Cost of Acquisition of $25,000,000 or more, an opinion or opinions of counsel to such Restricted Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;

(v) the documents described in Sections 4.01(a)(iii), (iv), (vii), (xii), (xiii), (xx), (xxi) and (xxii) with respect to such Restricted Subsidiary; and

(vi) evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid.

In addition, such Subsidiary shall also comply with Section 7.16 (in the case of a Silo Subsidiary), Section 7.17 (in the case of a Dual Subsidiary), Section 7.26 (in the case of a Powersports Subsidiary) and Section 7.20.

6.15 New Floorplan Borrowers. If the Company requests that the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments be made available to a newly acquired or created Subsidiary which engages in the business of selling or leasing New Vehicles (other than a Silo Subsidiary) or Used Vehicles deliver as soon as practicable (but in any event prior to the making of any Loans on behalf of such Subsidiary), and in addition to the deliveries required pursuant to Section 6.14 (which may be delivered in conjunction with the documents required hereby), a Joinder Agreement (or amended and restated Joinder Agreement) duly executed by such Subsidiary with all schedules thereto appropriately completed with respect to becoming a New Vehicle Borrower and/or Used Vehicle Borrower, as applicable. In addition, such Subsidiary shall also comply with Section 7.16 (in the case of a Silo Subsidiary) or Section 7.17 (in the case of a Dual Subsidiary).

6.16 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, including without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any Borrower is a party; (ii) with respect to any Vehicles which are, or are required to be, subject to Liens under the Loan Documents, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or any Vehicle Title Documentation, deemed advisable by the Administrative Agent, the Used Vehicle Swing Line Lender or the New Vehicle Swing Line Lender to protect the Liens granted in this Agreement or the Loan Documents against the rights or interests of third Persons, and (iii) if requested by any Lender in its reasonable judgment or pursuant to its regulatory practice, flood hazard certifications and, if any applicable real property or contents are in a Flood Hazard Property, Flood Requirements, and the Company will pay all reasonable costs connected with any of the foregoing.

6.17 Landlord Waivers. With respect to any real property leased by the Company or any Loan Party, where requested by the Administrative Agent, the Company and each Loan Party shall use commercially reasonable efforts (and shall deliver to the Administrative Agent satisfactory evidence of such efforts) to deliver a Landlord Waiver (to the extent not previously delivered to the Administrative Agent) duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent.

6.18 Notices Regarding Indebtedness. At the time the Company or any Loan Party enters into any Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness, stating the amount of such Indebtedness and certifying that (i) such Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Subordinated Indebtedness”, “Additional Unsecured Indebtedness” or “Bridge Indebtedness”, as applicable, and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.

6.19 Joinder of Additional Silo Lenders. To the extent not otherwise required to be delivered pursuant to Sections 7.16 or 7.17 and as soon as practicable but in any event within five (5) days following the initial incurrence of Permitted Silo Indebtedness by any Subsidiary from a Silo Lender with respect to a particular franchise, cause to be delivered to the Administrative Agent a Silo Lender Intercreditor Agreement executed by the applicable Silo Lender, or, if applicable, revised exhibits to prior executed Silo Lender Intercreditor Agreement with such Silo Lender.

6.20 Deposit Accounts. Maintain with the Administrative Agent at all times the depository arrangements in existence with the Administrative Agent on the Closing Date (including the maintenance of all business, operating and administrative deposit accounts) unless otherwise approved by the Administrative Agent.

6.21 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar corruption legislation in other jurisdictions and with applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

6.22 Joinder of Additional Powersports Lenders. To the extent not otherwise required to be delivered pursuant to Sections 7.26 and as soon as practicable but in any event within five (5) days following the initial incurrence of Permitted Powersports Indebtedness by any Subsidiary from a Powersports Lender with respect to a particular franchise, cause to be delivered to the Administrative Agent a Powersports Intercreditor Agreement executed by the applicable Powersports Lender, or, if applicable, revised exhibits to prior executed Powersports Intercreditor Agreement with such Powersports Lender.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any refunding, refinancing, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refunding, refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting a Revolving Event of Default under Section 8.01(h), a Used Vehicle Event of Default under Section 8.03(j) or a New Vehicle Event of Default under Section 8.05(j);

(i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens securing Permitted Silo Indebtedness so long as the respective Silo Lender (and each other applicable party) has executed and delivered a Silo Lender Intercreditor Agreement to the Administrative Agent and such Liens are subject to such Silo Lender Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender;

(k) Liens on Permitted Real Estate Indebtedness Collateral securing either Permitted Real Estate Indebtedness permitted by Section 7.03(k) or permitted Guarantees thereof;

(l) Liens securing Permitted Third Party Service Loaner Indebtedness;

(m) Liens securing Permitted Powersports Indebtedness so long as the respective Powersports Lender (and each other applicable party) has executed and delivered a Powersports Intercreditor Agreement to the Administrative Agent and such Liens are subject to such Powersports Intercreditor Agreement; provided that, Permitted Powersports Indebtedness provided by a Powersports Lender may be cross-collateralized with other Permitted Powersports Indebtedness provided by such Powersports Lender;

(n) Liens on dealer reserve accounts, participation accounts, premium purchase accounts or other similar accounts related to sales of retail installment sales contracts; and

(o) Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of any such Lien, no Default shall exist or would result from such Lien, (ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by (and the value of the assets subject to) all Liens created or incurred in reliance on this clause (o) shall not exceed $50,000,000 at any time.

Notwithstanding the foregoing, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Borrowing Base Real Estate Permitted Lien) upon any Excluded Real Estate Collateral, whether now owned or hereafter acquired.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;

(b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) Acquisitions permitted by Section 7.12;

(g) Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(h), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;

(h) Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed $5,000,000 in any given calendar year;

(i) Investments in Special Purpose Insurance Captives, such Investments not to exceed $25,000,000 in the aggregate over the term of the Obligations hereunder; and

(j) other Investments not exceeding $50,000,000 in the aggregate in any fiscal year of the Company.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor;

(d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of retail installment contracts; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

(g) Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(h) Permitted Silo Indebtedness so long as each Silo Lender holding such Indebtedness (and each other applicable party) has executed and delivered a Silo Lender Intercreditor Agreement to the Administrative Agent;

(i) Subordinated Indebtedness, provided that both immediately prior to the issuance of any such Subordinated Indebtedness and after giving effect to such Subordinated Indebtedness (A) no Default or Event of Default shall exist and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;

(j) Additional Unsecured Indebtedness if both immediately prior to the issuance of such Additional Unsecured Indebtedness and after giving effect to such Additional Unsecured Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;

(k) Permitted Real Estate Indebtedness;

(l) Permitted Third Party Service Loaner Indebtedness;

(m) unsecured Indebtedness of the Company under a bridge loan facility with a maturity that is 364 days or less from the date of the incurrence of such Indebtedness (any such Indebtedness, “Bridge Indebtedness”);

(n) Indebtedness under any Secured Cash Management Arrangement; and

(o) Permitted Powersports Indebtedness so long as each Powersports Lender holding such Indebtedness (and each other applicable party) has executed and delivered a Powersports Intercreditor Agreement to the Administrative Agent.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;

(b) subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12; provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor;

(d) any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(h) and in the case of a Disposition of a dealership Subsidiary, Section 7.19; and

(e) any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement (i) may be dissolved or have its entity status terminated or (ii) so long as such Subsidiary does not qualify as a Restricted Subsidiary after giving effect to such Disposition, shall promptly at the request of the Company be released by the Administrative Agent from its obligations under the Subsidiary Guaranty and the other Loan Documents, provided that, at any time such Subsidiary thereafter qualifies as a Restricted Subsidiary or the Company requests such Subsidiary be designated as a New Vehicle Borrower or Used Vehicle Borrower, the Company shall cause to be delivered to the Administrative Agent all documents required to be delivered by Section 6.14 and Section 6.15, as applicable, with respect to such Subsidiary in the timeframes set forth therein.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory, including inventory constituting New Vehicles or Used Vehicles, in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $350,000,000 in any fiscal year or $750,000,000 in the aggregate over the term of the Obligations hereunder;

(g) Dispositions of retail installment sales contracts and related intangible property arising from the sale or lease of vehicles, assets, or services in the ordinary course of business;

(h) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition and (ii) in the case of a Disposition of a dealership Subsidiary, the requirements of Section 7.19 have been satisfied;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

Notwithstanding anything herein to the contrary, in no event shall (a) any Loan Party (i) Dispose of any Material Asset to any Subsidiary that is not a Loan Party, or (ii) contribute or otherwise make an Investment of any Material Asset to or in any Subsidiary that is not a Loan Party. For purposes of this Agreement, “Material Asset” means any asset owned by any Loan Party that is material to the operation of the business of the Loan Parties, taken as a whole.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are Subsidiary Guarantors;

(b) the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;

(d) the Company may declare and make cash dividends in an aggregate amount per fiscal quarter of up to $0.12 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions), provided, however, in the event a Change of Control occurs (and without waiving any Default arising from such Change of Control, or any condition to the payment of cash dividends relating to such Default), the aggregate amounts (if any) permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control; provided further that for the purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; and

(e) the Company may make additional Restricted Payments (including cash dividends not otherwise permitted by clause (d)), provided that the sum of (i) aggregate amount of such Restricted Payments which are permitted solely by virtue of this Section 7.06(e) and which are declared or made on or after the date of this Agreement plus (ii) the aggregate amount of Subordinated Indebtedness Prepayments, Additional Unsecured Indebtedness Prepayments or Bridge Indebtedness Prepayments that are made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date of this Agreement, does not exceed the Builder Basket Amount.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. In addition, each Special Purpose Insurance Captive is prohibited from engaging in any business other than the provision of business insurance to the Company and its Subsidiaries.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to any Special Purpose Insurance Captive and any premiums paid thereto); provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or between and among any Subsidiary Guarantors.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g) or (k) solely to the extent any such negative pledge relates to the property financed by or securing such Indebtedness, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter (or at the request of the Administrative Agent, as of the end of any calendar month) to be less than 1.05 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.20 to 1.00.

(c) Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio at any time to be greater than 5.75 to 1.00.

7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, (each, an “Acquisition Arrangement”) unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year (together with any other Related Acquisition or Related Proposed Acquisition with respect to such Acquisition, whether or not occurring or expected to occur in the same fiscal year) is in excess of $65,000,000, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate and a Pro Forma Revolving Borrowing Base Certificate, in each case delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14; provided that, clause (iii) of this Section 7.12 shall not apply to any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition of a Person with respect to which real property constitutes all or substantially all of the such Person’s assets.

7.13 Revolving Borrowing Base.

(a) Permit at any time the sum of the Total Revolving Outstandings to exceed the Revolving Advance Limit, unless the Company shall have immediately complied with Section 2.14(e) with respect to such excess; or

(b) substantially change the method of valuation of the Collateral with respect to the Revolving Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.

7.14 Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness, Additional Unsecured Indebtedness or Bridge Indebtedness permitted by Section 7.03(i), (j) or (m) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent, the Lenders and the L/C Issuers than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.

7.15 Prepayments, etc. of Certain Indebtedness. Make any Subordinated Indebtedness Prepayment, Additional Unsecured Indebtedness Prepayment or Bridge Indebtedness Prepayment, except that the Company may make such Subordinated Indebtedness Prepayment, Additional Unsecured Indebtedness Prepayment or Bridge Indebtedness Prepayment, provided that (a) no Default shall have occurred and be continuing at the time of any such Subordinated Indebtedness Prepayment, Additional Unsecured Indebtedness Prepayment or Bridge Indebtedness Prepayment or would result therefrom, and (b) the sum of (i) aggregate amount of such Subordinated Indebtedness Prepayments, Additional Unsecured Indebtedness Prepayments and Bridge Indebtedness Prepayment made on or after the date of this Agreement plus (ii) the aggregate amount of Restricted Payments permitted by Section 7.06(e) that are declared or made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date hereof, does not exceed the Builder Basket Amount.

7.16 Silo Subsidiaries. Permit any Subsidiary to become a Silo Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a Silo Intercreditor Agreement (or if applicable, a revised exhibit to the applicable Silo Lender Intercreditor Agreement for such Silo Lender), (ii) such Subsidiary shall not be designated a New Vehicle Floorplan Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans, (iii) no Silo Lender may finance Used Vehicles at the applicable dealership and (iv) prior to the time of designation of such Subsidiary as a Silo Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary shall have been repaid.

7.17 Dual Subsidiaries. Permit any Subsidiary to become a Dual Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a Silo Lender Intercreditor Agreement (or if applicable, a revised exhibit to the applicable Silo Lender Intercreditor Agreement for such Silo Lender), (ii) in the event the New Vehicles of any such Dual Subsidiary are financed by both the New Vehicle Floorplan Facility and Permitted Silo Indebtedness (each, an “Applicable Vehicle Floorplan”), each separate brand of New Vehicles of any such Dual Subsidiary must be financed by the same Applicable Vehicle Floorplan, (iii) no Silo Lender may finance Used Vehicles at the applicable dealership, and (iv) prior to the time of designation of such Subsidiary as a Dual Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary for New Vehicles of any dealerships which will be financed by such Permitted Silo Indebtedness shall have been repaid.

7.18 Related Swap Contracts. Permit the Company or any other Loan Party party to any Related Swap Contract to amend, supplement or otherwise modify the terms of any Related Swap Contract or any document relating thereto in any way to advantage, or provide any incremental credit support to, any Hedge Bank without amending, modifying or supplementing each other Related Swap Contract to equally advantage, or to provide the same incremental credit support to, the Hedge Bank. Each Lender agrees to and acknowledges (on behalf of itself and its Affiliates) the restrictions on amendments, supplements or other modifications of Related Swap Contracts described herein.

7.19 Disposition of Subsidiary or Franchise. Sell to any Person other than the Company or any of its Subsidiaries, dissolve, or transfer back to the franchisor, any franchise (or Subsidiary that owns one or more franchises), unless any applicable Silo Lender with respect to any Permitted Silo Indebtedness or Powersports Lender with respect to any Permitted Powersports Indebtedness of such franchise (or Subsidiary) has (a) taken any steps necessary so that any remaining assets of the Company and its remaining Subsidiaries no longer secure floorplan Indebtedness of such transferred franchise or Subsidiary and (b) delivered to the Administrative Agent a revised Silo Lender Intercreditor Agreement exhibit or Powersports Intercreditor Agreement exhibit, as the case may be, for such lender, deleting such franchise (or in the case of a sale of a Subsidiary, any franchise owned by such Subsidiary) from such exhibit or other evidence satisfactory to the Administrative Agent in its reasonable discretion that such Silo Lender or Powersports Lender will deliver such revised exhibit upon payment of amounts remaining under such transferred franchise or Subsidiary’s floorplan Indebtedness.

7.20 Additional Credit Support Documentation. Permit any Subsidiary to Guarantee or grant any Lien in favor of (i) any Silo Lender in respect of Permitted Silo Indebtedness except for such Guarantees by and Liens granted by Silo Subsidiaries and Dual Subsidiaries which receive Permitted Silo Indebtedness from such Silo Lender or (ii) any Powersports Lender in respect of Permitted Powersports Indebtedness except for such Guarantees by and Liens granted by Subsidiaries which receive Permitted Powersports Indebtedness from such Powersports Lender. Without limiting the foregoing and without limiting the generality of the Subsidiary Guaranty or Section 6.14, in the event any Silo Lender or Powersports Lender receives a Guarantee or Lien in violation of the previous sentence, the Company shall cause the applicable Subsidiaries to provide substantially similar Guarantees to the Administrative Agent, each L/C Issuer and the Lenders or grant substantially similar Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) to the same extent.

7.21 Perfection of Deposit Accounts. Permit any Person (other than the Administrative Agent (on behalf of the Secured Parties) to obtain any deposit account control agreement (or otherwise perfect any Lien in) any deposit account of the Company or any of its Subsidiaries.

7.22 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.23 Certain Service Loaner Vehicles. Request any New Vehicle Floorplan Loan or Used Vehicle Floorplan Loan with respect to any Vehicle if such Vehicle is financed by, or constitutes collateral for, any Permitted Third Party Service Loaner Indebtedness.

7.24 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions.

7.25 Post-Closing Deliveries. Fail to satisfy any of the requirements set forth on Schedule 7.25 within the time period specified therein.

7.26 Powersports Subsidiaries. Permit any Subsidiary to become a Powersports Subsidiary unless (i) any Powersports Lender providing Permitted Powersports Indebtedness to such Subsidiary has delivered to the Administrative Agent a Powersports Intercreditor Agreement (or if applicable, a revised exhibit to the applicable Powersports Lender Intercreditor Agreement for such Powersports Lender), (ii) such Subsidiary shall not be or have been designated a New Vehicle Floorplan Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans or a Used Vehicle Floorplan Borrower or entitled to the proceeds of any Used Vehicle Floorplan Loans and (iii) no Powersports Lender may finance New Vehicles or Used Vehicles at the applicable dealership.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Revolving Events of Default. Any of the following shall constitute a Revolving Event of Default (each a “Revolving Event of Default”):

(a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Revolving Loan or on any L/C Obligation, or any fee due hereunder with respect to the Revolving Facility, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Revolving Facility; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness and Permitted Powersports Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other 8.01(e) Event”), the effect of which default or Other 8.01(e) Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other 8.01(e) Event,” but the demand for payment thereof shall constitute an “Other 8.01(e) Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument and as contemplated in any applicable Silo Lender Intercreditor Agreement, Permitted Service Loaner Intercreditor Agreement or any Permitted Powersports Intercreditor Agreement, subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Franchise Agreements. (i) Any Franchise Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l); or

(m) Floorplan Event of Default. A Floorplan Event of Default shall occur and be continuing.

8.02 Remedies Upon a Revolving Event of Default.

(a) If any Revolving Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders, take any or all of the following actions:

(i) declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Revolving Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(iii) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself, the Revolving Lenders and the L/C Issuer all rights and remedies available to it, the Revolving Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Revolving Lender.

8.03 Used Vehicle Events of Default. Any of the following shall constitute a Used Vehicle Event of Default in respect of any one or more Used Vehicle Borrowers (each a “Used Vehicle Event of Default”):

(a) Non-Payment. (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any Used Vehicle Floorplan Loan or any Used Vehicle Floorplan Overdraft (except for any payment required by Section 2.16(c)(iii) which constitutes an Out of Balance condition (as to which reference is made to clause (ii) below), or (B) within five (5) days after the same becomes due, any interest on any Used Vehicle Floorplan Loan, or any fee due hereunder with respect to the Used Vehicle Floorplan Facility, or (C) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility or (ii) the Company shall fail to cure any Out of Balance condition with respect to the Used Vehicle Floorplan Facility, which condition shall remain unremedied for a period of three days following notice thereof by the Administrative Agent or Used Vehicle Swing Line Lender to the Company; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.11; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment, Auction Agreement or a Payoff Letter Commitment is presented for payment; or

(e) Revolving Event of Default. (i) A Revolving Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Revolving Event of Default, (ii) repayment of amounts outstanding under the Revolving Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Revolving Facility within thirty (30) days of the due date; or

(f) New Vehicle Event of Default. (i) A New Vehicle Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such New Vehicle Event of Default, (ii) repayment of amounts outstanding under the New Vehicle Floorplan Facility shall be accelerated, or (iii) a New Vehicle Borrower shall fail to pay any principal, interest or fees due under the New Vehicle Floorplan Facility within thirty (30) days of the due date; or

(g) Cross-Default. (i) The Company or any Used Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness and Permitted Powersports Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other 8.03(g) Event”), the effect of which default or Other 8.03(g) Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other 8.01(g) Event,” but the demand for payment thereof shall constitute an “Other 8.03(g) Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or such Used Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or such Used Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Used Vehicle Borrower as a result thereof is greater than the Threshold Amount; or

(h) Insolvency Proceedings, Etc. The Company or any Used Vehicle Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(i) Inability to Pay Debts; Attachment. (i) The Company or any Used Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(j) Judgments. There is entered against the Company or any Used Vehicle Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k) Franchise Agreements. With respect to the Company or any Used Vehicle Borrower, (i) any Franchise Agreement of the Company or such Used Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered a Used Vehicle Floorplan Event of Default under this Section 8.03(k); or

(l) Invalidity of Loan Documents and Collateral. (i) Any Loan Document with respect to the Company or any Used Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject with the priority provided therefor in such Security Instrument and as contemplated in any applicable Silo Lender Intercreditor Agreement, Permitted Service Loaner Intercreditor Agreement or any Permitted Powersports Intercreditor Agreement, subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(m) Change of Control. There occurs any Change of Control.

8.04 Remedies Upon Used Vehicle Event of Default.

(a) Upon the occurrence and during the continuance of a Used Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) with respect to the Company or any Used Vehicle Borrower, the Administrative Agent may, and at the direction of the Required Used Vehicle Floorplan Lenders, shall: (i) (A) make no further Used Vehicle Floorplan Loans to such Used Vehicle Borrower or (in the case of any Used Vehicle Event of Default under Section 8.03(h) or (i) with respect to the Company) any Used Vehicle Borrower during the continuance of such Used Vehicle Event of Default and shall at the direction of the Required Used Vehicle Floorplan Lenders cause the Borrowers to terminate all “sweep”, “connectivity”, “automatic funding”, “zero balanced” account features and related transfer services in respect of automatic deposit accounts relating to the Used Vehicle Floorplan Facility, and (B) the Administrative Agent and the Used Vehicle Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such Used Vehicle Borrower in order to pay sums due under any Used Vehicle Floorplan Loans of the Company or such Used Vehicle Borrower. Notwithstanding the foregoing, the Lenders shall continue to make Used Vehicle Floorplan Loans available to the Company and all Used Vehicle Borrowers with respect to which no Used Vehicle Event of Default has occurred unless otherwise provided in Section 8.04(c) below.

(b) Upon the occurrence and during the continuance of a Used Vehicle Event of Default under Section 8.03(e) above, the Applicable Margin for all Used Vehicle Floorplan Loans made to all Used Vehicle Borrowers during the thirty (30) day period referred to therein shall increase by two percent (2%).

(c) Immediately upon the occurrence of a Used Vehicle Event of Default under Section 8.03(e), (f) or (m), or thirty (30) days after the occurrence of any Used Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) that is continuing and immediately upon the occurrence of a second, concurrent Used Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) (unless otherwise permitted by the Used Vehicle Swing Line Lender pursuant to Section 2.12) no further Used Vehicle Floorplan Loans shall be made to any Used Vehicle Borrower and the Administrative Agent may, and at the request of the Required Used Vehicle Floorplan Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (u) declare the commitment of each Lender to make Used Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the Used Vehicle Floorplan Swing Line, (v) declare the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (w) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, (x) the Used Vehicle Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments, Auction Agreements and Payoff Letter Commitments, (y) to the extent the Used Vehicle Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments, Auction Agreements and Payoff Letter Commitments) the Used Vehicle Swing Line Lender shall, at the request of the Required Used Vehicle Floorplan Lenders, suspend and terminate any or all of the Payment Commitments, Auction Agreements and Payoff Letter Commitments under the Used Vehicle Floorplan Facility, and (z) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and

provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Used Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans to such Used Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans made to such Used Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any Used Vehicle Floorplan Lender.

8.05 New Vehicle Events of Default. Any of the following shall constitute a New Vehicle Event of Default in respect of any one or more Borrowers (each, a “New Vehicle Event of Default”):

(a) Non-Payment. (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any New Vehicle Floorplan Loan or any New Vehicle Floorplan Overdraft (except for any payment required by Section 2.16(b)(iii) which constitutes an Out of Balance condition (as to which reference is made to clause (ii) below)), or (B) within five (5) days after the same becomes due, any interest on any New Vehicle Floorplan Loan, or any fee due hereunder with respect to the New Vehicle Floorplan Facility, or (C) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the New Vehicle Floorplan Facility, or (ii) the Company shall fail to cure any Out of Balance condition, which condition shall remain unremedied for a period of three days following notice thereof by the Administrative Agent or New Vehicle Swing Line Lender to the Company; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.11; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or

(e) Revolving Event of Default. (i) A Revolving Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Revolving Event of Default, (ii) repayment of amounts outstanding under the Revolving Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Revolving Facility within thirty (30) days of the due date; or

(f) Used Vehicle Event of Default. (i) A Used Vehicle Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Used Vehicle Event of Default, (ii) repayment of amounts outstanding under the Used Vehicle Floorplan Facility shall be accelerated, or (iii) a Used Vehicle Borrower shall fail to pay any principal, interest or fees due under the Used Vehicle Floorplan Facility within thirty (30) days of the due date; or

(g) Cross-Default. (i) The Company or any New Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness and

Permitted Powersports Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other 8.05(g) Event”), the effect of which default or Other 8.05(g) Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other 8.05(g) Event,” but the demand for payment thereof shall constitute an “Other 8.05(g) Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or such New Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or such New Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such New Vehicle Borrower as a result thereof is greater than the Threshold Amount; or

(h) Insolvency Proceedings, Etc. The Company or any New Vehicle Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(i) Inability to Pay Debts; Attachment. (i) The Company or any New Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(j) Judgments. There is entered against the Company or any New Vehicle Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k) Franchise Agreements. With respect to the Company or any New Vehicle Borrower, (i) any Franchise Agreement of the Company or such New Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within thirty (30) days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered a New Vehicle Event of Default under this Section 8.05(k); or

(l) Invalidity of Loan Documents and Collateral. (i) Any Loan Document with respect to the Company or any New Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject with the priority provided therefor in such Security Instrument and as contemplated in any applicable Silo Lender Intercreditor Agreement, Permitted Service Loaner Intercreditor Agreement or any Permitted Powersports Intercreditor Agreement, subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(m) Change of Control. There occurs any Change of Control.

8.06 Remedies Upon New Vehicle Event of Default.

(a) Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.05(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) with respect to the Company or any New Vehicle Borrower, the Administrative Agent may, and at the direction of the Required New Vehicle Floorplan Lenders, shall: (i) (A) make no further New Vehicle Floorplan Loans to such New Vehicle Borrower or (in the case of any New Vehicle Event of Default under Section 8.05(h) or (i) with respect to the Company) any New Vehicle Borrower during the continuance of such New Vehicle Event of Default and shall at the direction of the Required New Vehicle Floorplan Lenders cause the Borrowers to terminate all “sweep”, “connectivity”,

“automatic funding”, “zero balanced” account features and related transfer services in respect of automatic deposit accounts relating to the New Vehicle Floorplan Facility, and (B) the Administrative Agent and the New Vehicle Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such New Vehicle Borrower in order to pay sums due under any New Vehicle Floorplan Loans of the Company or such New Vehicle Borrower. Notwithstanding the foregoing, the Lenders shall continue to make New Vehicle Floorplan Loans available to the Company and all New Vehicle Borrowers with respect to which no New Vehicle Event of Default has occurred unless otherwise provided in Section 8.06(c) below.

(b) Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.05(e) above, the Applicable Margin for all New Vehicle Floorplan Loans made to all New Vehicle Borrowers during the thirty (30) day period referred to therein shall increase by two percent (2%).

(c) Immediately upon the occurrence of a New Vehicle Event of Default under Section 8.05(e), (f) or (m), or thirty (30) days after the occurrence of any New Vehicle Event of Default under Section 8.05(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) that is continuing and immediately upon the occurrence of a second, concurrent New Vehicle Event of Default under Section 8.05(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) (unless otherwise permitted by the New Vehicle Swing Line Lender pursuant to Section 2.08) no further New Vehicle Floorplan Loans shall be made to any New Vehicle Borrower and the Administrative Agent may, and at the request of the Required New Vehicle Floorplan Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (u) declare the commitment of each Lender to make New Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the New Vehicle Floorplan Swing Line, (v) declare the unpaid principal amount of all outstanding New Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (w) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, (x) the New Vehicle Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments and Payoff Letter Commitments, (y) to the extent the New Vehicle Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments and Payoff Letter Commitments) the New Vehicle Swing Line Lender shall, at the request of the Required New Vehicle Floorplan Lenders, suspend and terminate any or all of the Payment Commitments and Payoff Letter Commitments under the New Vehicle Floorplan Facility, and (z) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and

provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any New Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans to such New Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding New Vehicle Floorplan Loans made to such New Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any New Vehicle Floorplan Lender.

8.07 Other Remedies Upon an Event of Default. In addition to remedies set forth in Section 8.02, 8.04 and 8.06, (w) if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions, (x) if any Revolving Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders take any or all of the following actions, (y) if any Used Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Used Vehicle Floorplan Lenders take any or all of the following actions or (z) if any New Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required New Vehicle Floorplan Lenders take any or all of the following actions:

(i) foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or

(ii) take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.

8.08 Overdrawing of Loans. If at any time the aggregate outstanding principal amount of all (a)(i) New Vehicle Floorplan Loans (including New Vehicle Floorplan Swing Line Loans and any outstanding New Vehicle Floorplan Overdraft), plus (ii) Requests for Borrowings of New Vehicle Floorplan Loans (including requests pursuant to Payment Commitments), exceeds (A) 110% of the Aggregate New Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (B) the Aggregate New Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the New Vehicle Swing Line Lender acting in its sole discretion may, and upon election of the Required New Vehicle Floorplan Lenders shall, (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate New Vehicle Floorplan Commitments and to deem such occurrence as constituting a New Vehicle Event of Default or (b)(i) Used Vehicle Floorplan Loans (including Used Vehicle Floorplan Swing Line Loans and any outstanding Used Vehicle Floorplan Overdraft), plus (ii) Requests for Borrowings of Used Vehicle Floorplan Loans (including requests pursuant to Payment Commitments or Auction Agreements), exceeds (A) 110% of the Aggregate Used Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (B) the Aggregate Used Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the Used Vehicle Swing Line Lender acting in its sole discretion may, and upon election of the Required Used Vehicle Floorplan Lenders shall, (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments, Auction Agreements and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate Used Vehicle Floorplan Commitments and to deem such occurrence as constituting a Used Vehicle Event of Default. Nothing contained in this Section 8.08 shall be deemed to reduce the obligation of the Company and the Borrowers to make the payments required pursuant to Section 2.16.

8.09 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable or the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.27 and 2.28 (and unless the Administrative Agent determines in good faith that any such amount should be delivered to another Person pursuant to any Silo Lender Intercreditor Agreement, any Service Loaner Intercreditor Agreement or any Powersports Intercreditor Agreement), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III but excluding amounts payable under Related Swap Contracts or Secured Cash Management Arrangements) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting outstanding New Vehicle Floorplan Overdrafts and Used Vehicle Floorplan Overdrafts plus any accrued and unpaid interest thereon ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them

Third, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Swing Line Loans due to the New Vehicle Swing Line Lender and Used Vehicle Floorplan Swing Line Loans due to the Used Vehicle Swing Line Lender, plus any accrued and unpaid interest therein ratably among the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Loans due to the New Vehicle Lenders and Used Vehicle Floorplan Loans due to the Used Vehicle Lenders, plus any accrued and unpaid interest therein ratably among the New Vehicle Lenders and the Used Vehicle Lenders in proportion to the respective amounts described in this clause Fourth payable to them

Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and other than such Obligations under Related Swap Contracts or Secured Cash Management Arrangements) payable to the Floorplan Lenders under the Floorplan Credit Facilities (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the Revolving Swing Line Loans due to the Revolving Swing Line Lender;

Seventh, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and amounts payable in respect of Related Swap Agreements or Secured Cash Management Arrangements) payable to the Revolving Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Revolving Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Revolving Lender or the L/C Issuers) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Loans, L/C Borrowings and other Obligations under the Revolving Facility (other than such Obligations under Related Swap Contracts or Secured Cash Management Arrangements), ratably among the Revolving Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Eighth payable to them;

Ninth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.28;

Eleventh, to payment of that portion of the Obligations constituting unpaid Obligations then owing under Related Swap Contracts and Secured Cash Management Arrangements, ratably among Hedge Banks and Cash Management Banks, as the case may be, in proportion to the respective amounts described in this clause Eleventh held by them;

Twelfth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c) and 2.28, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Tenth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Arrangements and Related Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. Neither the Administrative Agent nor the Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, the Required Revolving Lender, the Required New Vehicle Floorplan Lenders or the Required Used Vehicle Floorplan Lenders, as applicable (or, in each case, such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01, 8.02, 8.04 or 8.06) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(a) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions take in connection with transferring the agency to any successor Administrative Agent.

(c) Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, it shall retain all the rights of the Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c), 2.08(e) and 2.12(e). Upon the appointment by the Company of a successor L/C Issuer or applicable Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or respective Swing Line Lender, as applicable, (b) the retiring L/C Issuer and applicable Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent, the Arranger and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this

Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunner, Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.18 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.18(b) and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Arrangements and Related Swap Contracts) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or to the interests of any lessor or purchaser of accounts receivable in assets that are owned by such Person and not by any Loan Party, (ii) to enter into intercreditor arrangements with holders of Permitted Real Estate Indebtedness for the purpose of releasing or subordinating any Lien of the Administrative Agent on property that constitutes Permitted Real Estate Indebtedness Collateral or collateral permitted by the Loan Documents to secure such Permitted Real Estate Indebtedness, (iii) to enter into intercreditor arrangements with holders of Permitted Third Party Service Loaner Indebtedness as described in the definition thereof, (iv) to enter into Silo Lender Intercreditor Agreements (and, in such capacity, execute, deliver and modify the exhibits described therein from time to time as contemplated by the Loan Documents) and (v) to enter into Powersports Intercreditor Agreements (and, in such capacity, execute, deliver and modify the exhibits described therein from time to time as contemplated by the Loan Documents);

(d) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01, including without limitation, in connection with the termination of designation of a Subsidiary as a “New Vehicle Borrower” and/or “Used Vehicle Borrower” with respect to a Removed Franchise, as applicable, pursuant to Section 2.26;

(e) to release any Subsidiary Guarantor, Used Vehicle Borrower or New Vehicle Borrower from its obligations under the Subsidiary Guaranty or Credit Agreement, as applicable, (and to release any Lien on any property of such Subsidiary Guarantor, Used Vehicle Borrower or New Vehicle Borrower) if:

(i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or

(ii) (A) such Person no longer operates any Vehicle dealership or Powersports Inventory dealership, as applicable, (B) no further Loans will be made with respect to such Person, (C) all outstanding Loans with respect to such Person have been repaid, and (D) if applicable, such Person has delivered to the Administrative Agent a revised exhibit to any applicable Silo Lender Intercreditor Agreement, any Service Loaner Intercreditor Agreement or Powersports Intercreditor Agreement with respect to such Person; provided that, if, in the future, (x) such Person again operates any Vehicle dealership (unless it will be a Silo Subsidiary in accordance with Section 7.16), the Company or such Person wishes for Loans to be made available with respect to such Person, then such Person shall join the facilities under the Credit Agreement and deliver any documents required by Section 6.14 and Section 6.15 as if such Person were a newly created Subsidiary; and

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Arrangements and Related Swap Contracts. Except as otherwise expressly set forth herein or in any Subsidiary Guaranty or any Security Instrument, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.02, 8.04 or 8.06, any Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Arrangements and Related Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that any other satisfactory arrangements have been made with respect to, obligations arising under Secured Cash Management Agreements and Related Swap Contracts in the case of a Facility Termination Date.

9.12 Collateral. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. Subject to Section 3.03(c) and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02, Section 8.04 or Section 8.06) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required New Vehicle Floorplan Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any New Vehicle Floorplan Loan required pursuant to Section 2.16(b)(iii)(A) or interest accrued on any such principal amount and (ii) only the consent of the Required Used Vehicle Floorplan Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any Used Vehicle Floorplan Loan required pursuant to Section 2.16(c)(iii)(A) or interest accrued on such principal amount;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.22 or Section 8.09 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required New Vehicle Floorplan Lenders”, “Required Used Vehicle Floorplan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender; or

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;

(i) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders, or the assignment rights of such Lenders, holding Loans of any Applicable Facility differently than those holding Loans of any other Applicable Facility, without the written consent of Lenders holding at least 66-2/3% in interest of the outstanding Loans and unused Commitments of each affected Applicable Facility (in addition to any consent required under any other clause of this Section); or

(j) except to the extent expressly permitted herein, (x) subordinate, or have the effect of subordinating, the Liens in favor of the Administrative Agent or (y) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case of clauses (x) and (y), without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Bank of America Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or the modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Company and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.23, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or in a subordinated position to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to be included in any required vote or action required to be approved by the Required Lenders or by any other number or percentage of the Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices; Effectiveness; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, any other Loan Party, the Administrative Agent, Bank of America as an L/C Issuer or the Swing Line Lenders to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any Swing Line Lender, any L/C Issuer, or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Company, the Administrative Agent, Bank of America, as L/C Issuer and any Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender or L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and each Swing Line Lender. In addition, each Lender and each L/C Issuer (other than Bank of America) agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment, Conversion Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 8.02, 8.04, 8.06 and 8.07 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Bank of America as an L/C Issuer or a Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or a Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.22), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, 8.04, 8.06 and 8.07 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.22, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and each of its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Company shall also pay for (or reimburse the Administrative Agent for any costs of) any real estate appraisals, limited updated appraisals, and environmental reports, and any review of such appraisals, limited updated appraisals, and environmental reports by the Administrative Agent’s internal or external consultants relating to Eligible Borrowing Base Real Estate, real estate that is included in the calculation of the Revolving Borrowing Base, or real estate that the Company seeks at any point to have included in the calculation of the Revolving Borrowing Base, in each case to the extent any such appraisal, limited updated appraisal, or environmental report is required to be delivered to (or received by) the Administrative Agent pursuant to the terms of the Agreement, or is otherwise delivered or requested by the Company or any Subsidiary.

(b) Indemnification by the Borrowers. Each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of

Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each L/C Issuer, each Swing Line Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage or other applicable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Swing Line Lender, or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer, or such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.21(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any Swing Line Lender and Bank of America as an L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender, or the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans (in each case under an Applicable Facility) at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or under each Applicable Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under an Applicable Facility and will be allocated pro rata between each Facility (i.e. if a Lender assigns 25% of its Revolving Commitment, such Lender must also simultaneously assign 25% of its New Vehicle Floorplan Commitment and 25% of its Used Vehicle Floorplan Commitment), except that this clause (ii) shall not apply to rights in respect of any Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent and the New Vehicle Floorplan Operations Group within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in the respective Applicable Facility.

(iv) Assignment and Assumption. The parties to each permitted assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, provided however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Affiliates or Subsidiaries of any Loan Party, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer, or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage, Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage and Applicable Used Vehicle Floorplan Percentage, as the case may be. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers and any L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, any Swing Line Lender, any L/C Issuer, the Administrative Agent or the New Vehicle Floorplan Operations Group, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.05 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.22 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) [Reserved].

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(h) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (A) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (B) upon 30 days’ notice to the Company, resign as any Swing Line Lender. In the event of any such resignation by Bank of America as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender (as applicable) hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of such Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurodollar Rate Committed Loans under the Applicable Facility or fund risk participations in outstanding Swing Line Loans under the Applicable Facility pursuant to Sections 2.04(c), 2.08(e) and 2.12(e). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) such successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, of the resigning L/C Issuer outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.23(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the any Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.28 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.17 Designated Senior Indebtedness. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Indebtedness” (or any similar term) under, and as defined in, any Subordinated Indebtedness.

10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the

Administrative Agent and the Arranger, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any Loan Document and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices and Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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EXHIBIT B-1

EXISTING AGGREGATE REVOLVING COMMITMENTS,

AGGREGATE NEW VEHICLE FLOORPLAN COMMITMENTS AND

AGGREGATE USED VEHICLE FLOORPLAN COMMITMENTS

See attached.

EXHIBIT B-1

Existing Commitments

EXHIBIT B-2

REVISED SCHEDULE 2.01 TO CREDIT AGREEMENT

See attached.

EXHIBIT B-2

Revised Schedule 2.01 to Credit Agreement